UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

DST SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
February 27, 2018
To the Stockholders of DST Systems, Inc.:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of DST Systems, Inc. (“DST”) to be held at DST’s Broadway Conference Center, 1055 Broadway Street, Third Floor, Kansas City, MO 64105 on March 28, 2018, at 10:00 a.m. Central Time.
At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of January 11, 2018 (the “Merger Agreement”) by and among DST, SS&C Technologies Holdings, Inc. (“SS&C”), and Diamond Merger Sub, Inc. (“Merger Sub”), a wholly owned indirect subsidiary of SS&C. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into DST, with DST surviving the merger as a wholly owned indirect subsidiary of SS&C (the “Merger”). You also will be asked to consider and vote on (i) a non-binding advisory proposal to approve compensation that will or may become payable by DST to its named executive officers in connection with the merger and (ii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
If the Merger is completed, you will be entitled to receive $84.00 in cash, without interest, for each share of our common stock, par value $0.01, which we refer to as DST common stock, you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 29% to DST’s closing stock price on January 9, 2018, the last trading day prior to market rumors regarding the merger, (ii) approximately 35% to the volume weighted average stock price of DST common stock during the thirty (30) days ended January 9, 2018 and (iii) approximately 29% to the highest stock price of DST common stock during the fifty-two (52) week period ended January 9, 2018.
The receipt of cash in exchange for shares of DST common stock pursuant to the Merger will generally be a taxable transaction to “U.S. Holders” (as defined in “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger”) for United States federal income tax purposes. See “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of the accompanying proxy statement.
DST’s Board of Directors, after considering the reasons more fully described in this proxy statement and after consultation with independent legal and financial advisors, unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of DST and its stockholders, and adopted, approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board of Directors recommends that you vote:
(i)
“FOR” the proposal to adopt the Merger Agreement, thereby approving the transactions contemplated by the Merger Agreement, including the Merger;

(ii)
“FOR” the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by DST to its named executive officers in connection with the Merger; and

(iii)
“FOR” the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about DST from documents we file with the Securities and Exchange Commission from time to time.
Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of DST common stock. The failure of any stockholder to vote in person by ballot at the Special Meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
If you have any questions or need assistance voting your shares of DST common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling (888) 750-5834 toll-free.
On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

Stephen C. Hooley
President, Chief Executive Officer and Chairman of the Board
DST Systems, Inc.
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated February 27, 2018 and, together with the enclosed form of proxy card, is first being mailed to stockholders of DST on or about February 28, 2018.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 28, 2018
Notice is hereby given that a special meeting of stockholders of DST Systems, Inc. (the “Special Meeting”), a Delaware corporation (“DST”), will be held at DST’s Broadway Conference Center, 1055 Broadway Street, Third Floor, Kansas City, MO 64105 on March 28, 2018, at 10:00 a.m. Central Time for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2018 (the “Merger Agreement”), among DST, SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”), and Diamond Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SS&C (“Merger Sub”), as it may be amended from time to time, a copy of which is attached as Annex A to the proxy statement accompanying this notice, (the “Merger proposal”);

2.
To consider and vote on the proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable by DST to its named executive officers in connection with the Merger contemplated by the Merger Agreement (the “merger-related compensation proposal”); and

3.
To consider and vote on the proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “DST Adjournment proposal”).

Your vote is very important to us. The merger is conditioned on the receipt of, and we cannot consummate the merger unless the Merger proposal receives, the affirmative vote of a majority of the outstanding shares of DST common stock entitled to vote.
DST will transact no other business at the Special Meeting.
The affirmative vote of a majority of the shares of DST common stock outstanding and entitled to vote thereon is required to approve the Merger proposal, provided a quorum is present. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the merger-related compensation proposal, provided a quorum is present. The affirmative vote of a majority of the votes cast at the Special Meeting, whether or not a quorum is present, is required to approve the DST Adjournment proposal.
The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger proposal, but will not have any effect on the DST Adjournment proposal or the merger-related compensation proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger proposal, but will not have any effect on the DST Adjournment proposal or the merger-related compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger proposal, the DST Adjournment proposal and the merger-related compensation proposal.
Only stockholders of record as of the close of business on February 22, 2018 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 333 W. 11th, 5th Floor Kansas City, MO 64105 during regular business hours for a period of at least ten (10) days before the Special Meeting and at the place of the Special Meeting during the meeting.

Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of DST common stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.
The Board of Directors recommends that you vote (i) “FOR” the Merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the DST Adjournment proposal.
By Order of the Board of Directors,

Randall D. Young
Senior Vice President, General Counsel and Secretary
Dated: February 27, 2018

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.
If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-free: (888) 750-5835
Banks & Brokers may call collect: (212) 750-5833

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ii

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SUMMARY
This summary highlights selected information from this proxy statement related to the merger. This summary may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents incorporated by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 102. The merger agreement is attached as Annex A to this proxy statement.
Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “DST,” or “we,” “our,” “us” and similar words in this proxy statement refer to DST Systems, Inc. including, in certain cases, its subsidiaries. Throughout this proxy statement we refer to SS&C Technologies Holdings, Inc. as “SS&C” and to Diamond Merger Sub, Inc. as “Merger Sub”. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of January 11, 2018, as it may be amended from time to time, among DST, SS&C and Merger Sub, as the “merger agreement”. All references to the “merger” refer to the merger of Merger Sub with and into DST with DST surviving as a wholly owned indirect subsidiary of SS&C. DST, following completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation”.
Parties Involved in the Merger (page 29)
DST Systems, Inc.
DST Systems, Inc. is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. Combining unmatched industry knowledge, critical infrastructure and service excellence, DST helps companies master complexity in the world’s most demanding industries to ensure they continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements.
DST’s principal executive offices are located at 333 W. 11th, 5th Floor Kansas City, MO 64105.
DST was formed in 1969. Through reorganization in August 1995, DST is a corporation organized in the State of Delaware. DST’s common stock, par value $0.01 per share, which we refer to as DST common stock, is currently listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “DST.”
Additional information about DST and its subsidiaries is included in documents incorporated by reference in this proxy statement (see “Where You Can Find More Information” beginning on page 102) and on its website: www.dstsystems.com. The information provided or accessible through DST’s website is not part of, or incorporated by reference in, this proxy statement.
SS&C Technologies Holdings, Inc.
SS&C is a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. SS&C’s portfolio of software products and rapidly deployable software-enabled services allows SS&C’s clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. SS&C’s solutions enable their clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs.
SS&C’s principal executive offices are located at 80 Lamberton Road, Windsor, CT 06095.
SS&C was incorporated in Delaware in July 2005, as the successor to a corporation originally formed in Connecticut in March 1986. SS&C’s common stock trades on The NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “SSNC.”

Additional information about SS&C and its subsidiaries is included on its website: http://www.ssctech.com. The information provided or accessible through SS&C’s website is not part of, or incorporated by reference in, this proxy statement.
Diamond Merger Sub, Inc.
Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of SS&C, formed on January 5, 2018 for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.
Certain Effects of the Merger on DST (page 30)
Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into DST, with DST continuing as the surviving corporation and a wholly owned indirect subsidiary of SS&C.
Effect on DST if the Merger is Not Completed (page 30)
If the merger agreement is not adopted by DST stockholders or if the merger is not completed for any other reason, DST stockholders will not receive any payment for their shares of DST common stock. Instead, DST will remain a public company, DST’s common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and DST will continue to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC.
Under certain specified circumstances, DST will be required to pay SS&C a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88.
Merger Consideration (page 69)
If the merger is completed, at the time at which the merger will become effective, which we refer to as the effective time of the merger, and without any action on the part of the holder, each share of DST common stock issued and outstanding immediately prior to the effective time of the merger (other than (A) shares owned by (i) SS&C, Merger Sub or DST (which will be cancelled), (ii) any direct or indirect wholly owned subsidiary of DST or SS&C or (iii) stockholders who have properly demanded appraisal under the General Corporation Law of the State of Delaware, which refer to as the DGCL, and have not failed to perfect, nor effectively withdrawn or lost rights to appraisal under the DGCL, and (B) certain equity awards, the treatment of which is described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger — Treatment of Company Awards,” beginning on page 55, which, in the case of clauses (A) and (B) we refer to collectively as excluded shares), will be converted into the right to receive $84.00 per share in cash, which we refer to as the Merger Consideration, without interest and less any applicable withholding taxes. All shares, when so converted into the right to receive the Merger Consideration, will automatically be cancelled and will cease to exist.
As described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Merger Consideration — Exchange Procedures” beginning on page 71, on the date of the closing of the merger, SS&C shall deposit, or cause to be deposited, with a designated paying agent, as needed, cash to pay the Merger Consideration.
After the merger is completed, under the terms of the merger agreement, you will have the right to receive the Merger Consideration, but you no longer will have any rights as a DST stockholder as a result of the merger (except for the right to receive the Merger Consideration and except that stockholders who properly exercise and perfect their demand for appraisal will instead have such rights as granted by Section 262 of the DGCL, as described under the section entitled “Appraisal Rights” beginning on page 95).

The Special Meeting (page 25)
Date, Time and Place
The special meeting of our stockholders will be held at DST’s Broadway Conference Center, 1055 Broadway Street, Third Floor, Kansas City, MO 64105 on March 28, 2018, at 10:00 a.m. Central Time.
Purpose
At the special meeting, we will ask our stockholders of record as of the close of business on February 22, 2018 which we refer to as the record date, to vote on proposals (i) to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement, including the merger, which we refer to as the merger proposal, (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, to approve, by means of a non-binding, advisory vote, certain compensation that will or may become payable by DST to its named executive officers in connection with the completion of the merger, which we refer to as the merger-related compensation proposal, and (iii) to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the adjournment proposal.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock on the record date. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.
Quorum
As of the record date, there were approximately 59,319,166 shares of DST common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 29,659,584 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the merger proposal. Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting.
Share Ownership of DST Directors and Executive Officers
At the close of business on February 22, 2018 the record date, DST directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 793,907 shares of DST common stock (excluding any shares of DST common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 1.33% of the outstanding shares of DST common stock on that date. It is expected that DST’s directors and executive officers will vote their shares “FOR” the adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.
Voting of Proxies
Any DST stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the “beneficial owner” of shares held in “street name,” and you should instruct your broker, bank or other nominee on how you wish to vote your shares of DST common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, if you fail to instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee only has discretion to vote your shares on routine matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish to vote your shares.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of DST common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote.
Recommendation of Our Board of Directors and Reasons for the Merger (page 27)
The Board of Directors, after considering various factors described herein and after consultation with independent legal and financial advisors, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of DST and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.
The Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal.
Opinion of DST’s Financial Advisor (page 43)
In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as BofA Merrill Lynch, DST’s financial advisor, delivered to the Board of Directors a written opinion, dated January 10, 2018, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of DST common stock of the merger consideration to be received by such holders. The full text of the written opinion, dated January 10, 2018, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Board of Directors (in its capacity as such) for the benefit and use of the Board of Directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to DST or in which DST might engage or as to the underlying business decision of DST to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any other matter.
For a more complete description, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of DST’s Financial Advisor” beginning on page 43.
Financing of the Merger (page 62)
The merger is not conditioned on SS&C’s ability to obtain financing. SS&C and Merger Sub have represented to DST that they will have sufficient funds at the closing of the merger, which we refer to as the closing, to pay all cash amounts required to be paid by SS&C and Merger Sub pursuant to the terms of the merger agreement, to pay any indebtedness of DST required to be repaid, redeemed, cancelled, terminated or otherwise satisfied or discharged in connection with the merger, and any premiums and fees in connection therewith, and to pay all fees, costs and expenses required to be paid by SS&C related to the transactions contemplated by the merger agreement. SS&C expects to finance the merger through proceeds from debt financing and/or equity financing. SS&C will use reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and to obtain the proceeds of the debt financing on the terms and conditions described in the commitment documents. DST must use its reasonable best efforts to cooperate with SS&C prior to closing, as reasonably requested by SS&C and at SS&C’s sole expense, in its efforts to consummate the financing of the transactions contemplated by the merger agreement.
Concurrently with the signing of the merger agreement, SS&C Technologies, Inc., a wholly-owned subsidiary of SS&C, entered into a commitment letter, dated January 11, 2018, as amended and restated on January 23, 2018 and as further amended and restated on February 15, 2018, which we refer to as the Commitment Letter, with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank N.A. and Royal Bank of Canada, which we collectively refer to as the Commitment Parties, in connection with the merger. Pursuant to the Commitment Letter, the Commitment Parties have committed to provide to SS&C Technologies, Inc. (a) senior secured credit facilities comprised of  (i) a senior secured term loan B facility to be made available to SS&C Technologies, Inc., in an aggregate principal amount equal to $6.873 billion less the aggregate principal amount of the Term B-2 Facility described below, which we refer to as the Term B-1 Facility, (ii) a senior secured term loan B facility to be made available to SS&C Technologies Holdings Europe S.a r.L and SS&C European Holdings S.a r.L, each a wholly owned subsidiary of SS&C, in an aggregate principal amount between $1.300 billion and $1.700 billion as determined by SS&C Technologies, Inc., which we refer to as the Term Loan B-2 Facility, and together with the Term B-1 Facility, the Term Loan Facilities; and (iii) a senior secured revolving credit facility to be made available to SS&C Technologies, Inc. in an aggregate principal amount of  $250 million, which we refer to as the Revolving Facility and, together with the Term Loan Facilities, the Senior Secured Credit Facilities; and (b) a senior unsecured bridge loan facility up to an aggregate principal amount of $1.250 billion, which we refer to as the Bridge Facility, and together with the Senior Secured Credit Facilities, the Debt Facilities to the extent the aggregate gross proceeds from the issuance of senior unsecured notes, which we refer to as the Notes, in a public offering or private placement and/or the issuance of shares of SS&C’s common stock, which we refer to as the Equity Securities, in a public offering is less than $1.250 billion.
The aggregate amounts of the Senior Secured Credit Facilities are subject to reduction on a dollar-for-dollar basis to the extent SS&C is able to enter into an amendment to its credit agreement, dated as of July 8, 2015, as amended, restated, supplemented or otherwise modified from time to time, by and among SS&C, SS&C Technologies, Inc., SS&C Technologies Holdings Europe S.a r.L and SS&C European Holdings S.a r.L, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent, as described in the Commitment Letter.
The aggregate amounts of the Term B-1 Facility and the Bridge Facility are subject to reduction on a dollar-for-dollar basis to the extent SS&C is able to enter into a successful consent solicitation to its Indenture, dated as of July 8, 2015, by and among SS&C, certain of its subsidiaries and Wilmington Trust, National Association, that governs its existing senior notes, as described in the Commitment Letter.
The Commitments Parties’ obligations to provide the Debt Facilities are subject to a number of customary conditions precedent, including entry into customary documentation and completion of a customary marketing period.
The Commitment Parties’ commitments with respect to the Debt Facilities will terminate on the earliest of  (a) 5:00 p.m., New York City time, on July 11, 2018, which we refer to as the Outside Date, (provided, that if the end date has been extended under the merger agreement, the Outside Date shall be November 11, 2018), unless on or prior to such time the transactions have been consummated, (ii) the Commitment Parties’ commitments with respect to the Bridge Facility only, on a dollar-for-dollar basis on the date of the issuance of the Notes (including into escrow) and/or Equity Securities in lieu of a borrowing thereunder, (iii) the date of termination of the merger agreement or (iv) the consummation of the acquisition without the use of the Senior Secured Credit Facilities or the Bridge Facility.
SS&C currently intends to finance (a) the payment of the merger consideration and associated fees and expenses, (b) the refinancing of the indebtedness outstanding under SS&C’s and DST’s existing credit agreements, indentures and note purchase agreements and (c) the payment of fees and expenses with respect to the merger and the financing with (i) cash on hand and (ii) proceeds from the Debt Facilities and/or the issuance of Notes and/or Equity Securities, as applicable.
Treatment of Company Awards (page 55)
The merger agreement provides that DST’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:
Treatment of Options
Upon completion of the merger, each option with respect to shares of DST common stock, which we refer to as an Option, that is outstanding, vested and unexercised as of immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as reasonably practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the excess, if any, of the Merger Consideration (without interest) over the exercise price per share of DST common stock of such vested option, multiplied by (y) the number of shares of DST common stock subject to such vested option less applicable withholding taxes. Each vested Option with an exercise price equal to or greater than the Merger Consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration.
Upon completion of the merger, each unvested Option that is outstanding as of immediately prior to the closing will be converted automatically into an option to purchase the number of shares of SS&C common stock, which we refer to as a Rollover Option, equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to such unvested Option immediately prior to the closing by (y) the Equity Award Exchange Ratio, which is the quotient obtained by dividing (a) the Merger Consideration by (b) the average, rounded to the nearest one ten thousandth, of the closing-sale prices of SS&C common stock on NASDAQ as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the closing, rounded to the nearest one ten thousandth, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover Option will have an exercise price per share of SS&C common stock (rounded up to the nearest whole cent) equal to (1) the per share exercise price for the shares of DST common stock subject to such unvested Option divided by (2) the Equity Award Exchange Ratio. Each Rollover Option will otherwise be subject to the same terms and conditions applicable to the unvested Option under the applicable DST stock plan and award agreement.
Treatment of Performance Stock Units
Upon completion of the merger, each vested performance stock unit that is outstanding immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock that would be delivered in respect of such vested performance stock unit based on actual performance through to the effective date of the merger, subject to any required tax withholding); provided, that to the extent that any such vested performance stock unit constitutes nonqualified deferred compensation under Section 409A of the Internal Revenue Code, which we refer to as Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A.
Upon completion of the merger, each unvested performance stock unit that is outstanding immediately prior to the closing will be converted automatically into a restricted stock unit with respect to a number of shares of SS&C common stock, which we refer to as a Rollover PSU, equal to the product obtained by multiplying (x) the number of shares of DST common stock that would be delivered in respect of such unvested performance stock unit based on actual projected performance through to the effective date of the merger (equal to 124% of target for performance stock units granted in 2016, and 200% of target for performance stock units granted in 2017) by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover PSU will otherwise be subject to the same terms and conditions applicable to the unvested performance stock unit under the applicable DST stock plan and award agreement, including time-vesting requirements, but excluding any performance-vesting requirements.
Treatment of Restricted Stock Units
Upon completion of the merger, each vested restricted stock unit outstanding immediately prior to the closing will be canceled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock subject to the vested restricted stock unit (subject to any required tax withholding); provided, that to the extent that any such vested restricted stock unit constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A.
Upon completion of the merger, each unvested restricted stock unit that is outstanding immediately prior to the closing (including restricted stock units that will comprise the annual equity awards to be granted by DST in February 2018) will be converted automatically into a restricted stock unit with respect to a number of shares of SS&C common stock, which we refer to as a Rollover RSU, equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to the unvested restricted stock unit immediately prior to the closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover RSU will otherwise be subject to the same terms and conditions applicable to the unvested restricted stock unit under the applicable DST stock plan and award agreement.
Treatment of Cash Awards
Each vested long-term cash award that is outstanding as of immediately prior to the closing will be cancelled at the closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) in the amount set forth in the applicable notice of grant and award agreement; provided, that to the extent that any such vested long-term cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A. Each unvested long-term cash award that is outstanding as of immediately prior to the closing will remain outstanding and subject to the same terms and conditions as in effect immediately prior to the closing.
Treatment of Rollover Equity Under DST Stock Plans
Pursuant to the terms of DST’s stock plans, which include the DST Systems, Inc. 2015 Equity and Incentive Plan, which we refer to as the 2015 Plan, and the DST Systems, Inc. 2005 Equity and Incentive Plan, which we refer to as the 2005 Plan, the vesting of each Rollover Option, Rollover RSU and Rollover PSU outstanding as of the date of the merger agreement, including Rollover Options, Rollover RSUs, and Rollover PSUs held by any executive officer, will accelerate and vest in the event of a qualifying termination of employment that occurs during the three-year period following the change in control.
Interests of the Directors and Executive Officers of DST in the Merger (page 54)
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of DST. These interests may include the following:

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Continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation for a period of six years from the effective time of the merger.

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The treatment of outstanding equity awards described above under the section entitled “Summary — Treatment of Company Awards” beginning on page 6.

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The entitlement of Stephen C. Hooley and Randall D. Young to receive payments and benefits upon certain terminations of employment under their respective employment agreements with DST, as follows:

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Triggering Events following a Change in Control: Under each employment agreement, during the three years after a change in control, which we refer to as the Severance Period, if the executive’s employment is terminated by DST without cause or if the executive resigns for good reason, then the executive is entitled to receive the following amounts:

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Cash Severance: The executive is entitled to receive a lump sum payment equal to the salary the executive would have received for the remainder of the Severance Period (but in no event less than one year salary).

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Benefit Continuation and Annual Incentives: Mr. Hooley and Mr. Young are entitled to continued participation in DST’s benefit plans for the Severance Period on the basis of the executive’s participation on the date of the change in control, or if any plan would not permit continued participation, a lump sum cash payment equal to the amount of the benefits the executive would have received if he was fully vested and a continuing participant in such plan through the Severance Period. With respect to annual incentives, the lump sum would equal the aggregate amount of the annual incentives the executive would have received during the Severance Period, assuming target achievement (prorated for the final performance year if the period ends partially through a performance year).

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Certain 280G Gross-ups and Best-Net Cutback Provisions: Messrs. Hooley and Young’s employment agreements provide that they are eligible for a gross-up payment relating to the golden parachute payment tax imposed by Section 4999 of the Internal Revenue Code, which we refer to as the Code. Any gross-up payment is intended to put the executive in the same after-tax position as if he had not been subject to the parachute tax. For Mr. Hooley, the potential parachute payment is generally subject to a scaleback equal to the largest amount that can be paid without triggering the parachute tax. If the payment is scaled back, there would be no parachute tax and no gross-up payment. However, if Mr. Hooley would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were scaled back, the cap does not apply and he is entitled to a gross-up payment, not to exceed five times the parachute tax.

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Separation Agreements. Messrs. Hooley and Young have each entered into a separation agreement, which we refer to collectively as the separation agreements. Under the separation agreements, upon the effective time of the merger, Messrs. Hooley and Young’s employment with DST will be terminated for “good reason” (pursuant to their employment agreements as described above). In satisfaction of all obligations of DST under their employment agreements (as described above), Messrs. Hooley and Young will receive the cash severance and benefits described above on the closing date. In addition, in lieu of conversion of any of Messrs. Hooley and Young’s outstanding RSUs and PSUs into SS&C equity awards, such awards shall be converted into cash (based upon a cash price of  $84.00 per share) and paid in a cash lump sum on the closing date, provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any six month delay required by Section 409A.

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The entitlement of certain executive officers, including Gregg Wm. Givens, Jonathan J. Boehm, Vercie L. Lark, Edmund J. Burke, Maria Mann and Mary E. Sweetman, to receive payments and benefits upon qualifying terminations of employment under the DST Systems, Inc. Executive Severance Plan, which we refer to as the Executive Severance Plan, as follows:

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Triggering Events following a Change in Control: During the two years following a change in control, an executive who is involuntarily terminated by DST without cause and other than as a result of the executive’s death or disability, or who is terminated as a result of a constructive termination will be entitled to receive the following amounts:

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Cash Payment: DST will pay the executive within sixty days of the qualifying termination, a single lump sum cash payment equal to: (1) two times the executive’s annual base salary as of the date of termination; (2) two times the executive’s target annual bonus amount; (3) two times the DST-paid portion of the COBRA continuation premium costs to cover the executive and the executive’s dependents for twelve months; plus (4) a pro rata portion of the annual incentive bonus that the executive would have received for the performance year during which the executive’s termination occurred, assuming target level achievement of performance goals.

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Outplacement Services: DST will reimburse the executive for all reasonable outplacement counseling services during the eighteen month period following the qualifying termination, up to $25,000.

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Reimbursement of Certain Taxes: DST will cut back the executive’s parachute payment if such cutback is more favorable to the executive than application of the excise taxes.

If the proposal to adopt the merger agreement is approved by our stockholders and the merger closes, under the terms of the merger agreement, any shares of DST common stock held by our directors and executive officers, including such shares held following the vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of DST common stock held by all other stockholders of DST entitled to receive the per share merger consideration.
Appraisal Rights (page 95)
Any shares of DST common stock that are issued and outstanding immediately prior to the effective time of the merger and as to which the holders thereof have not voted in favor of the merger and are entitled to demand and properly demand appraisal of such shares of DST common stock pursuant to Section 262 of the DGCL and, as of the effective time of the merger, have neither failed to perfect, nor effectively withdrawn or lost rights to appraisal under the DGCL, which we refer to as dissenting shares, will not be converted into the right to receive the per share merger consideration, unless and until such holder will have effectively withdrawn or lost such holder’s right to appraisal under the DGCL, at which time such shares of DST common stock will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time of the merger, the per share merger consideration, without interest and after giving effect to any required tax withholdings, and such DST shares will not be deemed dissenting shares, and such holder thereof will cease to have any other rights with respect to such DST shares. Each holder of dissenting shares will only be entitled to such consideration as may be due with respect to such dissenting shares pursuant to Section 262 of the DGCL.
To exercise your appraisal rights, you must submit a written demand for appraisal to DST before the vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of DST common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of DST common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. Stockholders should refer to the discussion under the section entitled “Appraisal Rights” beginning on page 95 and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex C to this proxy statement.

U.S. Federal Income Tax Consequences of the Merger (page 63)
The exchange of DST common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63) of DST common stock who exchanges shares of DST common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder, the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.
This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your own tax advisor to determine the particular tax consequences to you of the merger.
Regulatory Approvals (page 65)
DST and SS&C have agreed to use their reasonable best efforts to cooperate with each other party in taking any and all actions, and to do all things reasonably necessary, appropriate or desirable, to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including obtaining any requisite approvals. These approvals include approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, the competition law of Ireland, the Financial Industry Regulatory Authority, which we refer to as FINRA, the United Kingdom’s Financial Conduct Authority, which we refer to as the FCA, the Central Bank of Ireland and Luxembourg’s Commission de Surveillance du Secteur Financier. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.
Transaction Litigation (page 83)
Subject to entry into a customary joint defense agreement, DST will give prompt notice to SS&C of litigation relating to the merger and the other transactions contemplated by the merger agreement, keep SS&C reasonably informed and give SS&C the opportunity to consult with DST and participate in the defense or settlement of any stockholder litigation against DST or any of its subsidiaries and/or any of their respective directors or officers. DST will not compromise, settle, offer to compromise or settle or come to an arrangement regarding any such stockholder litigation without SS&C’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
No Solicitation (page 77)
As of the date of the merger agreement, DST agreed to immediately cease any existing solicitations, discussions or negotiations with any parties that may have been ongoing with respect to an alternative proposal (as described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — No Solicitation” beginning on page 77) or any proposal that would be reasonably expected to result in an alternative proposal.
Under the merger agreement, DST is generally not permitted to solicit or discuss alternative proposals with third parties, subject to certain exceptions.
Except as otherwise provided in the merger agreement, DST may not, and has agreed to cause its subsidiaries and its and its subsidiaries’ directors, officers, managers and employees not to, and has agreed to instruct, and use reasonable best efforts to cause, its and its subsidiaries’ representatives not to, directly or indirectly:

•
solicit, initiate or knowingly facilitate or knowingly encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an alternative proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited (such as answering unsolicited phone calls, but not proceeding to engage in a substantive conversation) shall not be deemed to “facilitate”);

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furnish non-public information regarding DST or any of its subsidiaries or afford access to the business, properties, assets, books or records of DST or any of its subsidiaries to any person in connection with an alternative proposal;

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enter into or participate in any discussions or negotiations with any person with respect to an alternative proposal;

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approve, agree to, accept, endorse or recommend any alternative proposal;

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effect any adverse recommendation change (as defined under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Change of Recommendation” beginning on page 79);

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enter into any agreement, letter of intent, term sheet or other similar instrument providing for any alternative proposal (except for confidentiality agreements that meet certain conditions);

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fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of DST or any of its subsidiaries; or

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approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL.

At any time before the special meeting, in the event that DST receives a bona fide alternative proposal from any third party that was not solicited in violation of the merger agreement by DST and that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such alternative proposal constitutes or could reasonably be expected to lead to a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with the Board of Directors’ exercise of their fiduciary duties under applicable law, DST may:
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furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of DST and its subsidiaries to any person in response to such alternative proposal, pursuant to the prior execution of a confidentiality agreement that meets certain conditions; and

•
enter into and maintain discussions or negotiations with any person with respect to such alternative proposal.

Change of Recommendation (page 79)
The Board of Directors has made the recommendation that the holders of shares of DST common stock vote “FOR” the merger proposal.
The merger agreement provides that the Board of Directors may generally not effect a change of recommendation. However, prior to the special meeting, the Board of Directors, in certain circumstances and subject to certain limitations set forth in the merger agreement may (i) make an adverse recommendation (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Change of Recommendation”) in connection with an alternative proposal (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — No Solicitation”) that constitutes a superior proposal (as defined in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — No Solicitation”) or in connection with an intervening event that was not known to or reasonably foreseeable to DST as of prior to the date of the merger agreement, or (ii) cause DST to terminate the merger agreement in order to enter into a definitive agreement relating to an alternative proposal that constitutes a superior proposal, in each case, as more fully described in the section entitled “Proposal 1: Adoption of the Merger Agreement —

Terms of the Merger Agreement — Additional Agreements — Change of Recommendation” and in each case, subject to specified obligations to SS&C to negotiate and consider in good faith any revisions to the merger agreement proposed by SS&C as more fully described in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Change of Recommendations.”
If the Board of Directors makes an adverse recommendation change under the merger agreement, SS&C may terminate the merger agreement and receive a termination fee from DST as further described under “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88.
The merger agreement provides that the Board of Directors may generally not effect a change of recommendation. However, prior to obtaining stockholder approval, the Board of Directors, in certain circumstances and subject to certain limitations set forth in the merger agreement may make an adverse recommendation in connection with an alternative proposal that constitutes a superior proposal or in connection with an intervening event that was not known to or reasonably expected by the Board of Directors as of prior to the date of the merger agreement. If the Board of Directors makes an adverse recommendation change under the merger agreement, SS&C may terminate the merger agreement and receive a termination fee from DST as further described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88.
Prior to obtaining stockholder approval, the Board of Directors may also, in certain circumstances and subject to certain limitations set forth in the merger agreement, cause DST to terminate the merger agreement in order to enter into a definitive agreement relating to an alternative proposal that constitutes a superior proposal, in each case, subject to specified obligations to SS&C to negotiate and consider in good faith any revisions to the merger agreement proposed by SS&C.
For a more complete description, please see the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Change of Recommendations” beginning on page 79.
Conditions to the Closing of the Merger (page 85)
The following are some of the conditions that must be satisfied or waived before the merger may be consummated:
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receipt of DST stockholder approval of the merger agreement and the transactions contemplated thereby;

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no applicable law or judgment, preliminary, temporary or permanent, or other legal restraint or prohibition and no action, proceeding, binding order or determination by any governmental entity shall be in effect or pending that prevents or seeks to prevent, enjoins, makes illegal or prohibits the consummation of the merger and the other transactions contemplated by the merger agreement;

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the waiting period (and any extension thereof) applicable to the merger under the HSR Act has been terminated or has expired and any required filings, consents, approvals, authorizations, clearances or other actions under the antitrust laws applicable to the merger in Ireland shall have been made, obtained or taken, and any applicable waiting periods thereunder shall have expired or been terminated;

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all of the required financial regulatory approvals (described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Regulatory Approvals” beginning on page 65) shall have been obtained and be in full force and effect;

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FINRA shall have approved each application filed by a broker-dealer pursuant to the terms of the merger agreement (described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Regulatory Approvals” beginning on page 65);

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the accuracy of the representations and warranties of DST, SS&C and Merger Sub in the merger agreement, subject in some instances to materiality or “material adverse effect” qualifiers, as of the closing date of the merger;

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the performance in all material respects by DST, on the one hand, and SS&C and Merger Sub, on the other hand, of their respective obligations under the merger agreement at or prior to the closing; and

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the receipt by DST and SS&C of a certificate of an executive officer of the other party, certifying that the respective conditions relating to such party set forth in the preceding bullet points have been satisfied.

Termination of the Merger Agreement (page 86)
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:
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by the mutual written consent of SS&C and DST;

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by either SS&C or DST:

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if the merger is not consummated on or before July 11, 2018, which we refer to as the end date, unless all conditions are satisfied other than regulatory approvals, in which case, either DST or SS&C may extend the end date to November 11, 2018;

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upon the issuance by any governmental entity of a final and non-appealable legal restraint making the transactions illegal; or

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if the requisite affirmative vote of DST’s stockholders is not obtained at the meeting of the stockholders or any adjournment or postponement thereof.

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by DST:

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prior to receipt of the requisite affirmative vote of DST’s stockholders, in order to enter into a definitive written agreement providing for a superior proposal, provided that DST pays a termination fee of  $165 million to SS&C prior to or simultaneously with such termination; or

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if SS&C or Merger Sub has breached any representation, warranty or covenant, such that the conditions relating to the accuracy of SS&C and Merger Sub’s representations and warranties or performance of covenants would fail to be satisfied (subject to a 30 day cure period).

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by SS&C:

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prior to the meeting of DST’s stockholders in the event that the Board of Directors makes an adverse recommendation change; or

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if DST has breached any representation, warranty or covenant, such that the conditions relating to the accuracy of DST’s representations and warranties or performance of covenants would fail to be satisfied (subject to a 30 day cure period).

Termination Fee (page 88)
Under the merger agreement, DST will be required to pay a termination fee of  $165 million in connection with a termination of the merger agreement under specified circumstances. In no event will DST be required to pay the termination fees described above on more than one occasion.
Expenses Reimbursement (page 88)
If DST fails promptly to pay any amount due to SS&C in connection with a termination described above, it shall also pay any costs and expenses incurred by SS&C or Merger Sub in connection with a legal action to enforce the merger agreement that results in a judgment against DST for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date that such fee, cost or expense was required to be paid to (but excluding) the payment date.

Expenses (page 88)
Except for the provisions described above under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Expense Reimbursement” beginning on page 88 and as specifically provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated thereby.
Specific Performance (page 89)
The parties are entitled to injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or equity.
Market Prices and Dividend Data (page 92)
On January 9, 2018, the last trading day prior to the market rumors of a potential transaction, the closing price of our common stock was $65.15 per share. On February 22, 2018 the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $83.04 per share.
Under the terms of the merger agreement, from January 11, 2018 until the effective time of the merger, DST may not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other equity interests or voting securities without SS&C’s prior written consent.
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a DST stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 102. The merger agreement is attached as Annex A to this proxy statement.
Q:
Why am I receiving these materials?

A:
On January 11, 2018, DST entered into the merger agreement providing for the merger of Merger Sub, with and into DST, with DST surviving the merger as an indirect wholly owned subsidiary of SS&C. The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of DST common stock in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:
What is the proposed merger and what effects will it have on DST?

A:
The proposed merger is the acquisition of DST by SS&C through the merger of Merger Sub with and into DST pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the requisite number of holders of DST common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into DST, with DST continuing as the surviving corporation. As a result of the merger, DST will become a wholly owned indirect subsidiary of SS&C and you will no longer own shares of DST common stock. DST expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act. Thereafter, DST would no longer be a publicly traded company.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $84.00 in cash, without interest, for each share of DST common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of DST common stock, you will receive $8,400.00 in cash in exchange for your shares of DST common stock, less any applicable withholding taxes. In no case will you own shares in the surviving corporation.

Q:
When and where is the special meeting?

A:
The special meeting will take place on March 28, 2018, at 10:00 a.m. Central Time at DST’s Broadway Conference Center, 1055 Broadway Street, Third Floor, Kansas City, MO 64105.

Q:
Who is entitled to vote at the special meeting?

A:
Only DST stockholders of record as of the close of business on February 22, 2018 or their duly appointed proxies, and “street name” holders (whose shares are held through a broker, bank or other nominee) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of DST common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of DST common stock that such holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of DST common stock, such as a recent bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
Q:
What matters am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Merger Sub will merge with and into DST, and DST will become a wholly owned indirect subsidiary of SS&C;

•
To approve, by a non-binding, advisory vote, compensation that will or may become payable by DST to its named executive officers in connection with the merger; and

•
To approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
How does DST’s Board of Directors recommend that I vote?

A:
The Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 39 and after consultation with independent legal and financial advisors, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of DST and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors’ determination was unanimous.

The Board of Directors recommend that you vote
•
“FOR” the merger proposal;

•
“FOR” the merger-related compensation proposal; and

•
“FOR” the adjournment proposal.

Q:
How does the per share merger consideration compare to the market price of DST common stock prior to the date on which market rumors of a potential transaction occurred?

A:
The per share merger consideration represents a premium of  (i) approximately 29% to DST’s closing stock price on January 9, 2018, the last trading day prior to the market rumors of a potential transaction, (ii) approximately 35% to the volume weighted average stock price of our common stock during the thirty (30) days ended January 9, 2018 and (iii) approximately 29% to the highest stock price of our common stock during the fifty-two (52) week period ended January 9, 2018.

Q:
Will DST continue to pay a quarterly dividend until the completion of the merger?

A:
Under the terms of the merger agreement, from January 11, 2018 until the effective time of the merger, DST may not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other equity interests or voting securities without SS&C’s prior written consent.

Q:
Does SS&C have the financial resources to complete the merger?

A:
Yes. SS&C and Merger Sub have represented to DST that they will have sufficient funds at the closing to pay all cash amounts required to be paid by SS&C and Merger Sub pursuant to the terms of the merger agreement, to pay any indebtedness of DST required to be repaid, redeemed, cancelled, terminated or otherwise satisfied or discharged in connection with the merger and any premiums and fees in connection therewith and to pay all fees, costs and expenses required to be paid by SS&C related to the transactions contemplated by the merger. In connection with the execution of the merger agreement, SS&C has delivered to DST a copy of the executed debt commitment letter, dated as of January 11, 2018 and amended and restated as of January 23, 2018 and as further amended and restated on February 15, 2018, providing for debt financing in an aggregate principal amount equal to $7.123 billion. In addition SS&C intends to finance the acquisition with $1.250 billion in aggregate gross proceeds from the issuance of senior unsecured senior notes in a public offering or private placement and/or the issuance of shares of SS&C’s common stock in a public offering, and to the extent that the aggregate gross proceeds from the issuance of such notes and/or equity securities is less than $1.250 billion, a senior unsecured bridge loan facility up to an aggregate principal amount of $1.250 billion is available to SS&C pursuant to the terms of the debt commitment letter.
Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of your common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
I do not know where my stock certificates are, how will I get the merger consideration for my shares of DST common stock?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:
What happens if I sell or otherwise transfer my shares of DST common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of your DST common stock after the record date but before the special meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies DST in writing of such special arrangements, you will transfer the right to receive the per share merger consideration if the merger is completed to the person to whom you sell or transfer your shares of DST common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of DST common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to complete the merger before the end of the second quarter of calendar year 2018. However, the exact timing of completion of the merger cannot be predicted because the completion of the merger is subject to conditions, including the adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by DST stockholders or if the merger is not completed for any other reason, DST stockholders will not receive any payment for their shares of DST common stock. Instead, DST will remain an independent public company, your shares of DST common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and DST will continue to file periodic reports with the SEC.

Under specified circumstances, DST will be required to pay SS&C a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88.
Q:
Are there any other risks to me from the merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the merger. See the section entitled “Forward-Looking Statements” beginning on page 23.

Q:
Do any of DST’s directors or officers have interests in the merger that may differ from those of DST stockholders generally?

A:
Yes. For a description of the interests of our directors and executive officers in the merger, see “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger” beginning on page 54.

Q: What vote is required to adopt the merger agreement?
A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the merger proposal. As of the record date, there were approximately 59,319,166 shares of DST common stock issued and outstanding. Each holder of DST common stock is entitled to one vote per share of stock owned by such holder as of the record date.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. An abstention will also have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:
What vote is required to approve the merger-related compensation proposal and the adjournment proposal?

A:
Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting.
The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the merger-related compensation proposal or the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will not have any effect on the merger-related compensation proposal or the adjournment proposal. An abstention will have the same effect as a vote “AGAINST” the merger-related compensation proposal and the adjournment proposal.
Q:
What happens if the merger-related compensation proposal is not approved?

A:
Approval of the merger-related compensation proposal is not a condition to completion of the merger. The vote is an advisory vote and is not binding. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, DST may still pay such compensation to its named executive officers in accordance with the terms and conditions applicable to such compensation.

Q:
What constitutes a quorum?

A:
As of the record date, there were 59,319,166 shares of DST common stock outstanding and entitled to vote at the special meeting. The presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. As a result, in order to have a quorum at the special meeting, at least 29,659,584 shares of our common stock must be represented by stockholders present in person or by proxy at the special meeting. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of DST common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by DST.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of DST common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
Q:
How may I vote?

A:
If you are a stockholder of record, there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at the address on your proxy card;

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of DST common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.
Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of DST common stock by proxy. If you are a stockholder of record or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of DST common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me? What are broker non-votes?

A:
Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of DST common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will be counted as a vote “AGAINST” the merger proposal, but will have no effect on the adjournment or merger-related compensation proposals. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
Delivering a written notice of revocation to our Secretary;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on March 27, 2018. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of DST common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of DST common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of DST common stock is called a “proxy card.” The Board of Directors has designated the Proxy Committee, and each of them with full power of substitution, as proxies for the special meeting. The Proxy Committee members are Gregg Wm. Givens, Senior Vice President, Chief Financial Officer and Treasurer; Randall D. Young, Senior Vice President, General Counsel, and Secretary, and Aisha Reynolds, Managing Counsel and Assistant Secretary.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board of Directors with respect to each proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Who will count the votes?

A:
All votes will be counted by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting and will separately count affirmative and negative votes, abstentions and broker non-votes.

Q:
Where can I find the voting results of the special meeting?

A:
DST intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four (4) business days following the special meeting. All reports that DST files with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 102.

Q:
Will I be subject to U.S. federal income tax upon the exchange of DST common stock for cash pursuant to the merger?

A:
The exchange of DST common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63) of DST common stock who exchanges shares of DST common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger”), the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the merger, see “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63.
This proxy statement contains a general discussion of United States federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your own tax advisor to determine the particular tax consequences to you of the merger.

Q:
What will the holders of outstanding DST equity awards receive in the merger?

A:
For information regarding the treatment of DST’s outstanding equity awards, see the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Merger Consideration — Treatment of Company Awards” beginning on page 69.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is adopted by DST’s stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of DST common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the “fair value” of the shares of DST common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of DST common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-free: (888) 750-5835
Banks & Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions that are intended to identify information that is not historical in nature. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved.
These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•
DST may be unable to obtain stockholder approval as required for the merger;

•
conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise;

•
a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger;

•
the merger may involve unexpected costs, liabilities or delays;

•
the business of DST may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger;

•
legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to DST;

•
DST may be adversely affected by other general industry, economic, business, and/or competitive factors;

•
there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger;

•
the risk that the merger agreement may be terminated in certain circumstances that require us to pay SS&C a termination fee of  $165 million;

•
risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger;

•
the risk that our stock price may decline significantly if the merger is not completed;

•
risks associated with the financing of the transaction;

•
the fact that DST’s stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of DST’s current strategy as an independent company; and

•
there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DST’s financial condition, results of operations, credit rating or liquidity.
There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.
All of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find More Information” beginning on page 102).
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. DST stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the special meeting of stockholders or at any adjournments or postponements thereof.
Date, Time and Place
We will hold the special meeting on March 28, 2018, at 10:00 a.m. Central Time, at DST’s Broadway Conference Center, 1055 Broadway Street, Third Floor, Kansas City, MO 64105.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the record date to vote on the following proposals:
Proposal 1 — Adoption of the Merger Agreement. To consider and vote on the merger proposal;
Proposal 2  —  Approval, on an Advisory (Non-Binding Basis), of Certain Compensatory Arrangements with Named Executive Officers. To consider and vote on the merger-related compensation proposal; and
Proposal 3  —  Adjournment of the Special Meeting. To consider and vote on the adjournment proposal.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on February 22, 2018 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 333 W. 11th, 5th Floor Kansas City, MO 64105, during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the special meeting.
As of the record date, there were approximately 59,319,166 shares of DST common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 29,659,584 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.
In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned or postponed to a later date to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the merger proposal. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.
Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting.
If you abstain from voting, the abstention will have the same effect as if you voted “AGAINST” the merger proposal, the merger-related compensation proposal and the adjournment proposal.
If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will count as a vote “AGAINST” the merger proposal, but will have no effect on the merger-related compensation proposal and the adjournment proposal.
Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of DST common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. However, if there are any broker non-votes, then such broker non-votes will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. If there are any broker non-votes, then such broker non-votes will be counted as a vote “AGAINST” the merger proposal, but will have no effect on the merger-related compensation proposal and the adjournment proposal.
Shares Held by DST’s Directors and Executive Officers
As of the record date, DST directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 793,907 shares of DST common stock (excluding any shares of DST common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 1.33% of the outstanding shares of DST common stock on that date. It is expected that DST’s directors and executive officers will vote their shares “FOR” the adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.
Voting of Proxies
If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal. No proxy that is specifically marked against the merger proposal will be voted in favor of the merger-related compensation, unless it is specifically marked “FOR” the approval of such proposal.
If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will have the same effect as if you voted “AGAINST” the merger proposal but will not have any effect on the adjournment proposal or the merger-related compensation proposal.

Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
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Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

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Delivering a written notice of revocation to our Secretary;

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Signing another proxy card with a later date and returning it to us prior to the special meeting; or

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Attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on March 27, 2018. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of DST common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow DST stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 39, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of DST and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.
The Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal.
Tabulation of Votes
All votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
The expense of soliciting proxies in the enclosed form will be borne by DST. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $25,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated before the end of the second quarter of calendar year 2018.

Attending the Special Meeting
Only DST stockholders of record on the record date, or their duly appointed proxies, and “street name” holders (whose shares are held through a broker, bank or other nominee) who provide evidence of their beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of DST common stock as of the record date for the special meeting, may attend the special meeting in person.
All DST stockholders should also bring photo identification, such as a driver’s license or passport. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.
Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
Assistance
If you need assistance in completing your proxy card or have questions regarding DST’s special meeting, please contact Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor New York, New York 10022 or by telephone. Stockholders may call toll-free at (888) 750-5834 and banks and brokers may call collect: (212) 750-5833.
Rights of Stockholders Who Seek Appraisal
If the merger is adopted by DST stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of DST common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the “fair value” of the shares of DST common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must submit a written demand for appraisal to DST before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of DST common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of DST common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

PARTIES INVOLVED IN THE MERGER
DST Systems, Inc.
DST Systems, Inc. is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. Combining unmatched industry knowledge, critical infrastructure and service excellence, DST helps companies master complexity in the world’s most demanding industries to ensure they continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements.
DST’s principal executive offices are located at 333 W. 11th, 5th Floor Kansas City, MO 64105.
DST was formed in 1969. Through a reorganization in August 1995, DST is a corporation organized in the State of Delaware. DST’s common stock is currently listed on the NYSE under the symbol “DST.”
Additional information about DST and its subsidiaries is included in documents incorporated by reference in this proxy statement (see “Where You Can Find More Information” beginning on page 102) and on its website: www.dstsystems.com. The information provided or accessible through DST’s website is not part of, or incorporated by reference, in this proxy statement.
SS&C Technologies Holdings, Inc.
SS&C is a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. SS&C’s portfolio of software products and rapidly deployable software-enabled services allows SS&C’s clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. SS&C’s solutions enable their clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs.
SS&C’s principal executive offices are located at 80 Lamberton Road, Windsor, CT 06095.
SS&C was incorporated in Delaware in July 2005, as the successor to a corporation originally formed in Connecticut in March 1986. SS&C’s common stock trades on the NASDAQ under the symbol “SSNC.”
Additional information about SS&C and its subsidiaries is included on its website: http://www.ssctech.com. The information provided or accessible through SS&C’s website is not part of, of incorporated by reference, in this proxy statement.
Diamond Merger Sub, Inc.
Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of SS&C, formed on January 5, 2018 for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Certain Effects of the Merger on DST
Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into DST, with DST continuing as the surviving corporation and a wholly owned indirect subsidiary of SS&C. DST expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act as promptly as practicable following the effective time of the merger. Thereafter, DST would no longer be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the merger consideration, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Merger Consideration” beginning on page 69.
The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as DST and SS&C may agree and specify in the certificate of merger).
Effect on DST if the Merger is Not Completed
If the merger agreement is not adopted by DST stockholders or if the merger is not completed for any other reason, DST stockholders will not receive any payment for their shares of DST common stock. Instead, DST will remain a public company, DST’s common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and DST will continue to file periodic reports with the SEC.
Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of DST’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of DST’s common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of DST common stock. If the merger is not consummated, the Board of Directors will continue to evaluate and review DST’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by DST’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to DST will be offered or that DST’s business, prospects or results of operation will not be adversely impacted.
In addition, under certain specified circumstances, DST will be required to pay SS&C a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88.
Background of the Merger
As part of DST’s ongoing strategic planning process, the Board of Directors regularly reviews and assesses DST’s long-term strategic goals and opportunities, industry trends, competitive environment, and short- and long-term performance in light of DST’s strategic plan, with the goal of maximizing stockholder value. In connection with these activities, the Board of Directors met from time to time in the ordinary course of business to consider and evaluate potential strategic alternatives, including business combinations, acquisitions, dispositions, spinoffs and other transactions. The Board of Directors also discussed DST’s stock price and stockholder returns, both on an absolute basis and relative to DST’s peers, and potential risks that DST faced in executing its strategic plan as a stand-alone entity, including challenging global economic conditions and other factors, including its ability to achieve long-term growth.
The Board of Directors also continued to evaluate alternatives and implemented actions to enhance stockholder value, including the issuance of dividends, share repurchases, the sale of DST’s customer communications business to Broadridge Financial Solutions, Inc. and the acquisitions of Red Rocks Capital, LLC, Kaufman Rossin Fund Services, LLC and Wealth Management Systems, Inc. In connection with DST’s ongoing assessment of strategic alternatives, DST management periodically met with representatives of BofA Merrill Lynch to discuss developments in the healthcare and financial services industries and BofA Merrill Lynch’s views as to opportunities available to DST.
On November 14, 2016, Mr. William C. Stone, Chief Executive Officer of SS&C, contacted Mr. Stephen C. Hooley, Chief Executive Officer of DST, to express interest in conducting high-level due diligence with the goal of executing a letter of intent with respect to a strategic acquisition. Mr. Stone and Mr. Hooley did not discuss the terms of such a transaction.
On December 13, 2016, the Board of Directors at a regularly scheduled meeting discussed in an executive session SS&C’s interest in a potential strategic transaction. Mr. Hooley gave an overview of SS&C’s inquiry and reviewed potential next steps to be considered by DST. After discussion regarding a potential strategic transaction with SS&C, the Board of Directors decided to continue executing DST’s long-range plan, particularly given that DST had recently completed the sale of its customer communications business to Broadridge Financial Solutions, Inc. in July 2016, was in the process of negotiating the acquisition of State Street Corporation’s ownership in both Boston Financial Data Services, Inc. and International Financial Data Services Limited and was pursuing the divestiture of its United Kingdom Customer Communications business.
On February 23, 2017, the Board of Directors held a regularly scheduled meeting. Members of senior management and representatives of BofA Merrill Lynch were present during a portion of the meeting to discuss, among other things, strategic alternatives. As part of DST’s ongoing strategic planning process, representatives of BofA Merrill Lynch reviewed the mergers and acquisition environment generally and in the healthcare and financial services industries in particular, provided financial perspective regarding DST and its stock performance, provided perspectives regarding potential strategic alternatives available to DST, including a spin-off of DST’s healthcare business and a potential sale of the company, and reviewed third parties that might have interest in exploring a potential transaction with DST. The Board of Directors discussed whether to explore strategic alternatives, including the timing of any potential process for a strategic alternative and considered DST’s strategy as an independent company, including the acquisition of State Street Corporation’s ownership of both Boston Financial Data Services, Inc. and International Financial Data Services Limited, and its growth initiatives, as well as the possible disruption and risks to DST’s business that could result from the public disclosure of any exploratory process, including the resulting distraction of the attention of DST’s management and employees. Over the following months, the Board of Directors and senior management continued to evaluate DST’s long-range plan and the potential strategic alternatives available to DST.
On August 1, 2017, the Board of Directors at a regularly scheduled meeting discussed in a private session DST’s announcement of financial results for the quarter ended June 30, 2017 and the market’s reaction to the announcement. The price of DST common stock opened trading at $59.00 per share on July 27, 2017, the day on which financial results were announced, and closed trading at $54.54 per share on July 27, 2017. Mr. Hooley discussed with the Board of Directors the challenges and competition that DST was experiencing, including its ability to achieve long-term growth. The Board of Directors also considered the risks associated with consolidation in the healthcare industry. In connection therewith, the Board of Directors reviewed DST’s performance as compared to the performance of SS&C. Thereafter, in light of the substantial challenges identified to achieving long-term growth, the Board of Directors discussed potential strategic alternatives, including a potential sale of DST. The Board of Directors concluded that strategic alternatives should be considered further in subsequent meetings and directed management to review DST’s long-range plan and coordinate with DST’s advisors to prepare related analyses and potential alternatives for discussion at the next regularly scheduled meeting of the Board of Directors.

On October 26, 2017, the Board of Directors held a regularly scheduled meeting. Members of senior management and representatives of BofA Merrill Lynch and Skadden, Arps, Slate, Meagher & Flom LLP, DST’s legal counsel, which we refer to as Skadden, were present during a portion of the meeting to discuss, among other things, strategic alternatives. Representatives of Skadden discussed with the Board of Directors their fiduciary duties in considering strategic alternatives. Representatives of BofA Merrill Lynch reviewed the mergers and acquisition environment generally, discussed public market perspectives of DST, provided observations on DST’s updated long-range plan and certain preliminary financial analyses based on certain valuation metrics and DST’s long-range plan, provided perspectives regarding a potential sale of the company, reviewed third parties that might have interest in exploring a potential transaction with DST, including SS&C, and provided an overview of process considerations if the Board of Directors were to determine to pursue a sale of DST.
On October 27, 2017, the Board of Directors reconvened its regularly scheduled meeting. During the course of that meeting, the Board of Directors discussed SS&C’s potential interest, and authorized senior management to engage in preliminary discussions with SS&C to ascertain if SS&C was interested in making a proposal for a transaction with DST. The Board of Directors considered various alternative processes for pursuing a change in control of DST, including whether to contact additional parties, and determined not to do so at that time in light of confidentiality and other considerations, including uncertainty regarding whether SS&C or any other party would be interested in an acquisition of DST that the Board of Directors would find sufficiently attractive and the fact that SS&C was the only party that had previously stated interest in an acquisition of DST. The Board of Directors determined that it would consider the matter further after receiving additional feedback from SS&C.
On October 31, 2017, Mr. Hooley met with Mr. Stone for lunch. During the meeting, Mr. Hooley inquired whether SS&C had an interest in discussing potential opportunities between SS&C and DST and indicated, if SS&C was interested, given the timeline of certain other strategic alternatives that DST was considering, SS&C must make a timely proposal. Mr. Stone expressed an interest in a potential strategic acquisition of DST, including the potential for an all cash offer. In addition, Mr. Hooley and Mr. Stone discussed a potential process of engagement involving entry into a non-disclosure agreement and the subsequent provision of limited confidential information by DST to SS&C in order to allow SS&C to make a preliminary proposal.
On November 1, 2017, BofA Merrill Lynch, on behalf of DST, contacted Mr. Stone and discussed the timing for a potential preliminary proposal, with the request that SS&C submit a preliminary proposal by November 15, 2017, which was in advance of DST’s next regularly scheduled board meeting and coincided with the overall transaction timing of a strategic acquisition process in which DST was engaged to acquire Party A, a provider of risk management and technology solutions, including ongoing due diligence efforts with respect to Party A and the timing of DST’s final bid and receipt of feedback from Party A.
On November 3, 2017, the Board of Directors held a telephonic special meeting with certain members of senior management, BofA Merrill Lynch and Skadden in attendance. During that meeting, Mr. Hooley updated the Board of Directors on the status of preliminary discussions with SS&C and the strategic acquisition process to acquire Party A. The Board of Directors discussed SS&C’s potential interest and authorized DST’s management to engage in further discussions with SS&C and to continue engaging with Party A.
During the period from November 3, 2017 until the signing of a definitive agreement with SS&C, in addition to meetings of the Board of Directors, certain members of DST’s senior management, including Gregg Wm. Givens, DST’s Chief Financial Officer, and Randall D. Young, DST’s General Counsel and Secretary, conferred internally and Mr. Hooley answered inquiries and provided frequent informal updates to members of the Board of Directors with respect to the progress of discussions with SS&C. In addition, senior management took direction from, and acted in consultation with, the lead independent director and, with respect to compensation matters also consulted with the Chairman of the Compensation Committee.
On November 6, 2017, representatives of BofA Merrill Lynch, at the request of DST, sent SS&C a draft non-disclosure agreement that included a standstill and employee non-solicitation provisions.
On November 9, 2017, DST and SS&C executed the non-disclosure agreement.

On November 10, 2017, following execution of the non-disclosure agreement, representatives of BofA Merrill Lynch, on behalf of DST, provided certain non-public information about DST to SS&C in response to selected questions posed by SS&C.
On November 15, 2017, Mr. Stone contacted Mr. Hooley to express SS&C’s continued interest in pursuing a potential strategic acquisition of DST and indicated a preliminary per share range in the high $70’s to mid-$80’s. Mr. Stone indicated that SS&C expected to be able to make an offer at the high end of the range if diligence went well. The closing stock price of DST common stock on November 15, 2017 was $58.96.
Later on November 15, 2017, Mr. Hooley contacted Mr. Stone to confirm that SS&C’s preliminary per share range was based on an all cash deal. Mr. Stone confirmed that was the case, but indicated SS&C may issue equity to finance the transaction.
On November 17, 2017, the Board of Directors met to discuss updates since the November 3rd meeting. At the Board of Directors meeting on November 17, 2017, members of senior management and representatives of BofA Merrill Lynch and Skadden were present. Representatives of Skadden discussed with the directors their fiduciary duties in considering strategic alternatives. Representatives of BofA Merrill Lynch provided a preliminary review of the financial aspects of SS&C’s proposal, SS&C’s recent transaction history, preliminary financial analyses with respect to DST and reviewed third parties that might have interest in exploring a potential transaction with DST, including both strategic and financial sponsors. The Board of Directors discussed alternative approaches to the transaction process, including whether to conduct a broad auction process or a targeted pre-market check. BofA Merrill Lynch advised the Board of Directors of the risks inherent in a broad auction process, including the risk of market rumors and speculation, noted to the Board that, in its view, financial sponsors were unlikely to be willing to offer a price at the high end of the preliminary per share range proposed by SS&C, and recommended that the Board undertake a targeted pre-market check with selected strategic parties. Thereafter, representatives of Skadden advised the Board of Directors on customary deal terms, including with respect to DST’s right to engage with third parties after entering into the merger agreement. The Board of Directors discussed SS&C’s proposed value range and authorized DST’s management to engage in further discussions with SS&C, including with respect to obtaining a specific proposal with respect to price per share. The Board of Directors, after considering the advice of DST’s advisors and the fact that DST would be permitted, under circumstances to be described in a definitive merger agreement, to provide information to and engage in discussions or negotiation with a third party who makes an unsolicited proposal, also authorized BofA Merrill Lynch to contact three potential strategic acquirors, Party B, a financial services company, Party C, a financial services company, and Party D, a diversified health company, to ascertain their interest in a possible strategic acquisition of DST on a confidential basis. Thereafter, the Board of Directors discussed the significance of the proposed sale of DST to SS&C or another potential acquiror and its potential interplay with the potential strategic acquisition of Party A, which the Board of Directors was continuing to consider, including whether SS&C or another potential acquiror would find DST less attractive if DST completed the acquisition of Party A. The Board of Directors also considered management’s recent concerns regarding due diligence and the valuation of Party A and considered the substantial time and effort of management required to consummate both a potential acquisition of Party A and the sale of DST, which could divert employees’ attention away from DST’s day-to-day operations. The Board of Directors concluded, after discussions with representatives of BofA Merrill Lynch and management, to terminate discussions with Party A.
On November 17, 2017, BofA Merrill Lynch, on behalf of DST, contacted Mr. Stone to discuss the potential strategic acquisition. BofA Merrill Lynch shared DST’s belief that SS&C would need to provide a compelling price in order for the Board of Directors to consider the transaction and offered access to senior management to allow SS&C to submit a specific price per share offer prior to a Board of Directors meeting scheduled for December 12, 2017. Mr. Stone reiterated SS&C’s interest in pursuing a potential strategic acquisition of DST as promptly as possible.
On November 20, 2017, Mr. Hooley and Mr. Stone discussed the potential strategic acquisition. Mr. Hooley reiterated that SS&C would need to provide a compelling price in order for the Board of Directors to consider the transaction. Mr. Stone reiterated SS&C’s interest in pursuing a potential strategic acquisition of DST as promptly as possible.

During the week of November 20, 2017, at the request of the Board of Directors, representatives of BofA Merrill Lynch contacted Party B, Party C and Party D. Party B indicated that it would initially review the opportunity based on public information and requested a non-disclosure agreement. That same day, a non-disclosure agreement, which contained a standstill, was provided to Party B. Party C indicated that it would review the opportunity based on public information. Party D indicated that it would speak to its internal teams.
On November 28, 2017, Party D requested a non-disclosure agreement and that same day, a draft non-disclosure agreement, which contained a standstill, was provided to Party D.
On November 29, 2017, Party B indicated to BofA Merrill Lynch that it did not intend to pursue a potential strategic transaction with DST.
On December 1, 2017, certain members of DST’s senior management made a management presentation to key members of SS&C management in New York, during which DST provided an overview of its business to SS&C, including certain non-public unaudited prospective financial information (see “Proposal 1: Adoption of the Merger Agreement — The Merger Financial Forecast” for additional detail) and an overview of each operating segment and commercial relationships. Representatives of BofA Merrill Lynch and Credit Suisse Securities (USA) LLC, SS&C’s financial advisor, which we refer to as Credit Suisse, also attended the management presentation. Additionally, on December 1, 2017, Party C communicated to BofA Merrill Lynch that it did not intend to pursue a potential strategic transaction with DST.
On December 4, 2017, representatives of DST, SS&C, BofA Merrill Lynch and Credit Suisse had a telephone call to discuss certain financial questions.
On December 5, 2017, representatives of Credit Suisse submitted a high priority list of questions focused on organic revenue growth, cost structure and the value of non-core assets. Later that day, Party D delivered a revised draft of the non-disclosure agreement, in which Party D deleted the standstill provision and other provisions relating to the use of DST’s confidential information.
Between December 6, 2017 and December 8, 2017, BofA Merrill Lynch, on behalf of DST, contacted Party D on several occasions to discuss the non-disclosure agreement.
Between December 7, 2017 and December 8, 2017, DST provided responses to the majority of SS&C’s high priority questions.
On December 8, 2017, Mr. Stone and Mr. Hooley discussed the information DST had provided in response to SS&C’s requests. Mr. Stone indicated that SS&C intended to provide an offer on December 11 or December 12, 2017.
On December 11, 2017, Mr. Hooley and Mr. Stone met in Kansas City to discuss the potential transaction. During the meeting, Mr. Stone submitted an offer to acquire DST at $81.00 per share, which represented a premium of approximately 32% over the closing stock price on December 11, 2017, and indicated that Credit Suisse was prepared to finance the transaction. Mr. Hooley indicated to Mr. Stone his belief that the Board of Directors would not be willing to consider an offer of  $81.00 per share, but that he would inform the Board of Directors of SS&C’s offer. The closing stock price of DST common stock on December 11, 2017 was $61.23.
Additionally, on December 11, 2017, four business days after BofA Merrill Lynch initially contacted Party D to discuss the non-disclosure agreement, Party D made itself available to discuss the non-disclosure agreement. During that phone call, BofA Merrill Lynch, at DST’s request, discussed the revised draft of the non-disclosure agreement with Party D. It was DST’s belief, after consultation with its advisors, that providing a third party with confidential information without a standstill agreement in place was inappropriate in light of the fact that the standstill provision, as proposed in the draft non-disclosure agreement provided by DST to Party D, would automatically terminate upon DST announcing that it had entered into an agreement in respect of a change of control of DST or upon any third party commencing a tender offer for control of DST and other terms proposed by Party D, which did not adequately protect

DST’s confidential information. BofA Merrill Lynch conveyed to Party D DST’s concerns regarding the deletion of the standstill provision in the draft delivered by Party D and during the call, Party D requested that DST provide a revised draft of the non-disclosure agreement reflecting DST’s position.
On December 12, 2017, the Board of Directors held a regularly scheduled meeting with certain members of DST’s senior management, with BofA Merrill Lynch and Skadden in attendance, to discuss SS&C’s proposal. During the Board of Directors meeting, Mr. Hooley informed the Board of Directors that on December 11, 2017, SS&C made an offer to acquire DST for $81.00 per share of DST common stock, which represented a premium of approximately 33% over the closing stock price on December 12, 2017. Representatives of BofA Merrill Lynch provided preliminary financial analyses, including an illustrative discounted cash flow analysis of DST to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that DST was forecasted to generate during DST’s fiscal years 2018 through 2020 based on the DST management forecasts, reflecting the intrinsic values at both the current effective tax rate and the illustrative effective tax rate assuming certain then-proposed elements of the Tax Cuts and Jobs Act. The Board of Directors discussed the preliminary financial analysis, including the impact of certain then-proposed elements of the Tax Cuts and Jobs Act. Representatives of BofA Merrill Lynch also reviewed potential responses to SS&C and discussed with the directors the status of discussions with Party B, Party C and Party D. Thereafter, the Board of Directors discussed the results of the targeted pre-market check and again considered whether to contact additional potential interested parties or conduct a broad auction process. BofA Merrill Lynch advised the Board of Directors that based on their professional judgment and knowledge of the financial services and healthcare industries, regulatory landscape and financing capabilities of potential acquirors that there was unlikely to be credible potential interest from third parties (other than the parties that had been contacted) at a price higher than the range indicated by SS&C. The Board of Directors also considered that the timing of the merger would provide ample opportunity for a third party to submit proposals and the fact that DST would be permitted, under circumstances to be described in a definitive merger agreement, to provide information to and engage in discussions or negotiation with such a third party. Following the presentations made during the December 12, 2017 meeting, the Board of Directors concluded that the price of  $81.00 per share then proposed by SS&C was inadequate and that SS&C should be informed of this conclusion, but that DST was willing to continue discussions with SS&C in order to determine whether a transaction with SS&C was available on terms that maximized stockholder value for DST stockholders. The Board of Directors then authorized senior management to continue discussion with SS&C. The closing stock price of DST common stock on December 12, 2017 was $60.87.
Additionally, on December 12, 2017, Skadden and BofA Merrill Lynch, at the request of DST, provided Party D with a revised draft of the non-disclosure agreement.
On December 13, 2017, Mr. Hooley contacted Mr. Stone to discuss SS&C’s offer of  $81.00 per share. Mr. Hooley indicated to Mr. Stone that the Board of Directors was not willing to accept an offer of  $81.00 per share, but would be willing to consider an offer at the high end of the range SS&C provided on November 15, 2017. During the course of the discussions, Mr. Stone increased SS&C’s offer to $84.00 per share of DST common stock, which represented a premium of approximately 39% over the closing stock price on December 13, 2017. The closing stock price of DST common stock on December 13, 2017 was $60.53.
On December 14, 2017, the Board of Directors held a telephonic special meeting with certain members of DST’s senior management, BofA Merrill Lynch and Skadden in attendance. During the meeting, Mr. Hooley informed the Board of Directors that on December 13, 2017, SS&C increased its offer to $84.00 per share of DST common stock, which represented a premium of approximately 40% over the closing stock price on December 14, 2017. Following the discussion, the Board of Directors authorized management to progress discussions with SS&C at a price of  $84.00 per share, including working towards a public announcement of a transaction in mid- to late- January. The closing stock price of DST common stock on December 14, 2017 was $59.79.
Additionally, on December 14, 2017, Party D provided a revised draft of the non-disclosure agreement, which again deleted the standstill provision and included other provisions previously objected to by DST.
Finally, on December 14, 2017, Mr. Hooley contacted Mr. Stone to indicate DST’s willingness to proceed on the basis of SS&C’s offer of  $84.00 per share, with a target announcement date of late January.

Mr. Stone indicated that he would like to announce the transaction earlier in January. Mr. Hooley and Mr. Stone discussed the level of diligence required to be completed prior to the announcement and Mr. Hooley indicated that representatives of BofA Merrill Lynch would contact Credit Suisse to discuss next steps.
On December 15, 2017, Mr. Hooley had a regularly scheduled telephone meeting with the Chief Executive Officer of Party D where a potential transaction was not raised.
On December 15, 2017, representatives of Skadden, on behalf of DST, spoke with Party D regarding the non-disclosure agreement. Party D indicated to representatives of Skadden that it has a policy not to enter into any standstill agreements.
In mid-December, Mr. Hooley contacted a senior executive of Party D regarding the difficulties surrounding the non-disclosure agreement.
On December 16, 2017, Davis Polk & Wardwell LLP, which we refer to as Davis Polk, SS&C’s legal counsel, acting on behalf of SS&C, delivered to Skadden a written legal due diligence request list.
On December 17, 2017, Credit Suisse, on behalf of SS&C, delivered to BofA Merrill Lynch a written business due diligence request list including any update to the non-public unaudited prospective financial information to reflect updates for the fourth quarter.
On December 21, 2017, DST provided SS&C and its representatives with access to an electronic data room established by DST. Beginning on such date and continuing through execution of the merger agreement on January 11, 2018, DST continued to upload diligence materials to the electronic data room for review by SS&C and its representatives and SS&C, its representatives and its financing sources engaged in business, financial and legal diligence of DST.
Additionally, on December 21, 2017, BofA Merrill Lynch, at the direction of DST, informed Party D that DST would not sign a non-disclosure agreement without a standstill agreement. It was DST’s belief, after consultation with its advisors and based on both the pace at which discussions regarding the non-disclosure agreement had progressed with Party D and Party D’s statements during the course of such discussions, that Party D was unlikely to be interested in acquiring all of DST, and therefore, there was limited benefit to executing a non-disclosure agreement on Party D’s terms, particularly given that if Party D was interested it could submit an offer following the announcement of a transaction and that the Board of Directors would be permitted, under circumstances to be described in a definitive merger agreement, to provide information to and engage in discussions or negotiation with Party D at that time. Party D confirmed that it would need to initiate the next contact should it have any interest in entering into a non-disclosure agreement with DST for the purposes of exploring a potential strategic transaction.
On December 22, 2017, the Board of Directors held a telephonic special meeting with certain members of DST’s senior management, BofA Merrill Lynch, Skadden and Deloitte Consulting LLP, DST’s executive compensation consultant, in attendance. During the meeting, representatives of Skadden discussed with the directors their fiduciary duties in considering strategic alternatives. Skadden then provided the Board of Directors with an update regarding certain regulatory matters, including with respect to the approval by the FCA. Thereafter, representatives of Skadden and Deloitte Consulting LLP discussed certain compensation matters, including treatment of equity awards in connection with the proposed transaction and certain other benefit matters, including the desired approach with respect to retention and severance.
During the period from December 27, 2017 through January 11, 2018, DST and SS&C’s management and advisors worked to finalize the definitive transaction documents and SS&C’s due diligence review of DST.
On December 27, 2017, Skadden, on behalf of DST, provided Davis Polk with a draft merger agreement.
On January 1, 2018, Davis Polk, on behalf of SS&C, provided Skadden with a revised draft of the merger agreement.
During the last week of December and the first week of January, certain members of DST’s senior management and its representatives had a series of diligence calls with SS&C and its representatives relating to various aspects of DST’s business including accounting matters, tax matters, litigation matters, healthcare regulatory matters, data privacy and cybersecurity matters.

On January 2, 2018, representatives of DST and Skadden had a conference call to discuss certain key issues in SS&C’s revised draft of the merger agreement. Key issues discussed included, among others, financing certainty, including the length of the marketing period and the obligations of DST to cooperate with SS&C to obtain the financing, compensation matters, including the treatment of unvested equity awards, the requested termination fee (3.5% of enterprise value or approximately 3.9% of equity value) and efforts required to be taken by the parties to obtain applicable regulatory approvals. Later that day, representatives of Skadden and Davis Polk discussed the key issues identified in the preceding sentence. Additionally on January 2, 2018, Mr. Hooley and Mr. Stone met for dinner to discuss the status of the transaction, including the status of the merger agreement, key customer updates, the treatment of equity awards and post-continuation benefits of employees and the overall transaction timeline.
On January 3, 2018, Mr. Hooley was to have a regularly scheduled meeting with a senior executive of Party D with whom Mr. Hooley had previously discussed the process with respect to a potential transaction. The meeting was canceled by Party D.
On January 4, 2018, DST senior management and business unit leaders met with representatives of SS&C in Naples, Florida for additional presentations and business due diligence.
On January 5, 2018, the Board of Directors held a special meeting with certain members of DST’s senior management, BofA Merrill Lynch and Skadden in attendance. During the meeting, Mr. Hooley provided an update regarding the status of discussions with SS&C. Thereafter, Skadden again discussed with the Board of Directors the fiduciary duties of directors in connection with evaluating DST’s strategic alternatives. Representatives of BofA Merrill Lynch then discussed with the directors matters relating to, among other things, a preliminary review of the financial aspects of SS&C’s proposal, including the price per share offered by SS&C compared to certain precedent transactions based upon certain valuation metrics and preliminary financial analyses with respect to DST based on the DST management forecasts. The Board of Directors considered the financial advice and perspectives reviewed and discussed by representatives of BofA Merrill Lynch, including the valuation metrics utilized by BofA Merrill Lynch. Skadden then discussed the terms of the merger agreement, including key terms regarding financing and the allocation of risk between the parties if SS&C was unable to obtain such financing, regulatory matters, the scope of DST’s right to engage with third parties after entering into the merger agreement, and compensation matters, including the treatment of equity awards and post-continuation benefits for employees. Thereafter, the Board of Directors met in an executive session to discuss the transaction generally, including key compensation matters.
Additionally, on January 5, 2018, Skadden, on behalf of DST, provided Davis Polk with a revised draft of the merger agreement.
On January 6, 2018, Davis Polk, on behalf of SS&C, provided Skadden with a revised draft of the merger agreement.
On January 7, 2018, representatives of Skadden and Davis Polk discussed and negotiated the terms of the merger agreement.
Additionally, on January 7, 2018, Davis Polk, on behalf of SS&C, provided Skadden with a draft of the debt commitment letter from certain lenders, and negotiations on such debt commitment letter continued between SS&C, its lenders and their respective advisors from January 7, 2018 to January 11, 2018. During this time, SS&C conveyed certain comments of DST and its advisors on the debt commitment letter.
Later that same day, the Board of Directors held a telephonic special meeting with certain members of DST’s senior management, BofA Merrill Lynch and Skadden in attendance. During the meeting, Mr. Hooley provided an update regarding the status of discussions with SS&C and provided an overview of the communications plans in the event the parties were to announce a transaction. Skadden then provided an update on the status of the merger agreement based on negotiations with Davis Polk earlier in the day. Following that discussion, representatives of both Skadden and BofA Merrill Lynch discussed with the Board of Directors the appropriate range of termination fees for a deal of this nature, including the potential preclusive effect of a high termination fee and the market practice with respect to such fees. Following this discussion, the Board of Directors authorized the representatives of Skadden to propose a termination fee of  $150 million (equivalent to approximately 3.0% of equity value) and further authorized senior management to agree to a fee of up to 3.2% of equity value. Thereafter, representatives of BofA Merrill Lynch reviewed SS&C’s financing plans, including the proposed terms of SS&C’s debt commitment letter.
On January 8, 2018, Skadden, on behalf of DST, provided Davis Polk with a revised draft of the merger agreement. The revised draft included a termination fee of  $150 million.
On January 9, 2018, Mr. Hooley and Mr. Stone discussed key open issues in the merger agreement, including the amount of the termination fee and compensation issues, including the treatment of equity awards and other benefits (e.g., retention and severance). Following negotiation, Mr. Hooley and Mr. Stone agreed to a termination fee equal to 3.2% of equity value and reached agreement on treatment of equity awards.
Additionally, on January 9, 2018, the Board of Directors met telephonically to discuss the results of the meeting between Mr. Hooley and Mr. Stone.
Finally, on January 9, 2018, Davis Polk, on behalf of SS&C, provided Skadden with a revised draft of the merger agreement.
On January 10, 2018, representatives of Skadden and Davis Polk discussed the merger agreement. Later that afternoon, an unauthorized media report speculated that DST and SS&C were in advanced negotiations with respect to a sale of DST at a price of approximately $84.00 per share. Shares of DST common stock rose to $80.68 per share after the media report on January 10, 2018, having opened trading that day at $65.15 per share. The NYSE briefly halted trading of DST’s common stock. The closing stock price of DST common stock on January 10, 2018 was $79.89.
Additionally, late in the day on January 10, 2018, after representatives of Skadden advised representatives of Davis Polk that SS&C was permitted to contact Mr. Hooley and provide a draft of the transitional employment letter, representatives of SS&C provided Mr. Hooley with a transitional employment letter providing for a transition period of ongoing employment at SS&C following the anticipated closing of the merger and Mr. Hooley’s legal counsel contacted Davis Polk to discuss the terms of the transitional employment letter.
Late in the day on January 10, 2018 and into January 11, 2018, representatives of the parties further negotiated, and reached resolution on, the remaining open points of the merger agreement, which included issues with respect to treatment of equity awards and post-closing benefits for DST employees, the parties’ required efforts to obtain applicable regulatory approvals and obligations under the interim operating covenants.
During the evening of January 10, 2018, the Board of Directors met telephonically to consider SS&C’s offer and the terms of the merger agreement. Members of senior management and representatives of BofA Merrill Lynch and Skadden also were in attendance. Mr. Hooley provided the Board of Directors with an update regarding the status of discussions with SS&C, including that SS&C had presented him with a post-closing transitional employment opportunity. Thereafter, representatives of Skadden discussed with the Board of Directors the fiduciary duties of directors in connection with evaluating DST’s strategic alternatives and the terms of the merger agreement, including, among other things, the parties’ respective termination rights (including DST’s right to terminate the merger agreement if the Board of Directors, in the exercise of its fiduciary duties, changes its recommendation under the proposed merger agreement to enter into an agreement with respect to a superior proposal), the termination fee, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “material adverse effect” and the applicable closing conditions. Additionally, the Board of Directors considered and discussed its reasons for approving the merger and the adoption of the merger agreement, which are set forth in detail in “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 39. Also at this meeting, BofA Merrill Lynch reviewed with the Board of Directors its financial analysis of the merger consideration and delivered to the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion, dated January 10, 2018, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received in the merger by holders of DST common stock was fair, from a financial point of view, to such holders. During the meeting, the independent, non-executive members of the Board of Directors met separately with representatives from Skadden to discuss the proposed transaction and Mr. Hooley’s post-closing employment. After discussing the proposed transaction, the Board of Directors authorized Mr. Hooley to finalize certain open deal points relating to the treatment of employee equity awards and other compensation matters with Mr. Stone. It also authorized Mr. Hooley to indicate to Mr. Stone that it was the Board of Directors’ view that the terms of Mr. Hooley’s post-closing employment should be discussed following announcement of a transaction, and negotiated in due course between SS&C and Mr. Hooley’s counsel. The Board of Directors determined to reconvene the meeting during the morning of January 11, 2018.
During the evening of January 10, 2018, Mr. Hooley contacted Mr. Stone and they finalized the remaining issues relating to employee equity awards and other compensation matters and agreed that the terms of Mr. Hooley’s post-closing employment would be discussed following the commencement of the proposed transaction.
During the morning of January 11, 2018, the Board of Directors reconvened telephonically to consider the final material terms of the merger agreement. After discussing the proposed transaction and considering the presentations by Skadden and BofA Merrill Lynch, the Board of Directors unanimously determined the transactions with SS&C to be advisable, fair to, and in the best interests of DST’s stockholders, determined to adopt the merger agreement and resolved to recommend adoption of the merger agreement by DST’s stockholders. Following the meeting, the merger agreement was executed by the parties later in the morning of January 11, 2018.
On January 11, 2018, prior to the opening of trading of DST’s common stock on NYSE, DST and SS&C issued a joint press release announcing the execution of the merger agreement.
Recommendation of Our Board of Directors and Reasons for the Merger
Recommendation of Our Board of Directors to Adopt the Merger Agreement, thereby Approving the Transactions Contemplated by the Merger Agreement
On January 11, 2018, the Board of Directors, after considering various factors described below, unanimously (i) approved the merger agreement and the transactions contemplated by the merger agreement, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of DST and its stockholders; (iii) approved and authorized the execution, delivery and performance by DST of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; (iv) resolved to recommend that DST’s stockholders vote in favor of the adoption and approval of the merger agreement; and (v) directed that the adoption of the merger agreement and the approval of the merger be submitted to DST’s stockholders.
The Board of Directors recommends that you vote “FOR” the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement, including the merger.
Reasons for the Merger
In recommending that DST’s stockholders vote in favor of the merger proposal, the Board of Directors considered a number of potentially positive factors, including, but not limited to, the following (not necessarily in order of relative importance):
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Premium to Market Price.   The fact that the merger consideration of  $84.00 per share to be received by the holders of shares of DST common stock in the merger represents a significant premium over the market price at which shares of DST common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of  $84.00 per share represents an approximate premium of:

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approximately 40% over the closing stock price on December 14, 2017, the date on which the Board of Directors authorized management to progress discussions with the SS&C at a price of  $84.00 per share;

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approximately 29% over the highest stock price of shares of DST common stock during the 52-week period ended January 9, 2018, the last trading day prior to market rumors regarding the merger;

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approximately 40% over the volume weighted average stock price of shares of DST common stock during the 90 days ended January 9, 2018;

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approximately 35% over the volume weighted average stock price of shares of DST common stock during the 30 days ended January 9, 2018; and

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approximately 29% over the closing stock price on January 9, 2018.

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Form of Consideration.   The fact that the proposed merger consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of DST common stock.

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Opinion of DSTs Financial Advisor.   The opinion of BofA Merrill Lynch, dated January 10, 2018, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of DST common stock of the merger consideration to be received by such holders, as more fully described below in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of DST’s Financial Advisor” beginning on page 43.

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Ability to Reach Deal Price.   The Board of Directors considered the possibility, that if DST did not enter into the merger agreement and remained an independent public company, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the shares of DST common stock would reach and sustain the $84.00 per share value of the merger consideration, as adjusted for present value.

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Fair Value.   The Board of Directors believed that the merger represents fair value for the shares of DST common stock, taking into account the Board of Directors’ familiarity with DST’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as DST’s future business plan and potential long-term value.

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Loss of Opportunity.   The Board of Directors considered the possibility that, if it declined to adopt the merger agreement, there may not be another opportunity for DST’s stockholders to receive a comparably priced transaction and that the short-term market price for the shares of DST common stock could fall below the value of the merger consideration, and possibly substantially below the value of the merger consideration.

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Market Check.   The Board of Directors, with the assistance of BofA Merrill Lynch, considered other parties that would be most likely to have an interest in acquiring DST, taking into consideration, in particular, the likelihood of such other parties being willing to acquire DST at a price that would be competitive with SS&C’s proposed price range, synergies that may be available to strategic buyers, and the financial ability of any party to complete a business combination with DST. Based on prior discussions between representatives of DST and financial sponsors, and after considering BofA Merrill Lynch’s advice that financial sponsors were unlikely to be willing to acquire DST at a price at the high end of the preliminary per share range proposed by SS&C and that Party B, Party C and Party D were most likely of the strategic buyers considered to have a strategic interest in, and be willing to pay a competitive price for, DST, the Board of Directors solicited the interest of Party B, Party C and Party D, and the Board of Directors considered the fact that none of the parties contacted indicated an interest in discussing a strategic transaction with DST.

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Arms-Length Negotiations. The fact that the Board of Directors and DST’s senior management, in coordination with DST’s outside legal and financial advisors, vigorously negotiated on an arms-length basis with SS&C with respect to price and other terms and conditions of the merger agreement, including obtaining price increases by SS&C from its initial indicative price range of high-$70’s to mid-$80’s to a price of  $84.00 per share. In particular, the Board of Directors noted that on all matters senior management acted in consultation with the lead independent director, who engaged with the Board of Directors, and on compensation matters also consulted with the

Chairman of the Compensation Committee. As to matters related to potential transitional services to be provided by the Chief Executive Officer, arrangements were not discussed with SS&C at all until substantially all terms of the merger agreement were agreed.
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Review of Strategic Alternatives.   The Board of Directors considered, after a thorough review of DST’s long-term strategic goals and opportunities, competitive environment and short- and long-term performance in light of DST’s strategic plan, and discussions with DST’s senior management and DST’s outside legal and financial advisors, the challenges and risks of continuing as a stand-alone public company and the potential strategic alternatives available to DST. The Board of Directors determined that the value offered to DST’s stockholders pursuant to the merger agreement is more favorable to DST’s stockholders than the alternative of remaining an independent public company and pursuing DST’s long-term plan (taking into account the potential risks, rewards and uncertainties associated therewith).

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Risks Inherent in DST’s Business Plan.   The Board of Directors considered DST’s short-term and long-term financial projections and the perceived challenges and risks associated with DST’s ability to meet such projections, including the risks and uncertainties described in the “risk factors” and “forward looking statements” sections of DST’s disclosures filed with the SEC.

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Opportunity for Long-Term Revenue Growth.   The fact that DST has carefully reviewed and considered its opportunities with respect to its ability to achieve long-term growth and has identified substantial challenges to achieving such growth.

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Board Carefully Studied the Transaction.   The fact that the Board of Directors met, along with DST’s financial and legal advisors, to evaluate and discuss the material terms and conditions of, and other matters related to, the merger, in person and telephonically nine times between October 31, 2017, the date that representatives of SS&C first proposed a business transaction to representatives of DST, and January 11, 2018, the date the merger agreement was signed.

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Terms of the Merger Agreement.   The Board of Directors considered that the provisions of the merger agreement, including the respective representations, warranties and covenants and termination rights of the parties and termination fees payable by DST, are reasonable and customary. The Board of Directors also believed that the terms of the merger agreement include the most favorable terms reasonably attainable from SS&C.

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Conditions to the Consummation of the Merger; Likelihood of Closing.   The Board of Directors considered the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement in light of the conditions in the merger agreement to the obligations of SS&C, as well as DST’s ability to seek specific performance to prevent breaches or threatened breaches of the merger agreement, including to cause the merger to be consummated if all of the conditions to SS&C’s obligations to effect the merger closing have been satisfied or waived.

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Regulatory Approvals.   The Board of Directors considered the fact that the merger agreement requires that SS&C use its reasonable best efforts to take actions necessary to satisfy the regulatory conditions and provides an appropriate “end date” by which time it is reasonable to expect that the regulatory conditions are likely to be satisfied.

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No Financing Condition.   The Board of Directors considered SS&C’s representations and covenants contained in the merger agreement relating to SS&C’s financing commitments and the fact that the merger is not subject to a financing condition. The Board of Directors also considered the delivery by SS&C of a debt commitment letter by banks of international reputation and reviewed the terms and conditions thereof.

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Creditworthiness.   The Board of Directors considered the fact that SS&C is a creditworthy entity with substantial assets, and the merger agreement does not limit DST’s rights to pursue damages or specific performance in the event of a financing failure.

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Ability to Respond to Certain Unsolicited Takeover Proposals.   The Board of Directors considered the fact that, while the merger agreement restricts DST’s ability to actively solicit competing bids to acquire it, the Board of Directors has rights, under certain circumstances, to engage in discussions with, and provide information to, third parties submitting unsolicited acquisition proposals and to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board of Directors determines to be a superior proposal, provided that DST concurrently pays a $165,000,000 termination fee. The Board further considered that the timing of the merger would provide ample opportunity for such third parties to submit proposals.
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Buyer Experience.   The Board of Directors considered the proven track record and ability of SS&C to complete transactions on agreed upon terms.

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Appraisal Rights.   The Board of Directors considered the availability of appraisal rights with respect to the merger for DST stockholders who properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares at the completion of the merger.

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Retention of Key Employees.   The Board of Directors’ belief that a retention plan for management and certain employees of DST that DST would be permitted to implement in connection with the merger would help assure the continuity of management, and increase the likelihood of the successful operation of DST during the period prior to closing.

The Board of Directors also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including, but not limited to, the following (not necessarily in order of relative importance):
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No Stockholder Participation in Future Growth or Earnings.   The fact that DST’s stockholders will lose the opportunity to realize the potential long-term value of the successful execution of DST’s current strategy as an independent public company.

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Impact of Announcement on DST.   The fact that the announcement and pendency of the merger, or the failure to complete the merger, may result in significant costs to DST and cause substantial harm to DST’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel) and its customers, providers, suppliers and regulators.

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Diversion of Management Attention.   The Board of Directors considered the substantial time and effort of management required to consummate the merger, which could disrupt DST’s business operations and may divert employees’ attention away from DST’s day-to-day operations.

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Tax Treatment.   The fact that the merger would be a transaction in which gain or loss is recognized by DST’s stockholders for U.S. federal income tax purposes.

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Closing Certainty.   The fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, including approval by DST’s stockholders and the approval of certain regulatory authorities, including the FCA.

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Financing Risk.   The Board of Directors considered the risk that the debt financing contemplated by the debt commitment letter will not be obtained, resulting in SS&C having insufficient funds to consummate the merger, and the risk that the duration of SS&C’s marketing period exposes DST to additional risk following the satisfaction of all conditions.

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No Auction Process.   The fact that DST decided not to engage in a wide-spread competitive bid process or other broad solicitation of interest (and instead undertook a pre-market check with Party B, Party C and Party D) and had only engaged in negotiations with SS&C regarding a potential transaction prior to the execution of the merger agreement on January 11, 2018.

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Pre-Closing Covenants.   The Board of Directors considered the restrictions on DST’s conduct of business prior to completion of the merger, which could delay or prevent DST from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger without SS&C’s consent.

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No Solicitation.   The Board of Directors considered the restrictions in the merger agreement on DST’s ability to actively solicit competing bids to acquire it.

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Termination Fee.   The Board of Directors considered the termination fee of  $165,000,000 that could become payable to SS&C under specified circumstances, including upon the termination of the merger agreement in order to enter into an agreement with respect to a superior proposal and concluded that the termination fee is reasonable in amount and will not unduly deter any other party that might be interested in acquiring DST.

After taking into account all of the factors set forth above, as well as others, the Board of Directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to DST’s stockholders.
The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Board of Directors. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board of Directors based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, DST’s senior management and the Board of Directors’ financial advisor and outside legal counsel. It should be noted that this explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Forward-Looking Statements” beginning on page 23.
Opinion of DST’s Financial Advisor
DST has retained BofA Merrill Lynch to act as DST’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DST selected BofA Merrill Lynch to act as DST’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with DST and its business.
On January 10, 2018, at a meeting of the Board of Directors held to evaluate the merger, BofA Merrill Lynch delivered to the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated January 10, 2018, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of shares of DST common stock was fair, from a financial point of view, to such holders.
The full text of BofA Merrill Lynch’s written opinion to the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board of Directors for the benefit and use of the Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to DST or in which DST might engage or as to the underlying business decision of DST to proceed with or effect the merger. BofA Merrill Lynch’s opinion also does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any other matter.
In connection with rendering its opinion, BofA Merrill Lynch has, among other things:
(1)
reviewed certain publicly available business and financial information relating to DST;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of DST furnished to or discussed with BofA Merrill Lynch by the management of DST, including certain financial forecasts relating to DST prepared by the management of DST, referred to herein as DST management forecasts;

(3)
reviewed certain analyses relating to the value of certain non-core assets of DST, including holdings of certain liquid and illiquid securities as well as non-operating and joint venture real estate assets, furnished to or discussed with BofA Merrill Lynch by the management of DST, referred to herein as the DST non-core asset valuations;

(4)
discussed the past and current business, operations, financial condition and prospects of DST with members of senior management of DST;

(5)
reviewed the trading history for DST common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(6)
compared certain financial and stock market information of DST with similar information of other companies BofA Merrill Lynch deemed relevant;

(7)
compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(8)
considered the results of BofA Merrill Lynch’s efforts on behalf of DST to solicit, at the direction of DST, indications of interest from third parties with respect to a possible acquisition of DST;

(9)
reviewed the draft, dated January 9, 2018, of the merger agreement, which we refer to as the Draft Agreement; and

(10)
performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of DST that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the DST management forecasts, BofA Merrill Lynch was advised by DST, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DST as to the future financial performance of DST, including the expected impact thereon of the Tax Cuts and Jobs Act, which we refer to as the TCJA. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DST (other than the DST non-core asset valuations, which BofA Merrill Lynch relied upon without independent verification), nor did it make any physical inspection of the properties or assets of DST. BofA Merrill Lynch did not evaluate the solvency or fair value of DST or SS&C under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of DST, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on DST. BofA Merrill Lynch also assumed, at the direction of DST, that the final executed merger agreement would not differ in any material respect from the Draft Agreement reviewed by it.
BofA Merrill Lynch expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of DST common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to DST or in which DST might engage or as to the underlying business decision of DST to proceed with or effect the merger. BofA Merrill Lynch also did not express any opinion or view with respect to, and BofA Merrill Lynch relied, at the direction of DST, upon the assessments of representatives of DST regarding, legal, regulatory, accounting, tax and similar matters relating to DST or the merger, as to which matters BofA Merrill Lynch understood that DST obtained such advice as it deemed necessary from qualified professionals. In particular, BofA Merrill Lynch noted that numerous details with respect to the implementation of the TCJA remain to be developed through the promulgation of related regulations and interpretations and possible technical corrections legislation. The precise effects of the TCJA on DST and the merger cannot be ascertained with certainty, and BofA Merrill Lynch expressed no opinion or view with respect to such effects. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter.
BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, DST imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.
The discussion set forth below in the following section entitled “Summary of Material DST Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.
Summary of Material DST Financial Analyses
Selected Publicly Traded Companies Analysis.   BofA Merrill Lynch reviewed publicly available financial and stock market information for DST and the following publicly traded companies: (i) three companies engaged in the financial services industry with calendar year 2018 estimated revenue growth of 3.5% or lower, which we refer to as the Primary Financial Services Companies, (ii) four companies engaged in the financial services industry with calendar year 2018 estimated revenue growth of greater than 3.5%, which we refer to as the Other Financial Services Companies, and (iii) six companies engaged in the healthcare industry, which we refer to as the Healthcare Services Companies, each of which BofA Merrill Lynch considered to have operations or to participate in end markets so as to be relevant to BofA Merrill Lynch’s analysis.
The three Primary Financial Services Companies were as follows:
•
Broadridge Financial Solutions, Inc.

•
Computershare Limited

•
Fidelity National Information Services, Inc.

The four Other Financial Services Companies were as follows:
•
Fiserv, Inc.

•
Jack Henry & Associates, Inc.

•
SEI Investments Company

•
SS&C Technologies Holdings, Inc.

The six Healthcare Services Companies were as follows:
•
Cotiviti Holdings, Inc.

•
CVS Health Corporation

•
Express Scripts Holding Company

•
HMS Holdings Corp.

•
Allscripts Healthcare Solutions, Inc.

•
Premier, Inc.

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on January 9, 2018, of the selected publicly traded companies as a multiple of calendar year 2018 estimated earnings per share, commonly referred to as EPS, adjusted to exclude amortization of intangibles and one-time non-recurring items, which we refer to as adjusted EPS. The overall low to high calendar year 2018 estimated adjusted EPS multiples observed for the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies ranged from 17.2x to 23.8x (with a median of 19.8x), 20.1x to 30.7x (with a median of 25.4x) and 10.3x to 27.5x (with a median of 19.8x), respectively. BofA Merrill Lynch then applied calendar year 2018 adjusted EPS multiples of 17.5x to 21.5x derived from the selected publicly traded companies, based on BofA Merrill Lynch’s professional judgment and experience, to DST’s calendar year 2018 estimated adjusted EPS. In applying the calendar year 2018 adjusted EPS multiples, BofA Merrill Lynch took into consideration, among other things, the observed data for the selected publicly traded companies and for DST, the historical trading prices of DST common stock and the common stocks of the selected publicly traded companies and the differences in the financial profiles of DST and the selected publicly traded companies, including that DST had: a next twelve months’(commonly referred to as NTM) adjusted EPS multiple and an NTM adjusted EPS multiple, further adjusted to exclude the value of certain non-core assets of DST, which we refer to as the Adjusted DST NTM EPS Multiple, that were 1.7x, 7.3x and 1.7x lower and 3.6x, 9.2x and 3.6x lower than the median NTM adjusted EPS multiple for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, based on closing stock prices on January 9, 2018; an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 1.9x, 5.4x and 1.7x lower and 5.7x, 9.2x and 5.5x lower than the average of the median NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the twelve months ended January 9, 2018; an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 1.0x, 5.0x and 3.5x lower and 7.3x, 11.4x and 9.9x lower than the average of the median NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the three-year period ended January 9, 2018; and an average NTM adjusted EPS multiple and an average Adjusted DST NTM EPS Multiple that were 0.5x, 4.1x and 4.3x lower and 7.0x, 10.6x and 10.8x lower than the average of the median NTM adjusted EPS multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the five-year period ended January 9, 2018. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of DST were based on the DST management forecasts. In addition, the estimated adjusted EPS of the selected publicly traded companies (which were published prior to the enactment of the TCJA) were not revised to reflect the impact of the TCJA, and the estimated adjusted EPS of DST was adjusted on a pro forma basis as if the TCJA had not been enacted. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for DST	Merger Consideration
2018E Adj. EPS
$59.75 – $73.50	$84.00

Sum of the Parts — Selected Publicly Traded Companies Analysis.   BofA Merrill Lynch performed a separate selected publicly traded company analysis for DST’s domestic and international financial services segments and DST’s healthcare services segment, and compared the sum of the values so obtained with the merger consideration. The selected publicly traded companies that were deemed relevant to DST’s domestic and international financial services segments were the Primary Financial Services Companies and the Other Financial Services Companies, and the selected publicly traded companies that were deemed relevant to DST’s healthcare services segment were the Healthcare Services Companies. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates and estimated financial data of DST’s domestic and international financial services and health services segments were based on the DST management forecasts.
BofA Merrill Lynch reviewed enterprise values of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, calculated as equity values based on closing stock prices on January 9, 2018, plus debt and minority interests, less cash, as a multiple of calendar year 2018 estimated earnings before interest, taxes, depreciations and amortization, commonly referred to as EBITDA, adjusted to exclude one-time non-recurring items, which we refer to as adjusted EBITDA. Because EBITDA measures earnings before taxes, no adjustment to the estimated EBITDA multiples for the selected publicly traded companies or for DST was deemed necessary in respect of the TCJA. The overall low to high calendar year 2018 adjusted EBITDA multiples observed for Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies ranged from 12.8x to 14.4x (with a median of 12.9x), 15.5x to 16.9x (with a median of 15.9x) and 7.5x to 14.3x (with a median of 11.1x), respectively. BofA Merrill Lynch then applied calendar year 2018 adjusted EBITDA multiples of 9.0x to 12.0x derived from Primary Financial Services Companies and Other Financial Services Companies, based on BofA Merrill Lynch’s professional judgment and experience, to DST’s calendar year 2018 estimated adjusted EBITDA for its domestic and international financial services segments and applied calendar year 2018 adjusted EBITDA multiples of 9.0x to 13.0x derived from Healthcare Services Companies, based on BofA Merrill Lynch’s professional judgment and experience, to DST’s calendar year 2018 estimated adjusted EBITDA for its healthcare services segment. In applying the calendar year 2018 adjusted EBITDA multiples, BofA Merrill Lynch took into consideration, among other things, the observed data for the selected publicly traded companies and for DST, the historical trading prices of DST common stock and the common stocks of the selected publicly traded companies and the differences in the financial profiles of DST and the selected publicly traded companies, including that DST had: an NTM adjusted EBITDA multiple and an NTM adjusted EBITDA multiple, further adjusted to exclude the value of certain non-core assets of DST, which we refer to as the Adjusted DST NTM EBITDA Multiple, that were 3.4x, 6.4x and 1.6x lower and 4.3x, 7.3x and 2.5x lower than the median NTM adjusted EBITDA multiple for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, based on closing stock prices on January 9, 2018; an average NTM adjusted EBITDA multiple and an average Adjusted DST NTM EBITDA Multiple that were 2.7x, 4.8x and 1.0x lower and 4.1x, 6.1x and 2.4x lower than the average of the median NTM adjusted EBITDA multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the twelve months ended January 9, 2018; an average NTM adjusted EBITDA multiple and an average Adjusted DST NTM EBITDA Multiple that were 1.5x, 3.6x and 0.9x lower and 3.6x, 5.7x and 3.0x lower than the average of the median NTM adjusted EBITDA multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the three-year period ended January 9, 2018; and an average NTM adjusted EBITDA multiple and an average Adjusted DST NTM EBITDA Multiple that were 1.1x, 2.8x and 1.3x lower and 3.3x, 5.0x and 3.5x lower than the average of the median NTM adjusted EBITDA multiples for each of the Primary Financial Services Companies, Other Financial Services Companies and Healthcare Services Companies, respectively, for the five-year period ended January 9, 2018. This analysis indicated the following approximate implied equity value reference ranges for DST’s domestic and international financial services and healthcare services segments:

DST Segment	Implied Equity Value Reference Ranges (millions)
Domestic and International Financial Services	$3,138 – $4,184
Healthcare Services	$899 – $1,298
BofA Merrill Lynch then subtracted from the combined implied equity value reference ranges of DST’s segments net debt (defined as total debt minus cash) of DST as of December 31, 2017, divided the resulting equity values by the fully diluted number of shares of DST common stock and adjusted the resulting per share equity value reference ranges to include the value of certain interests in joint ventures and certain non-core assets of DST, including holdings of certain liquid and illiquid securities as well as non-operating and joint venture real estate assets. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for DST	Merger Consideration
2018E Adj. EBITDA
$64 – $88	$84.00
Selected Precedent Transactions Analysis.   BofA Merrill Lynch reviewed certain financial information relating to the following selected transactions, for which such information was publicly available: (i) ten transactions involving companies in the financial services industry, which we refer to as the Precedent Financial Services Transactions, and (ii) five transactions involving companies in the healthcare services industry, which we refer to as the Precedent Healthcare Services Transactions.
The ten Precedent Financial Services Transactions were as follows:
Date Announced	Acquiror(s)	Target
3/13/2017	• Vista Equity Partners Management, LLC	• DH Corporation
12/9/2015	• Computer Sciences Corporation	• Xchanging Plc
8/12/2015	• Fidelity National Information Services Inc.	• SunGard
7/23/2013	• DH Corporation	• Harland Financial Solutions, Inc.
5/28/2013	• Fidelity National Financial, Inc.	• Lender Processing Services, Inc.
1/14/2013	• Fiserv, Inc.	• Open Solutions Inc.
3/19/2012	• Vista Equity Partners Management, LLC	• Misys Ltd.
3/14/2012	• SS&C Technologies Holdings, Inc.	• GlobeOp Financial Services S.A.
3/24/2011	• DH Corporation	• Mortgagebot LLC.
1/12/2011	• CoreLogic, Inc.	• RP Data Limited
The five Precedent Healthcare Services Transactions were as follows:
Date Announced	Acquiror	Target
11/15/2017	• Diplomat Pharmacy, Inc.	• Leehar Distributors, LLC
4/25/2016	• Veritas Capital Fund Management, LLC	• Verisk Health, Inc.
3/30/2015	• UnitedHealth Group Inc.	• Catamaran Corporation
2/11/2015	• Rite Aid Corporation	• Envision Pharmaceutical Services, LLC
8/4/2011	• The Blackstone Group LP	• Emdeon Inc.
BofA Merrill Lynch reviewed transaction values of the selected precedent transactions, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated NTM adjusted EBITDA. The overall low to high multiples of the target companies’ estimated NTM adjusted EBITDA for the Precedent Financial Services Transactions and Precedent Healthcare Services Transactions ranged from 7.1x to 11.5x (with an average of 9.6x and a median of 9.9x) and 10.4x to 14.8x (with an average of 12.4x and a median of 12.9x), respectively. BofA Merrill Lynch then applied NTM adjusted EBITDA multiples of 9.5x to 13.0x derived from the selected transactions to DST’s calendar year 2018 estimated adjusted EBITDA. Estimated financial data of the selected transactions were based on publicly available information and estimated financial data of DST were based on the DST management forecasts. Because EBITDA measures earnings before taxes, no adjustment to the estimated EBITDA multiples for the selected precedent transactions or for DST was deemed necessary in respect of the TCJA. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for DST	Merger Consideration
2018E Adj. EBITDA
$61.00 – $86.50	$84.00
Sum of the Parts — Selected Precedent Transactions Analysis.   BofA Merrill Lynch performed a separate selected precedent transactions analysis for DST’s domestic and international financial services segments and DST’s healthcare services segment, as if each were to be individually sold and compared the sum of the values so obtained with the merger consideration. The selected precedent transactions that were deemed relevant to a potential sale of DST’s domestic and international financial services segments were the Precedent Financial Services Transactions, and the selected precedent transactions that were deemed relevant to a potential sale of DST’s healthcare services segment were the Precedent Healthcare Services Transactions. Estimated financial data of the selected precedent transactions were based on publicly available research analysts’ estimates and estimated financial data of DST’s domestic and international financial services and health services segments were based on the DST management forecasts.
BofA Merrill Lynch reviewed transaction values of the Precedent Financial Services Transactions and Precedent Healthcare Services Transactions, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s estimated NTM adjusted EBITDA. Because EBITDA measures earnings before taxes, no adjustment to the estimated EBITDA multiples for the selected precedent transactions or for DST was deemed necessary in respect of the TCJA. The overall low to high NTM adjusted EBITDA multiples observed for Precedent Financial Services Transactions and Precedent Healthcare Services Transactions ranged from 7.1x to 11.5x (with an average of 9.6x and a median of 9.9x) and 10.4x to 14.8x (with an average of 12.4x and a median of 12.9x), respectively. BofA Merrill Lynch then applied NTM adjusted EBITDA multiples of 9.5x to 12.5x derived from Precedent Financial Services Transactions to DST’s calendar year 2018 estimated adjusted EBITDA for its domestic and international financial services segments and applied NTM adjusted EBITDA multiples of 10.0x to 14.0x derived from Precedent Healthcare Services Transactions to DST’s calendar year 2018 estimated adjusted EBITDA for its healthcare services segment. This analysis indicated the following approximate implied equity value reference ranges for DST’s domestic and international financial services and healthcare services segments, adjusted in the case of the healthcare services segment for certain tax consequences resulting from a sale of such segment:
DST Segment	Implied Equity Value Reference Ranges (millions)
Domestic and International Financial Services	$3,312 – $4,358
Healthcare Services	$749 – $1,040
BofA Merrill Lynch then subtracted from the combined implied equity value reference ranges of DST’s segments net debt (defined as total debt minus cash) of DST as of December 31, 2017, divided the resulting equity values by the fully diluted number of shares of DST common stock and adjusted the resulting per share equity value reference ranges to include the value of certain interests in joint ventures and certain non-core assets of DST, including holdings of certain liquid and illiquid securities as well as non-operating and joint venture real estate assets. This analysis indicated the following approximate implied per share equity value reference ranges for DST, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for DST	Merger Consideration
2018E Adj. EBITDA
$64.50 – $86.75	$84.00
No company, business or transaction used in the preceding “Selected Publicly Traded Companies Analysis,” “Sum of the Parts — Selected Publicly Traded Companies Analysis,” “Selected Precedent Transactions Analysis” and “Sum of the Parts — Selected Precedent Transactions Analysis” sections is identical or directly comparable to DST or the merger. Accordingly, an evaluation of the results of each analysis is not entirely mathematical. Rather, each analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, the public trading or other values of the companies, business segments or transactions to which DST and the merger were compared.
Discounted Cash Flow Analysis.   BofA Merrill Lynch performed a discounted cash flow analysis of DST to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that DST was forecasted to generate during DST’s fiscal years 2018 through 2020 based on the DST management forecasts. BofA Merrill Lynch calculated terminal values for DST by applying terminal multiples of 9.0x to 11.5x, which range was selected based on BofA Merrill Lynch’s professional judgment and experience, to DST’s fiscal year 2020 estimated EBITDA and perpetuity growth rates of 3.25% to 3.50%, which range was selected based on BofA Merrill Lynch’s professional judgment and experience. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2017 using discount rates ranging from 9.00% to 11.25%, which were based on an estimate of DST’s weighted average cost of capital, and adjusted to exclude DST’s net debt as of December 31, 2017 and to include the value of certain interests in joint ventures and certain non-core assets of DST. This analysis indicated the following approximate implied per share equity value reference ranges for DST as compared to the merger consideration:
Implied Per Share Equity Value Reference Range for DST		Merger Consideration
Terminal Multiple	Perpetuity Growth Rate
$67.75 – $89.00	$62.75 – $91.50	$84.00
Other Factors
BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
historical trading prices of DST common stock during the five-year period ended January 9, 2018, noting, as a reference point, an all-time high of  $67.08 on July 16, 2015; and

•
the present value of analyst one-year forward price targets, discounted by one year at DST’s estimated midpoint cost of equity of 11.2%, noting, as reference points, that such price targets ranged between $54.75 and $68.25.

Miscellaneous
As noted above, the discussion set forth above in the section entitled “Summary of Material DST Financial Analyses” is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DST and SS&C. The estimates of the future performance of DST and SS&C in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, to the holders of DST common stock of the merger consideration to be received by such holders and were provided to the Board of Directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of DST or SS&C.
The type and amount of consideration payable in the merger was determined through negotiations between DST and SS&C, rather than by any financial advisor, and was approved by the Board of Directors. The decision to enter into the merger agreement was solely that of DST’s Board of Directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board of Directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board of Directors or management with respect to the merger or the merger consideration.
DST has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $34 million, of which $1.5 million was payable upon delivery of its opinion and the remaining portion of which is contingent upon consummation of the merger. DST also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any affiliate of BofA Merrill Lynch and each of its and their respective directors, officers, employees and agents and each other person controlling BofA Merrill Lynch or any of its affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DST, SS&C and certain of their respective affiliates.
BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DST and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to DST on the sale of a business in 2016, (ii) having acted or acting as administrative agent, lead arranger and bookrunner for, and as a lender (including swing line lender and letter of credit lender) under, DST’s revolving credit facility, (iii) having provided or providing various foreign exchange, corporate derivatives and fixed income trading services and products to DST, and (iv) having provided or providing various treasury and trade management services and products to DST. From December 1, 2015 through November 30, 2017, BofA Merrill Lynch and its affiliates derived aggregate revenues from DST of approximately $9 million for investment and corporate banking services.
In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to SS&C and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as co-manager for, and as a lender under, SS&C’s credit facility and (ii) having provided or providing various treasury and trade management services and products to SS&C. From December 1, 2015 through November 30, 2017, BofA Merrill Lynch and its affiliates derived aggregate revenues from SS&C of approximately $5 million for investment and corporate banking services.
Financial Forecast
As part of its annual strategic planning process, DST management prepares a long range financial plan containing certain non-public unaudited prospective financial information, which it updates from time to time during the relevant fiscal year and which we refer to as the Forecast. DST provided the Board of Directors, and its advisors, including BofA Merrill Lynch, with the Forecast in connection with DST’s evaluation and provided SS&C with certain portions of the Forecast in connection with SS&C’s due diligence review of a possible transaction.
DST does not normally publicly disclose long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting economic and market conditions. The Forecast was not prepared with a view to public disclosure and is included in this proxy statement only because such information was made available as described above. The Forecast was not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, DST’s management. PricewaterhouseCoopers LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement relates to DST’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.
Although a summary of the Forecast is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by our management, including with respect to indebtedness and capital expenditure levels for the applicable periods as well as the expected impact of the TCJA on DST’s financial results, that our management believed were reasonable at the time the Forecast was prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecast not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and other factors described or referenced under the section entitled “Forward-Looking Statements” beginning on page 23. In addition, the Forecast does not take into account any circumstances or events occurring after the date that it was prepared and does not give effect to the merger. As a result, there can be no assurance that the Forecast will or would be realized, and actual results may be materially better or worse than those contained in the Forecast.
The Forecast is not a reliable indication of future results, and DST and its management team and advisors do not endorse the Forecast as such, and they do not make any representation to readers of this document concerning the ultimate performance of DST or the combined company compared to the Forecast. DST is only including these projections in this document solely because it was among the financial information made available to the Board of Directors, BofA Merrill Lynch, and SS&C and its advisors in connection with their evaluation of the merger, and not to influence your decision on how to vote on any proposal.
The Forecast should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding DST contained in our public filings with the SEC. Our management reviewed the Forecast with the Board of Directors, which considered the Forecast in connection with its evaluation and approval of the merger agreement and the merger. In preparing its financial analyses and opinion summarized under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger —

Opinion of DST’s Financial Advisor” beginning on page 43, BofA Merrill Lynch relied on the accuracy and completeness of the information provided with respect to the Forecast and the assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect.
The Forecast constitutes a forward-looking statement. For information on factors that may cause DST’s future results to materially vary, see “Forward-Looking Statements” beginning on page 23.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecast to reflect circumstances existing after the date when DST prepared the Forecast or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecast are shown to be in error.
In light of the foregoing factors and the uncertainties inherent in the Forecast, stockholders are cautioned not to rely on the Forecast.
Certain of the measures included in the Forecast may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by DST may not be comparable to similarly titled amounts used by other companies.
The following table reflects selected metrics reflected in, or generated from, the Forecast:
	Fiscal Year Ending December 31,
	2017E(5)	2018E	2019E	2020E
Domestic Financial Services	$1,129(6)	$1,153	$1,149	$1,168
International Financial Services	$441	$562	$526	$518
Healthcare Services	$418	$449	$492	$564
Total Operating Revenue(1)	$1,988	$2,164	$2,168	$2,250
Domestic Financial Services	$—	$274	$280	$308
International Financial Services	$—	$75	$83	$82
Healthcare Services	$—	$100	$122	$154
Total EBITDA(2)	$402	$448	$485	$544
Equity in Earnings of Affiliates	$20	$14	$16	$16
Adj. EPS Reflective of TCJA(3)	—	$3.98	—
Adj. EPS (Not Reflective of TCJA)(4)	$3.21	$3.42	$3.79	$4.31
Cash Flow Items:
Depreciation & Amortization	$92	$103	$101	$105
Capital Expenditures	$(78)	$(84)	$(81)	$(81)

Note: Dollars in millions.
(1)
Total Operating Revenue includes intersegment eliminations allocated to Financial Services per DST management.

(2)
EBITDA is calculated based on net income, plus interest, taxes, depreciation and amortization, but is burdened for stock-based compensation and is not burdened for one-time, non recurring items.

(3)
Adj. EPS Reflective of TCJA is earnings per share reflective of TCJA and burdened for stock-based compensation, but is not burdened for amortization of intangibles and one-time, non-recurring items. 2018E Adj. EPS Reflective of TCJA per DST management calculated using DST management’s projected 2018E income tax payment under TCJA of  $89mm, resulting in an Adj. Net Income of $244mm. Adj. Net Income is net income burdened for stock-based compensation but is not burdened for amortization of intangibles and one-time, non-recurring items.

(4)
Adj. EPS (Not Reflective of TCJA) is earnings per share burdened for stock-based compensation, but is not burdened for amortization of intangibles and one-time, non-recurring items. Adj. EPS (Not Reflective of TCJA) reflects tax rate of  ~37% (i.e. does not reflect TCJA). 2018E Adj. EPS (Not Reflective of TCJA) per DST management calculated using DST management’s projected 2018E income tax payment (Not Reflective of TCJA) of  $123mm, resulting in an Adj. Net Income of $210mm. Adj. Net Income is net income burdened for stock-based compensation but is not burdened for amortization of intangibles and one-time, non-recurring items.

(5)
Reflects as reported (i.e., not pro forma for the acquisition of State Street’s interest in Boston Financial Data Services, Inc. and International Financial Data Services Ltd., which closed at the end of Q1 2017).

The Forecast reflects the 2017E selected metrics provided to SS&C, at SS&C’s request, and the Board of Directors, prior to the execution of the merger agreement and prepared on the basis of DST’s unaudited actual results for January 1, 2017 through November 30, 2017 and the unaudited prospective financial information for December 1, 2017 through December 31, 2017. Prior to preparing the 2017E selected metrics set forth in the Forecast, DST management provided SS&C and the Board of Directors with 2017E metrics prepared on the basis of DST’s unaudited actual results for January 1, 2017 through October 31, 2017 and the unaudited prospective financial information for November 1, 2017 through December 31, 2017 (the “Preliminary 2017E Forecast’’). The Preliminary 2017E Forecast is set forth below.
Fiscal Year Ending December 31,
2017E
Domestic Financial Services	$1,130
International Financial Services	$433
Healthcare Services	$417
Total Operating Revenue(A)	$1,980
Domestic Financial Services	$270
International Financial Services	$37
Healthcare Services	$87
Total EBITDA(B)	$394
Equity in Earnings of Affiliates	$19
Adj. EPS (Not Reflective of TCJA)	$3.11
Cash Flow Items:
Depreciation & Amortization	$91
Capital Expenditures	$(78)

(A)
Total Operating Revenue includes intersegment eliminations allocated to Domestic Financial Services per DST management.

(B)
EBITDA is calculated based on net income, plus interest, taxes, depreciation and amortization, but is burdened for stock-based compensation and is not burdened for one-time, non-recurring items.

(6)
Reflects $(58mm) of elimination adjustments.

Interests of the Directors and Executive Officers of DST in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of DST. For the purpose of each of the DST plans and agreements described below, the consummation of the merger will constitute a “change in control,” “change of control” or term of similar meaning with respect to DST.
Arrangements with SS&C
As of the date of this proxy statement, none of our executive officers has entered into any agreement with SS&C or any of its affiliates regarding employment with the surviving corporation or one or more of its affiliates, other than Messrs. Hooley and Young’s separation agreements, discussed in “Executive Officer Separation Agreements.”
Treatment of Company Awards
Options. Upon completion of the merger, each vested Option that is outstanding immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as reasonably practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the excess, if any, of the Merger Consideration (without interest) over the exercise price per share of DST common stock of such vested Option, multiplied by (y) the number of shares of DST common stock subject to such vested option less applicable withholding taxes. Each vested Option with an exercise price equal to or greater than the Merger Consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration. Each unvested Option that is outstanding as of immediately prior to the closing will be converted automatically into a Rollover Option to purchase the number of shares of SS&C equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to such unvested Option immediately prior to the closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover Option will have an exercise price per share of SS&C common stock (rounded up to the nearest whole cent) equal to (1) the per share exercise price for the shares of DST common stock subject to such unvested Option divided by (2) the Equity Award Exchange Ratio. Each Rollover Option will otherwise be subject to the same terms and conditions applicable to the unvested Option under the applicable DST stock plan and award agreement.
Restricted Stock Units.   Upon completion of the merger, each vested restricted stock unit outstanding immediately prior to the closing will be canceled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock subject to the vested restricted stock unit (subject to any required tax withholding). Each unvested restricted stock unit that is outstanding immediately prior to the closing (including restricted stock units that will comprise the annual equity awards to be granted by DST in February 2018) will be converted into a Rollover RSU equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to the unvested restricted stock unit immediately prior to the closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover RSU will otherwise be subject to the same terms and conditions applicable to the unvested restricted stock unit under the applicable DST stock plan and award agreement.
Performance Stock Units.   Upon completion of the merger, each vested performance stock unit that is outstanding immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock that would be delivered in respect of such vested performance stock unit based on actual performance through to the effective date of the merger, subject to any required tax withholding. Each unvested performance stock unit that is outstanding immediately prior to the closing will be converted into a Rollover PSU equal to the product obtained by multiplying (x) the number of shares of DST common stock that would be delivered in respect of such unvested performance stock unit based on projected actual performance through to the effective date of the merger (equal to 124% of target for performance stock units granted in 2016, and 200% of target for performance stock units granted in 2017)

by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover PSU will vest, subject to continued employment, in one-third increments over the immediately following three anniversary dates of the change in control (subject to earlier vesting upon a qualifying termination), and will otherwise be subject to the same terms and conditions applicable to the unvested performance stock unit under the applicable DST stock plan and award agreement (excluding any performance-vesting requirements).
Cash Awards.   Each vested long-term cash award that is outstanding as of immediately prior to the closing shall be cancelled at the closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) in the amount set forth in the applicable notice of grant and award agreement. Each unvested long-term cash award that is outstanding as of immediately prior to the closing will remain outstanding and subject to the same terms and conditions as in effect immediately prior to the closing.
Director Equity.   Any shares of DST common stock held by our directors will be treated in the same manner as outstanding shares of DST common stock held by all other stockholders of DST entitled to receive the Merger Consideration. Directors who have deferred their annual cash fees and annual equity awards under the DST Systems, Inc. 2015 Directors’ Deferred Fee Plan will receive a distribution of their accounts as soon as administratively practicable following the earlier of the director’s separation from service or the completion of the merger (at which point, DST will terminate the DST Systems, Inc. 2015 Directors’ Deferred Fee Plan). Any amounts deferred under the DST Systems Inc. 2005 Non-Employee Directors’ Award Plan will be distributed as soon as administratively practicable following the earlier of the director’s separation from service or the completion of the merger (at which point, DST will terminate the DST Systems, Inc. 2005 Directors’ Deferred Fee Plan).
Accelerated Vesting of Equity and Equity-Based Awards Upon Certain Terminations
Pursuant to the terms of DST’s stock plans (which include the 2015 Plan and the 2005 Plan) the vesting of each Rollover Option, Rollover RSU, Rollover PSU, and any unvested cash award outstanding as of the date of the merger agreement, including any such awards held by executive officers, will accelerate and vest in the event of a qualifying termination (as described below).
A qualifying termination will occur upon the occurrence of one of the following events during the three-year period following completion of the merger: a termination other than for cause (as defined in the award agreement), a termination due to death or disability, a reduction in force, a business unit divestiture, retirement (as defined in the award agreement), or a resignation for good reason (as defined in the award agreement).
Merger-Related Payments
The table below sets forth the estimated amounts that each director, named executive officer, and other executive officer of DST would be eligible to receive (without subtraction of applicable withholding taxes) with regard to shares of DST common stock, Options, restricted stock units, and performance share units as of promptly following the completion of the merger or, in the case of the Rollover Options, Rollover RSUs and Rollover PSUs, assuming continued employment or service through the completion of the merger and a qualifying termination of employment or service immediately following the completion of the merger. Depending on when the merger is completed, certain outstanding equity shown in the table below may become vested in accordance with their terms without regard to the merger or, in the case of Options, may be exercised by the director or executive officer.

Merger Proxy Beneficial Ownership Table
(as of 2/21/18)
	Shares (#)	Value of Shares ($84)	Options (#)(3)	Value of Options ($84)	Performance Stock Units (#)(4)	Value of Performance Units ($84)	Restricted Stock Units (#)(5)	Value of Restricted Stock Units ($84)(6)	Total Value ($84)
Board of Directors(1)
Joseph C. Antonellis	7,054.5002	$592,578.02							$592,578.02
Jerome H. Bailey	6,992.0000	$587,328.00							$587,328.00
Lynn Dorsey Bleil	15,987.8483	$1,342,979.26							$1,342,979.26
Lowell L. Bryan	49,154.0000	$4,128,936.00							$4,128,936.00
Gary D. Forsee	12,606.2307	$1,058,923.38							$1,058,923.38
Charles E. Haldeman, Jr.	33,191.4035	$2,788,077.89							$2,788,077.89
Samuel G. Liss	18,492.0000	$1,553,328.00							$1,553,328.00
Named Executive Officers(2)
Stephen C. Hooley	78,455	$6,590,220.00	157,280	$9,622,733.60	170,116	$14,289,744.00	51,169	$4,298,196.00	$34,800,893.60
Gregg Wm. Givens	43,348	$3,641,232.00	8,098	$487,864.01	39,148	$3,288,432.00	11,613	$975,492.00	$8,393,020.01
Jonathan J. Boehm	61,215	$5,142,060.00	14,174	$853,912.63	45,386	$3,812,424.00	14,341	$1,204,644.00	$11,013,040.63
Vercie L. Lark	44,390	$3,728,760.00	45,400	$2,926,711.00	40,485	$3,400,740.00	11,817	$992,628.00	$11,048,839.00
Randall D. Young	41,214	$3,461,976.00	—	$—	26,607	$2,234,988.00	8,109	$681,156.00	$6,378,120.00
Manoochehr Abbaei(7)	—	$—	—	$—	—	$—	—	$—
Other Executive Officers(2)
Edmund J. Burke	23,409	$1,966,356.00	—	$—	29,362	$2,466,408.00	8,710	$731,640.00	$5,164,404.00
Maria Mann	1,369	$114,996.00	—	$—	21,730	$1,825,320.00	7,098	$596,232.00	$2,536,548.00
William Slattery	4	$336.00	—	$—	14,035	$1,178,940.00	3,456	$290,304.00	$1,469,580.00
Mary E. Sweetman	9,669	$812,196.00	—	$—	20,734	$1,741,656.00	6,091	$511,644.00	$3,065,496.00

(1)
For directors, reflects annual stock awards in connection with Board of Directors service and open market purchases. Ms. Bleil and Messrs. Antonellis, Haldeman, and Forsee deferred their shares under the 2015 Directors’ Deferred Fee Plan and the 2005 Directors’ Deferred Fee Plan, and will receive a distribution of their accounts as soon as administratively practicable following the completion of the merger.

(2)
For named executive officers and other executive officers, reflects shares acquired in settlement of vested restricted stock units and performance stock units. The amount listed for Mr. Young also includes 41,194 shares indirectly held.

(3)
Reflects fully vested, unexercised stock options, which will be canceled in exchange for merger consideration in the merger.

(4)
Reflects (i) unvested outstanding performance stock units, which will become Rollover PSUs in the merger, calculated based on projected actual performance through the effective date of the merger, in accordance with the merger agreement (equal to 0% of target for the performance stock units granted in 2015, 124% of target for the performance stock units granted in 2016, and 200% of target for the performance stock units granted in 2017), and (ii) dividend equivalents thereon, assuming projected actual achievement in accordance with the foregoing clause. For Messrs. Hooley and Young, in lieu of conversion of their PSUs into Rollover PSUs, their PSUs will be converted into cash (based upon a cash price of  $84.00 per share) and paid in a cash lump sum on the closing date, provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any six month delay required by Section 409A.

(5)
Reflects unvested outstanding restricted stock units, which will become Rollover RSUs in the merger, and dividend equivalents thereon. Does not reflect the time-based restricted stock units (RSUs) approved for grant by the compensation committee on February 23, 2018 described further in footnote 6 below, in the following amounts: Mr. Hooley, 53,571 RSUs; Mr. Givens, 15,107 RSUs; Mr. Boehm, 17,881 RSUs; Mr. Lark, 16,095 RSUs; Mr. Young, 10,929 RSUs; Mr. Burke, 11,321 RSUs; Ms. Mann, 9,524 RSUs; Mr. Slattery, 7,393 RSUs; and Ms. Sweetman, 8,143 RSUs. The number of shares underlying such restricted stock units was based on a per-share price of  $84. For Messrs. Hooley and Young, in lieu of conversion of their RSUs into Rollover RSUs, their RSUs will be converted into cash

(based upon a cash price of  $84.00 per share) and paid in a cash lump sum on the closing date, provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any six month delay required by Section 409A.
(6)
In addition to the values set forth in the table above, on February 23, 2018, in connection with its annual equity program in the ordinary course of business consistent with past practice (as permitted under the merger agreement), the compensation committee approved grants of time-based restricted stock units to the executive officers, which will vest ratably over three years and be subjected to standard terms and conditions, in the following amounts: Mr. Hooley, $4,500,000; Mr. Givens, $1,269,000; Mr. Boehm, $1,502,000; Mr. Lark, $1,352,000; Mr. Young, $918,000; Mr. Burke, $951,000; Ms. Mann, $800,000; Mr. Slattery, $621,000; and Ms. Sweetman, $684,000.

(7)
Mr. Abbaei left DST as a part of a divestiture on July 1, 2016.

Payments to Executives upon Termination Following Change-in-Control
Executive Officer Employment Agreements
Stephen C. Hooley and Randall D. Young are each party to an employment agreement governed by the laws of Missouri, which we refer to collectively as the employment agreements. The employment agreements contain a three-year post-change in control protection period, which we refer to as the Three-Year Period.
Benefits:   The employment agreements each contemplate continued employment during the Three-Year Period and continued participation in DST’s benefit plans, which we refer to as the Specified Benefits, on the basis of the executive’s participation on the date of the change in control; or, in the alternative, other plans which are at least equivalent to those in effect on the change in control.
Termination following Change in Control:   Under each employment agreement, after a change in control, if the executive’s employment is terminated by DST without cause or if the executive resigns for Good Reason (as defined below), then the executive is entitled to receive a lump sum payment (payable within five days following the termination date) equal to the salary he would have received for the remainder of the Three-Year Period (but in no event less than one year) and continued benefits for such length of time; provided that: (a) if any plan pursuant to which Specified Benefits are provided immediately prior to termination would not permit continued participation, then DST will pay a lump sum equal (within five days following the termination date) to the amount of Specified Benefits the executive would have received if he was fully vested and a continuing participant in such plan until the end of the severance period; (b) if the executive obtains new employment following termination, then after any waiting period applicable to participation in any plan of the new employer, he will continue to be entitled to receive benefits only to the extent such benefits would exceed those available under comparable plans of the new employer; and (c) the executive is entitled a lump sum equal to the aggregate amount of the annual incentives he would have received if target goals had been met for each year of the Three-Year Period (prorated for the final performance year if the Three-Year Period ends partially through a performance year).
280G — Gross Ups:   The employment agreements provide for payment of a gross-up relating to the parachute tax imposed by Internal Revenue Code Section 4999. For Mr. Hooley, the parachute payment is generally subject to a scaleback equal to the largest amount that can be paid without triggering the parachute tax. If the payment is scaled back, there would be no parachute tax and no gross-up payment. However, if Mr. Hooley would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were scaled back, the cap does not apply and he is entitled to a gross-up payment, not to exceed five times the parachute tax.
Good Reason:   “Good Reason” will exist if Mr. Hooley or Mr. Young resign after a change in control and following: (i) a material reduction in duties or in level of work responsibility or conditions; (ii) a material reduction in base salary; (iii) the material relocation of the executive offices of DST or its successor to a location outside the metropolitan area of Kansas City, Missouri or requiring Mr. Hooley or Mr. Young to be based anywhere other than DST’s executive office, except for required business travel to an extent substantially consistent with the executive’s obligations immediately prior to the change in control date; or (iv) a material breach by DST in providing the Specified Benefits during the Three-Year Period, except for removal of benefits that are immaterial or reduction in benefits by 10% or less in the aggregate. To terminate with good reason following a change in control, (i) the executive must provide written notice to the secretary of DST within ninety (90) days after the initial occurrence of a good reason event describing in detail the event and stating that the executive’s employment will terminate upon a specified date in such notice (which may be no earlier than 30 days and no later than 90 days after the date such notice is provided), and (ii) DST does not remedy the event prior to the specified termination date in such notice.
Restrictive Covenants:   Mr. Hooley is bound under his employment agreement by restrictive covenants against competition and against solicitation of employees, customers and vendors during his employment and for a minimum of three years following termination of his employment (and also including any period following termination of employment during which any unvested equity continues to vest), as well as a standard confidentiality provision. Mr. Young’s employment agreement contains a standard confidentiality provision.
William Slattery is not entitled to severance payments or benefits in connection with a change in control. Mr. Slattery is party to a terms and conditions employment agreement that requires DST to provide Mr. Slattery with six months’ notice of termination to end his contract. DST may put Mr. Slattery on garden leave for the notice period, during which time he is entitled to his pay and benefits.
Executive Officer Separation Agreements.
Messrs. Hooley and Young have each entered into a separation agreement, which we refer to collectively as the separation agreements. Under the separation agreements, upon the effective time of the merger, Messrs. Hooley and Young’s employment with DST will be terminated for “good reason” (pursuant to their employment agreements as described above). In satisfaction of all obligations of DST under their employment agreements (as described above), Messrs. Hooley and Young will receive the cash severance and benefits described above on the closing date. In addition, in lieu of conversion of any of Messrs. Hooley and Young’s outstanding RSUs and PSUs into SS&C equity awards, such awards shall be converted into cash (based upon a cash price of  $84.00 per share) and paid in a cash lump sum on the closing date, provided, that to the extent that any such cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid subject to any six month delay required by Section 409A.
Executive Severance Plan
The following executive officers participate in the Executive Severance Plan: Mr. Givens, Mr. Lark, Mr. Burke, Ms. Mann, Mr. Boehm and Ms. Sweetman. During the two years following a change in control, an executive who is involuntarily terminated by DST or its successor without cause and other than as a result of the executive’s death or disability, or who is terminated as a result of Constructive Termination (as defined below) will be entitled to receive the following amounts:
Severance Payment: DST or its successor will pay the executive within sixty days of the qualifying termination, a single lump sum cash payment equal to: (1) two times the executive’s annual base salary as of the date of termination; (2) two times the executive’s target annual bonus amount; (3) two times the DST-paid (or its successor’s paid) portion of the COBRA continuation premium costs to cover the executive and the executive’s dependents for twelve months; plus (4) a pro rata portion of the annual incentive bonus that the executive would have received for the performance year during which the executive’s termination occurred, assuming target level achievement of performance goals.
Outplacement Services:   DST or its successor will reimburse the executive for all reasonable outplacement counseling services during the eighteen month period following the qualifying termination, up to $25,000.
280G Cutback:   In addition, the Executive Severance Plan specifies that DST or its successor will cut back the executive’s parachute payment if such cutback is more favorable to the executive than application of the excise taxes.
Constructive Termination:   Pursuant to the Executive Severance Plan, “Constructive Termination” is defined as the executive’s voluntary resignation as a result of: (1) a material diminution in the executive’s authority, duties or responsibilities, or a change in the executive’s supervisory reporting relationship within

DST or its successor that materially and negatively alters the executive’s ability to perform his or her duties and responsibilities (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority); (2) a change, caused by DST or its successor, in geographic location of greater than fifty miles of the location at which the executive primarily performs services for DST or its successor; or (3) a material reduction in the executive’s base compensation (which includes annual base salary, annual incentives and long-term incentives), unless such reduction is an across-the-board reduction similarly affecting all or substantially all similarly-situated employees.
Restrictive Covenants:   Executives participating in the Executive Severance Plan are subject to post-termination restrictive covenants against competition and against solicitation of employees, customers and vendors for 12 months following termination of employment (24 months following a termination occurring after a change in control), as well as a standard confidentiality provision.
Executive officers with individual employments are not eligible to participate in the Executive Severance Plan.
Potential Change-in-Control Payments to Executive Officers Other than Named Executive Officers
The following table shows the estimated amounts that each executive officer other than the named executive officers would receive upon a qualifying termination of employment assuming that such event occurred on the end date of the merger agreement, July 11, 2018. The following table does not replicate information already disclosed in the “Merger-Related Payments” table above.
Cash Severance
	Salary ($)	Target Bonus Amount ($)	Pro Rata Bonus ($)	Health Insurance Premiums ($)	Outplacement Services	Total ($)
Other Executive Officers
Edmund J. Burke	$830,000	$1,525,162(1)	$401,139	$43,100	$25,000	$2,824,401
Maria Mann	$880,000	$880,000	$231,452	$14,967	$25,000	$2,031,419
William Slattery	$248,497(2)	N/A	N/A	$32,634(2)	N/A	$281,131(2)
Mary E. Sweetman	$800,000	$800,000	$210,411	$43,100	$25,000	$1,878,511

(1)
Mr. Burke’s bonus amount is based on his two-year average bonus.

(2)
The amounts contained in the table for Mr. Slattery reflect pay and benefits in respect of a six month notice period.

2018 Equity Grants
DST may grant equity awards in 2018 in the ordinary course of business consistent with past practice (including to executive officers), in the form of restricted stock units, up to an aggregate grant date value (based on a price per share of DST common stock of  $84.00) of  $35.5 million. Such restricted stock units shall be subject to standard terms and conditions, including ratable vesting over three years and terms relating to a change in control. For anticipated grants of equity in 2018 to executive officers, see the “Merger Proxy Beneficial Ownership Table.”
Potential Change-in-Control Payments to Named Executive Officers
The following tables show the estimated amounts of payments and benefits that each named executive officer of DST would receive in connection with the merger, assuming consummation of the merger occurred on the “End Date” set forth in the merger agreement, July 11, 2018, and the employment of the named executive officer was terminated without cause or the named executive officer resigned for Good Reason (as defined in the applicable employment agreement) or due to Constructive Termination (as defined in the Executive Severance Plan) on such date.
The first table below, entitled “Golden Parachutes Compensation,” along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to DST’s chief executive officer, chief financial officer, any executive officer who served as DST’s chief executive officer during the prior fiscal year, any executive officer who served as DST’s chief executive officer during the prior fiscal year and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each of whom we refer to as a named executive officer. This compensation is subject to an advisory vote of DST’s stockholders, as described below under the section entitled “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements” beginning on page 90. We have not included in the Golden Parachutes Compensation table and related disclosure and discussion required by Item 402(t) of Regulation S-K information relating to Mr. Manoochehr Abbaei, who was a named executive officer in our most recent annual proxy but terminated employment with DST as a part of a divestiture on July 1, 2016.
The calculations in the tables below do not include (i) amounts that the named executive officers were already entitled to receive that were or would be vested as of July 11, 2018, (ii) annual equity grants to the named executive officers approved by the compensation committee on February 23, 2018, or (iii) amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of DST. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.
Golden Parachutes Compensation
Officer	Cash(1) ($)(b)	Equity(2) ($)(c)	Perquisites/ Benefits(3) ($)(e)	Tax Reimbursement(4) ($)(f)	Total ($)(g)
Stephen C. Hooley	$7,045,685	$16,459,899.00	$148,687	$0	$23,654,271.00
Gregg Wm. Givens	$2,149,863	$4,055,533.00	$68,100	$0	$6,273,496.00
Jonathan J. Boehm	$2,217,753	$4,694,364.00	$71,265	$0	$6,983,382.00
Vercie L. Lark	$2,081,973	$4,187,431.00	$71,265	$0	$6,340,669.00
Randall D. Young	$3,034,603	$2,792,901.00	$139,593	$0	$5,967,097.00

(1)
Cash.   Column (b) represents the value of the cash severance payments payable to each named executive officer. For Messrs. Hooley and Young, this is equal to (a) base salary for the remainder of the three-year period, (b) an incentive award equal to the aggregate of the annual incentive awards for the three-year period at a target level of performance, and (c) a lump sum payment of a prorated annual incentive based on target performance for the year of termination. For the remaining NEOs, this is equal to (a) a lump sum severance payment equal to two times the sum of the executive’s (i) annual base salary as of immediately prior to his or her termination of employment and (ii) target incentive opportunity for the year in which the termination of employment occurred and (b) a lump sum payment of a prorated annual incentive based on target performance for the year of termination. The individual components of column (b) are quantified in the table below.

Name	Severance Payment ($)	Prorated Incentive
Stephen C. Hooley	$6,375,000	$670,685
Gregg Wm. Givens	$1,900,000	$249,863
Jonathan J. Boehm	$1,960,000	$257,753
Vercie L. Lark	$1,840,000	$241,973
Randall D. Young	$2,790,000	$244,603
The severance amounts under this column are all “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment on or after the completion of the merger.
(2)
Equity.   Column (c) represents the aggregate payments to be made in respect of Rollover RSUs and Rollover PSUs (or, for Messrs. Hooley and Young, under their separation agreements) based on the

Merger Consideration, not including (as noted above), the time-based restricted stock units approved for grant by the compensation committee on February 23, 2018, in the following amounts: Mr. Hooley, $4,500,000; Mr. Givens, $1,269,000; Mr. Boehm, $1,502,000; Mr. Lark, $1,352,000; and Mr. Young, $918,000. The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment on or after the completion of the merger. See the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger — Treatment of Company Awards” for a description of the treatment of DST equity awards in connection with the business combination.
Name	RSUs ($)	PSUs ($)
Stephen C. Hooley	$2,170,168.00	$14,289,731
Gregg Wm. Givens	$767,088.00	$3,288,445
Jonathan J. Boehm	$881,972.00	$3,812,392
Vercie L. Lark	$786,674.00	$3,400,757
Randall D. Young	$557,942.00	$2,234,959
(3)
Perquisites/Benefits.   Column (e) reflects three years of health insurance premiums for Messrs. Hooley and Young (calculated using 2018 COBRA continuation rates) plus three years of life insurance and disability premiums (using 2018 rates) and plus estimated 401(k) profit sharing contribution amounts for a three-year period (based on contributions made for 2017). The table reflects two years of health insurance premiums for Messrs. Givens, Boehm and Lark plus reimbursement for outplacement consulting fees equal to $25,000. The individual components of column (e) are quantified in the table below.

Officer	Health Insurance Premiums	Disability Insurance Premiums	Life Insurance Premiums	401K Contribution	Outplacement Benefits
Stephen C. Hooley	$45,173	$40,841	$14,073	$48,600	N/A
Gregg Wm. Givens	$43,100	N/A	N/A	N/A	$25,000
Jonathan J. Boehm	$46,265	N/A	N/A	N/A	$25,000
Vercie L. Lark	$46,265	N/A	N/A	N/A	$25,000
Randall D. Young	$45,173	$24,904	$20,916	$48,600	N/A
(4)
Tax Reimbursements.   The employment agreements for each of Messrs. Hooley and Young provide that they are eligible for a gross-up payment relating to the parachute tax. For Mr. Hooley, the potential parachute payment is generally subject to a scaleback equal to the largest amount that can be paid without triggering the parachute tax. If the payment is scaled back, there would be no parachute tax and no gross-up payment. However, if Mr. Hooley would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were scaled back, the cap does not apply and he is entitled to a gross-up payment, not to exceed five times the parachute tax. Messrs. Hooley’s and Young’s estimated parachute payments do not trigger the excise tax; therefore, neither is entitled to an excise tax gross-up. For the remaining NEOs, the Executive Severance Plan contains a “best-net cutback” provision such that if the payment of any of these amounts would subject the executive to the excise tax provisions of Section 280G of the Code, the payments would be reduced to an amount below the threshold at which such penalty tax provisions apply if such a reduction (and the avoidance of such penalty taxes) would be more favorable to the executive on an after-tax basis. The amounts shown in the tables above have not been reduced to reflect any potential cutback amounts.

Financing of the Merger
The merger is not conditioned upon receipt of financing by SS&C. In connection with the execution of the merger agreement, SS&C has delivered to DST a copy of the executed Commitment Letter, providing for debt financing as described by such debt commitment letter, pursuant to which, upon the terms and subject to the conditions set forth therein, the financing sources party thereto have agreed to lend the amounts set forth therein, in an aggregate principal amount of senior secured loans equal to $7.123 billion. In addition, SS&C intends to finance the acquisition with $1.250 billion in aggregate gross proceeds from the issuance of senior unsecured senior notes in a public offering or private placement and/or the issuance of shares of SS&C’s common stock in a public offering, and to the extent that the aggregate gross proceeds from the issuance of such notes and/or equity securities is less than $1.250 billion, a senior unsecured bridge loan facility up to an aggregate principal amount of  $1.250 billion is available to SS&C pursuant to the terms of the debt commitment letter. SS&C and Merger Sub have represented to DST that they will have sufficient funds at the closing to pay all cash amounts required to be paid by SS&C and Merger Sub pursuant to the terms of the merger agreement.
Concurrently with the signing of the merger agreement, SS&C Technologies, Inc., a wholly-owned subsidiary of SS&C, entered into the Commitment Letter with the Commitment Parties in connection with the merger. Pursuant to the Commitment Letter, the Commitment Parties have committed to provide to SS&C Technologies, Inc. (a) senior secured credit facilities comprised of  (i) the Term B-1 Facility, (ii) the Term Loan B-2 Facility, and (iii) the Senior Secured Credit Facilities; and (b) the Bridge Facility, and together with the Senior Secured Credit Facilities, the Debt Facilities to the extent the aggregate gross proceeds from the issuance of the Notes in a public offering or private placement and/or the issuance of the Equity Securities in a public offering is less than $1.250 billion.
The aggregate amounts of the Senior Secured Credit Facilities are subject to reduction on a dollar-for-dollar basis to the extent SS&C is able to enter into an amendment to its credit agreement, dated as of July 8, 2015, as amended, restated, supplemented or otherwise modified from time to time, by and among SS&C, SS&C Technologies, Inc., SS&C Technologies Holdings Europe S.a r.L and SS&C European Holdings S.a r.L, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent, as described in the Commitment Letter.
The aggregate amounts of the Term B-1 Facility and the Bridge Facility are subject to reduction on a dollar-for-dollar basis to the extent SS&C is able to enter into a successful consent solicitation to its Indenture, dated as of July 8, 2015, by and among SS&C, certain of its subsidiaries and Wilmington Trust, National Association, that governs its existing senior notes, as described in the Commitment Letter.
The Commitments Parties’ obligations to provide the Debt Facilities are subject to a number of customary conditions precedent, including entry into customary documentation and completion of a customary marketing period.
The Commitment Parties’ commitments with respect to the Debt Facilities will terminate on the earliest of  (a) 5:00 p.m., New York City time, on July 11, 2018, which we refer to as the Outside Date, (provided, that if the end date has been extended under the merger agreement, the Outside Date shall be November 11, 2018), unless on or prior to such time the transactions have been consummated, (ii) the Commitment Parties’ commitments with respect to the Bridge Facility only, on a dollar-for-dollar basis on the date of the issuance of the Notes (including into escrow) and/or Equity Securities in lieu of a borrowing thereunder, (iii) the date of termination of the merger agreement or (iv) the consummation of the acquisition without the use of the Senior Secured Credit Facilities or the Bridge Facility.
SS&C currently intends to finance (a) the payment of the Merger Consideration and associated fees and expenses, (b) the refinancing of the indebtedness outstanding under SS&C’s and DST’s existing credit agreements, indentures and note purchase agreements and (c) the payment of fees and expenses with respect to the merger and the financing with (i) cash on hand and (ii) proceeds from the Debt Facilities and/or the issuance of Notes and/or Equity Securities, as applicable.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of DST common stock who hold their stock as a capital asset within the meaning of Section 1221 of the Code. This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the Treasury Regulations, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not binding on the Internal Revenue Service, which we refer to as the IRS, or a court and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of DST common stock that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (4) a trust if  (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of DST common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
The tax consequences of the merger to stockholders who hold their shares of DST common stock through a partnership or other flow-through entity will generally depend on the status of the stockholder and the activities of the partnership or other flow-through entity. Partners in a partnership (or other flow-through entity) holding shares of DST common stock should consult their tax advisors regarding the tax consequences of the merger to them.
This summary is not a complete description of all the U.S. federal income tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of DST common stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, tax-exempt entities, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former long-term residents of the United States, holders who acquired DST common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold DST common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this summary does not address U.S. federal income tax considerations applicable to holders of DST common stock who exercise appraisal rights under Delaware law. Further, this summary does not address any tax consequences of the merger to U.S. holders of options, shares of restricted stock, restricted share units, performance stock units or warrants to acquire shares of DST common stock whose options, shares of restricted stock, restricted share units, performance stock units or warrants are canceled in exchange for cash or other consideration pursuant to the merger. Holders of such options, shares of restricted stock, restricted share units, performance units or warrants should consult their tax advisors regarding the tax consequences of the merger to them. In addition, no information is provided with respect to the tax consequences of the merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. This summary does not address the tax consequences of any transaction other than the merger.
The tax consequences of the merger will depend on your specific situation. You should consult your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Tax Consequences to U.S. Holders
The receipt of cash by U.S. holders in exchange for shares of DST common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of DST common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the U.S. holder’s adjusted tax basis in its DST common stock exchanged therefor. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. If a U.S. holder’s holding period in the shares of DST common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of DST common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of DST common stock.
Tax Consequences to Non-U.S. Holders
Payments made to a non-U.S. holder in exchange for shares of DST common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares of DST common stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•
the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the exchange of shares of DST common stock for the Merger Consideration pursuant to the merger and certain other conditions are met; or

•
the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of DST common stock at any time during the five-year period preceding the merger, and DST is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held DST common stock.

Gain described in the first bullet point above will be subject to tax on net gain at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower applicable treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. DST believes that it has not been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.
Information Reporting and Backup Withholding
Payments made in exchange for shares of DST common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
A non-U.S. holder may be subject to information reporting and backup withholding on the cash received in exchange for DST common stock unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate version of IRS Form W-8.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Holders of DST common stock are urged to consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Regulatory Approvals
General
DST and SS&C have agreed to use their reasonable best efforts to cooperate with each other party in taking any and all actions, and to do all things reasonably necessary, appropriate or desirable, to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including obtaining any requisite approvals. These approvals include approval of, or under, the HSR Act, the competition law of Ireland, FINRA, the FCA, the Central Bank of Ireland and Luxembourg’s Commission de Surveillance du Secteur Financier. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.
Other than the approvals and notifications described below, neither DST or SS&C is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.
HSR Act and Other Antitrust Matters
Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be completed until DST and SS&C each file a notification and report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period thereunder has expired or been terminated. DST and SS&C filed their respective HSR Act notifications on February 1, 2018.
At any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Additionally, both DST and SS&C operate in Ireland. The approval of the Competition and Consumer Protection Commission or the expiration of the review period is a required condition to the consummation of the merger.
Financial Conduct Authority
Section 178 of the U.K. Financial Services and Markets Act 2000, which we refer to as the FSMA, requires SS&C (or any other potential controllers in SS&C’s group, to the extent required) to give notice to the FCA of their intention to acquire control of DST Financial Services Europe Limited, a wholly owned subsidiary of DST that is authorized by the FCA. Any failure to give the FCA required notice under section 178 of the FSMA and any acquisition of control by a proposed controller during the FCA assessment period without FCA prior approval are both criminal offenses under section 191F of the FSMA. Completion of the merger is, therefore, subject to the receipt of FCA approval. Finally, a failure by DST Financial Services Europe Limited to make the relevant notification to the FCA under the FCA’s rules could result in FCA action being taken against it. SS&C filed its application on January 29, 2018.

Other Regulatory Approvals
Applications for approval or notification to regulators have been filed, or will be filed, with certain other non-U.S. regulatory authorities, including, the Central Bank of Ireland, which we refer to as CBI, under the Investment Intermediaries Act 1995 and Commission de Surveillance du Secteur Financier, which we refer to as CSSF, pursuant to Article 18 of the 1993 Law of Luxembourg. Although DST and SS&C do not expect these regulatory authorities to raise any significant concerns in connection with the merger, there is no assurance that DST and SS&C will obtain all required regulatory approvals on a timely basis, if at all.
DST and SS&C filed their respective CBI notifications on January 12, 2018 and January 29, 2018 respectively. DST filed its CSSF notification on January 12, 2018. SS&C filed its CSSF notification on February 7, 2018.
FINRA Notices and Filings
DST also must file applications and notices to FINRA in connection with the indirect change in control, as a result of the merger, of DST’s SEC registered broker-dealer subsidiaries. DST’s SEC registered broker-dealer subsidiaries filed their respective applications on February 16, 2018.
Legal Proceedings Regarding the Merger
On February 20, 2018, a putative class action complaint was filed against DST and the members of its board of directors in the United States District Court for the District of Delaware under the caption Scott v. DST Sys., Inc., et al., Case No. 1:18-cv-00286-UNA (D. Del.). The complaint alleges that the preliminary proxy statement issued in connection with the merger omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934. Specifically, the complaint alleges that the preliminary proxy statement does not disclose the line items used to calculate certain measures that do not comply with Generally Accepted Accounting Principles (“non-GAAP”) or a reconciliation of such non-GAAP metrics to their most comparable GAAP measures, and also does not disclose actual projected values of unlevered free cash flow (“UFCF”) or the values of the line items utilized to calculate UFCF, rendering the preliminary proxy statement false and misleading. The complaint seeks an order (1) declaring that the action is properly maintainable as a class action and certifying the plaintiff as class representative and his counsel as class counsel; (2) enjoining DST from proceeding with the shareholder vote on the merger or consummating the merger, unless and until DST issues additional disclosures; (3) awarding damages; (4) awarding costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and (5) granting such other and further relief as the Court may deem just and proper. The defendants believe the lawsuit is without merit and intend to defend vigorously against these allegations.
On February 21, 2018, a putative class action complaint was filed against DST and the members of its board of directors in the United States District Court for the Western District of Missouri under the caption Pratt v. DST Sys., Inc., et al., Case No. 4:18-cv-00133-DGK (W.D. Mo.). The complaint alleges that the preliminary proxy statement issued in connection with the merger omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934. Specifically, the complaint alleges that the preliminary proxy statement does not disclose the line items used to calculate certain non-GAAP measures or a reconciliation of such non-GAAP metrics to their most comparable GAAP measures; does not disclose actual projected values of UFCF or the values of the line items utilized to calculate UFCF; does not disclose the multiples and metrics for the Publicly Traded Companies Analyses; and does not disclose the multiples and metrics for the Selected Precedent Transactions Analyses, rendering the preliminary proxy statement false and misleading. The complaint seeks an order (1) declaring that the action is properly maintainable as a class action and certifying the plaintiff as class representative and his counsel as class counsel; (2) enjoining DST from proceeding with the shareholder vote on the merger or consummating the merger; (3) directing DST to disseminate a materially complete and accurate Proxy Statement; (4) awarding damages; (5) awarding costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; (6) declaring that the defendants violated Sections 14(a) and/or 20(a) of the 1934 Act, as well as Rule 14a-9; and (7) granting such other and further relief as the Court may deem just and proper. The defendants believe the lawsuit is without merit and intend to defend vigorously against these allegations.

TERMS OF THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement were made for purposes of the merger agreement and as of specific dates, were for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by DST, SS&C and Merger Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure schedules to the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between DST, SS&C and Merger Sub, and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors. In reviewing the representations, warranties and covenants contained in the merger agreement or any description thereof in this summary, it is important to bear in mind that such representations, warranties, covenants and agreements or any descriptions were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of DST, SS&C and Merger Sub or any of their respective affiliates or businesses except as expressly stated in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of DST, SS&C and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A hereto, with the intention of providing you with information regarding the terms of the merger. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding DST and our business. Please see “Where You Can Find More Information” beginning on page 102.
Structure of the Merger
On the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, on the closing date and at the effective time of the merger, Merger Sub will merge with and into DST, the separate corporate existence of Merger Sub will cease and DST will continue as the surviving corporation in the merger and as a wholly owned indirect subsidiary of SS&C. The merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL.
Closing and the Effective Time of the Merger
The closing for the merger will take place (a) on the later of  (i) the second (2nd) business day following the day on which all conditions to closing (described below under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 85) (other than those conditions that by their nature are to be satisfied at the closing) are satisfied or, to the extent permitted by law, waived and (ii) on the date following the satisfaction or, to the extent permissible, waiver of such conditions that is the earliest to occur of  (A) a date during the marketing period to be specified by SS&C on no less than two (2) business days’ notice to DST and (B) the final day of the marketing period, or (b) at such other place, at such other time or on such other date as SS&C and DST may mutually agree.

At the closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by DST and SS&C and specified in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
The directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation. The officers of DST immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until their successors will have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
At the effective time of the merger, the certificate of incorporation and bylaws of Merger Sub will become the certificate of incorporation and bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law, except that the certificate of incorporation and bylaws will be amended by SS&C as of the effective time of the merger to change the name of Merger Sub to the name of the surviving corporation and to contain such provisions as are necessary to give full effect to the provisions described under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Directors’ and Officers’ Indemnification and Insurance” beginning on page 83.
Merger Consideration
Common Stock
At the effective time of the merger and without any action on the part of the holder, each share of DST common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares), will be converted into the right to receive the Merger Consideration. All shares, when so converted into the right to receive the per share Merger Consideration, will automatically be cancelled and will cease to exist.
If between the date of the merger agreement and the effective time of the merger, the outstanding shares of DST common stock shall have been changed into a different number of shares or a different class, including by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, readjustment or exchange of shares, or any similar event shall have occurred, then any number or amount contained in the merger agreement which is based upon the number of shares of DST common stock will be appropriately adjusted to provide to the holders of DST common stock the same economic effect as contemplated by the merger agreement prior to such event.
Treatment of Company Awards
Options.   Upon completion of the merger, each vested Option that is outstanding immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as reasonably practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the excess, if any, of the Merger Consideration (without interest) over the exercise price per share of DST common stock of such vested Option, multiplied by (y) the number of shares of DST common stock subject to such vested Option less applicable withholding taxes. Each vested Option with an exercise price equal to or greater than the merger consideration will be cancelled immediately prior to the effective time of the merger without payment of any consideration. Each unvested Option that is outstanding as of immediately prior to the closing will be converted automatically into a Rollover Option to purchase the number of shares of SS&C common stock equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to such unvested Option immediately prior to the closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover Option will have an exercise price per share of SS&C common stock (rounded up to the nearest whole cent) equal to (1) the per share exercise price for the shares of DST common stock subject to such unvested Option divided by (2) the Equity Award Exchange Ratio. Each Rollover Option will otherwise be subject to the same terms and conditions applicable to the unvested option under the applicable DST stock plan and award agreement.
Restricted Stock Units.   Upon completion of the merger, each vested restricted stock unit outstanding immediately prior to the closing will be canceled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock subject to the vested restricted stock unit, subject to any required tax withholding; provided, that to the extent that any such vested restricted stock unit constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A. Each unvested restricted stock unit that is outstanding immediately prior to the closing (including restricted stock units that will comprise the annual equity awards to be granted by DST in February 2018) will be converted into a Rollover RSU equal to the product obtained by multiplying (x) the total number of shares of DST common stock subject to the unvested restricted stock unit immediately prior to the closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover RSU will otherwise be subject to the same terms and conditions applicable to the unvested restricted stock unit under the applicable DST stock plan and award agreement.
Performance Stock Units.   Upon completion of the merger, each vested performance stock unit that is outstanding immediately prior to the closing will be cancelled and the holder will be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) equal to the product of  (x) the Merger Consideration and (y) the number of shares of DST common stock that would be delivered in respect of such vested performance stock unit based on actual performance through to the effective date of the merger, subject to any required tax withholding; provided, that to the extent that any such vested performance stock unit constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A. Each unvested performance stock unit that is outstanding immediately prior to the closing will be converted into a Rollover PSU equal to the product obtained by multiplying (x) the number of shares of DST common stock that would be delivered in respect of such unvested performance stock unit based on actual projected performance through to the effective date of the merger (equal to 124% of target for performance stock units granted in 2016, and 200% of target for performance stock units granted in 2017) by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Rollover PSU will otherwise be subject to the same terms and conditions applicable to the unvested performance stock unit under the applicable DST stock plan and award agreement, including time-vesting requirements, but excluding any performance-vesting requirements.
Cash Awards.   Each vested long-term cash award that is outstanding as of immediately prior to the closing shall be cancelled at the closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the closing (but in any event no later than three (3) business days after the closing) in the amount set forth in the applicable notice of grant and award agreement; provided, that to the extent that any such vested long-term cash award constitutes nonqualified deferred compensation under Section 409A, the cash payment will be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of the award that will not result in the application of a tax or penalty under Section 409A. Each unvested long-term cash award that is outstanding as of immediately prior to the closing will remain outstanding and subject to the same terms and conditions as in effect immediately prior to the closing.

Exchange Procedures
No later than ten (10) days prior to the effective time of the merger, SS&C shall appoint a bank or trust company reasonably acceptable to DST to act as paying agent for the payment and delivery of the merger consideration. On the closing date, SS&C shall deposit, or cause to be deposited, with the designated paying agent, as needed, cash to pay the merger consideration.
As reasonably promptly as practicable after the effective time of the merger (and in any event within five (5) business days after the effective time of the merger), SS&C shall cause the paying agent to mail, or otherwise provide in the case of book-entry shares, to each holder of record of shares of DST common stock:
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a form of letter of transmittal; and

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instructions for effecting the surrender of book-entry shares or certificates in exchange for the applicable merger consideration.

Upon the surrender of, in the case of shares of DST common stock represented by a certificate, a certificate for cancellation to the paying agent together with the letter of transmittal, duly, completely and validly executed in accordance with the instructions thereto (or affidavits in lieu thereof) or, in the case of shares of DST common stock held as book-entry shares, the receipt of an “agent’s message” by the paying agent, in each case together with such other documents as may reasonably be required by the paying agent, the holder of shares of DST common stock shall be entitled to receive in exchange therefor the merger consideration into which such shares of DST common stock have been converted.
Until such shares of DST common stock are surrendered as described above, each share of DST common stock, and any certificate with respect thereto, shall be deemed at any time from and after the effective time of the merger to represent only the right to receive upon such surrender the merger consideration that the holders of shares of DST common stock are entitled to receive in respect of such shares.
In the event of a transfer of ownership of DST common stock that is not registered in the transfer records of DST, the merger consideration may be paid to a transferee if the certificate or book-entry share representing such DST common stock is presented to the paying agent (or, in the case of book-entry shares, proper evidence of such transfer) accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.
Any portion of the payment fund (including any interest received with respect thereto) that remains undistributed to the holders of DST common stock nine (9) months after the effective time of the merger shall be delivered to SS&C (or its designee) upon demand, and any holder of DST common stock who has not complied with the exchange procedures in the merger agreement shall thereafter look only to SS&C for payment of its claim for merger consideration without any interest thereon (subject to abandoned property, escheat or similar laws).
Withholding Rights
Each of DST, SS&C, Merger Sub, the surviving corporation and the paying agent (without duplication) shall be entitled to deduct and withhold from the consideration payable pursuant to the merger agreement to any holder of DST common stock, Rollover Options, Rollover RSUs and Rollover PSUs such amounts as are required to be withheld under U.S. federal tax law or any applicable provision of state, local or foreign tax law.
Appraisal Rights
Any dissenting shares will not be converted into the right to receive the per share merger consideration. Instead the holders of such dissenting shares will be entitled to such rights as are granted by Section 262 of the DGCL, unless and until such stockholder has failed to timely perfect, or has effectively withdrawn or lost, such stockholder’s right to dissent from the merger under the DGCL, in which case such stockholder shall be entitled to receive the merger consideration, without interest thereon, in exchange for such shares of DST common stock, and such shares of DST common stock shall no longer be deemed to be dissenting shares.

Representations and Warranties
The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications, including “material adverse effect” qualifications. Please see the definition of  “Company material adverse effect” in this section beginning on page 73. The representations and warranties of DST in the merger agreement relate to, among other things:
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due organization, valid existence, good standing and qualification to do business;

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capitalization, including the number of shares of DST common stock, options and other stock-based awards outstanding and ownership of subsidiaries;

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the absence of restrictions or encumbrances with respect to the capital stock of DST and its subsidiaries;

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corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

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the approval and recommendation by the Board of Directors of the merger agreement and the transactions contemplated by the merger agreement;

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the absence of any conflicts with or violations of organizational documents and other agreements or laws;

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required filings with, and consents from, governmental entities in connection with the transactions contemplated by the merger agreement;

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compliance with applicable laws, including the Investment Advisers Act of 1940, the possession of required permits necessary for the conduct of DST’s business and absence of governmental investigations;

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broker-dealer and transfer agent registration matters;

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compliance with SEC filing requirements, including the accuracy of the information contained in such documents and compliance with GAAP, and the rules and regulations of the SEC with respect to consolidated financial statements contained therein;

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absence of undisclosed liabilities;

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internal controls and disclosure controls and procedures relating to financial reporting;

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material contracts;

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the absence of certain material changes or events in the business of DST, including that there has not been a Company material adverse effect (as defined below);

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absence of litigation;

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employee benefit plans;

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labor and employment matters;

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insurance policies;

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real properties;

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tax matters;

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intellectual property;

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environmental matters;

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the receipt by the Board of Directors of an opinion of DST’s financial advisor as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of DST common stock, upon consummation of the merger;

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the absence of any undisclosed brokers’ fee;

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compliance with the Foreign Corrupt Practices Act of 1977; and

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inapplicability of anti-takeover statutes.

The representations and warranties of SS&C and Merger Sub in the merger agreement relate to, among other things:
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due organization, valid existence, good standing and qualification to do business;

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corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

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the absence of any conflicts with or violations of organizational documents and other agreements or laws;

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required filings with, and consents from, governmental entities in connection with the transactions contemplated by the merger agreement;

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absence of litigation;

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operations of Merger Sub;

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the absence of any undisclosed brokers’ fee;

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financing and the validity of the debt commitment letter;

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ownership of DST common stock; and

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solvency.

Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or a “Company material adverse effect” or “SS&C material adverse effect”, as applicable. For purposes of the merger agreement, a “Company material adverse effect,” means any circumstance, effect or change that, individually or in the aggregate, (i) materially adversely affects the business, financial condition or results of operations of DST and its subsidiaries, taken as a whole; or (ii) is or would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the merger or the other transactions contemplated by the merger agreement by DST. However, in the case of clause (i), any circumstance, effect or change arising from or related to the following shall not be taken into account in determining whether a DST material adverse effect has occurred or would reasonably be expected to occur:
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(a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally;

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(b) political conditions (or changes in such conditions) in the United States or any other country or region in the world, declared or undeclared acts of war, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date of the merger agreement;

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(c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates;

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(d) changes required by GAAP, or other accounting standards (or interpretations thereof);

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(e) changes in any laws or other binding directives issued by any governmental entity (or interpretations thereof), including, to the extent relevant to the business of DST and its subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment and not specifically relating to DST or its subsidiaries;

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(f) changes that are generally applicable to the industries in which DST and its subsidiaries operate and not specifically relating to DST or its subsidiaries;

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(g) any failure by DST to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement or any decline in the market price or trading volume of DST common stock;

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(h) the negotiation, execution or delivery of the merger agreement, the performance by any party thereto of its obligations under the merger agreement or the public announcement (including as to the identity of the parties thereto) of the merger or any of the other transactions contemplated by the merger agreement including the impact thereof on relationships, contractual or otherwise (including the cessation of any such relationship) with customers, suppliers, landlords, tenants, lenders, investors, joint venture partners, partners or employees of DST and its subsidiaries;

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(i) changes in DST’s credit rating;

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(j) the occurrence of natural disasters, force majeure events or weather conditions adverse to the business being carried on by DST and its subsidiaries;

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(k) stockholder litigation arising from or relating to the merger agreement or the merger;

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(l) any action taken that is required by the terms of the merger agreement, or with the prior written consent or at the written direction of SS&C;

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(m) any damage or destruction of any real property owned by DST or any of its subsidiaries that is substantially paid for by insurance;

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(n) any cyber-attacks, data breaches, ransomware attacks or similar events affecting DST, excluding any such breaches, attacks or events to the extent attributable to the negligence of DST or any of its subsidiaries or to the failure of DST or any of its subsidiaries to follow the best practices of the industries in which DST and its subsidiaries operate;

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or (p) the failure to obtain any approval by the governing board and stockholders of each DST-advised registered fund of a new investment advisory agreement as described in “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Client Consents”).

The circumstances, effects or changes described in sub-sections (a), (b), (c), (d), (e), or (f) above will be taken into account in determining whether a Company material adverse effect has occurred to the extent such circumstances, effects or changes disproportionately affect DST and its subsidiaries relative to other companies in the industries in which DST and its subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account). In addition, the failures and declines described in sub-sections (g) and (i) above will not prevent the underlying cause of any such failure or decline from being considered in determining whether a Company material adverse effect has occurred to the extent not otherwise excluded by another exception.
Furthermore, the exception described in sub-section (h) above does not apply to any representation, warranty, covenant or agreement of DST in the merger agreement that is intended to address the consequences of the execution, delivery or performance of the merger agreement or the consummation of the transactions contemplated thereby).
For purposes of the merger agreement, “SS&C material adverse effect” means any circumstance, effect or change that, individually or in the aggregate, is or would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the merger or the other transactions contemplated by the merger agreement by SS&C or Merger Sub.
None of the representations and warranties contained in the merger agreement survive the consummation of the merger.
Conduct of Business Pending the Merger
From the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, except (i) as expressly set forth in DST’s disclosure letter; (2) as expressly contemplated or required by the merger agreement or as expressly required by the terms of any benefit plan in effect as of the date of the merger agreement; (3) with the prior written consent of SS&C

(not to be unreasonably withheld, conditioned or delayed); or (4) as required by applicable laws, DST shall, and shall cause each DST subsidiary to, conduct the business of DST and each DST subsidiary in all material respects in the ordinary course of business consistent with past practice, and use its reasonable best efforts to (A) preserve intact its present business organization, (B) maintain in effect all of its permits and (C) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with it; and (D) not to, subject to certain exceptions:
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amend the charter, bylaws or organizational documents of any of DST or its subsidiaries (whether by merger, consolidation or otherwise);

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adopt a plan of, or otherwise effect a, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (A) dividends and distributions by a direct or indirect wholly owned subsidiary to its parent and (B) dividends or distributions made by any subsidiary that is not wholly owned, directly or indirectly, by DST or by any joint venture of DST or any of its subsidiaries, as required by the organizational documents of such subsidiary or such joint venture;

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split, combine, subdivide or reclassify any of DST’s or any of its subsidiaries’ securities, or issue any other securities;

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repurchase or redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire any of DST’s or any of its subsidiaries’ securities;

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issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien (i) any of DST’s or any of its subsidiaries’ securities or (ii) any of DST’s voting debt;

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amend any term of any of DST’s securities;

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incur any capital expenditure or any obligations or liabilities in respect thereof in excess of $2,000,000 in the aggregate, other than certain capital expenditure obligations set forth in DST’s capital expenditure budget;

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create, incur, assume, suffer to exist or otherwise be liable with respect to any additional indebtedness for borrowed money or guarantees;

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make any loans, advances or capital contributions to, or investments in, any other person;

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acquire or agree to acquire, whether by merger, consolidation, acquisition of stock or assets or otherwise, in any transaction any equity interest in or the business of any person or division thereof or any properties or assets;

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sell, lease, license, mortgage, sell and leaseback or otherwise subject to any lien (other than permitted liens) or otherwise dispose of any properties or assets or any interests therein;

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settle or compromise, or offer to settle or compromise any material litigation, investigation, proceeding or other claim or dispute;

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release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration;

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enter into, terminate or materially amend any material contracts or material real property leases;

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enter into, terminate or materially amend any contracts that, if in effect on January 11, 2018, would have been a material contract or material real property lease;

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waive in any material respect any term or material default under, or release, settle or compromise any material claim by or against DST or any of its subsidiaries or material liability or obligation owing to DST or any of its subsidiaries under, any material contract or material real property lease;

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sell, license or sublicense or dispose of, abandon or permit to lapse, or incur any lien (other than permitted liens) on any DST owned intellectual property or material DST licensed intellectual property;

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fail to maintain existing material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of DST and its subsidiaries as is currently in effect;

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make or adopt any change in the accounting methods, principles or practices except insofar as may be required by a change in GAAP or law (or interpretations thereof);

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make, change or revoke any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended income tax return or other material tax return or claim for a tax refund, settle or compromise any material tax liability or material tax refund, enter into any material closing agreement or surrender any right to claim a material tax refund or other reduction in tax liability;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, increase the compensation or benefits payable or to become payable to any current or former employees, directors, officers or individual independent contractors of DST or any of its subsidiaries (except, with respect to any employee who is not a director or key employee (as set out in the schedules to the merger agreement), an increase in base compensation in the ordinary course of business consistent with past practice in connection with annual compensation reviews or ordinary course promotions, which increases in the aggregate shall not exceed $18 million);

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, accelerate the time of payment or vesting of any compensation, award or benefits or the funding of any payment, award or benefit payable or to become payable to any current or former director, officer, employee or individual independent contractor of DST or any DST subsidiary;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, materially amend any employee benefit plan or adopt or enter into any employee benefit plan;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, grant or increase any severance, retention (other than pursuant to a retention program in the aggregate amount of  $7.5 million with respect to up to approximately 100 employees) or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former employee, director, officer, or individual independent contractor of DST or any DST subsidiary;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, grant any equity, equity-based or other incentive award to (other than the 2018 grant of DST restricted stock units up to an aggregate of  $35.5 million in the ordinary course of business consistent with past practice), or discretionarily accelerate the vesting or payment of any such award held by, any current or former employee, director, officer or individual independent contractor of DST or any DST subsidiary;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, establish, adopt, enter into or amend any collective bargaining agreement;

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other than as required by the terms of any employee benefit plan in effect as of the date of the merger agreement, hire any (a) key employees or (b) any employee who is not a key employee other than in the ordinary course of business consistent with past practice; or (viii) terminate the employment of any key employees other than for cause; or

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agree to take any of the foregoing actions.

Additional Agreements
No Solicitation
As of the date of the merger agreement, DST agreed to immediately cease any existing solicitations, discussions or negotiations with any parties that may have been ongoing with respect to an alternative proposal (as described below) or any proposal that would be reasonably expected to result in an alternative proposal.
Under the merger agreement, DST is generally not permitted to solicit or discuss alternative proposals with third parties, subject to certain exceptions.
Except as otherwise provided in the merger agreement, DST may not, and has agreed to cause its subsidiaries and its and its subsidiaries’ directors, officers, managers and employees not to, and has agreed to instruct, and use reasonable best efforts to cause, its and its subsidiaries’ representatives not to, directly or indirectly:
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solicit, initiate or knowingly facilitate or knowingly encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an alternative proposal (provided that ministerial acts that are not otherwise prohibited (such as answering unsolicited phone calls, but not proceeding to engage in a substantive conversation) shall not be deemed to “facilitate”);

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furnish non-public information regarding DST or any of its subsidiaries or afford access to the business, properties, assets, books or records of DST or any of its subsidiaries to any person in connection with an alternative proposal;

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enter into or participate in any discussions or negotiations with any person with respect to an alternative proposal;

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approve, agree to, accept, endorse or recommend any alternative proposal;

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effect any adverse recommendation change (as defined below);

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enter into any agreement, letter of intent, term sheet or other similar instrument providing for any alternative proposal (except for acceptable confidentiality agreements) (as defined herein);

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fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of DST or any of its subsidiaries; or

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approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL.

Notwithstanding the foregoing, prior to the special meeting, DST is permitted to, in response to the receipt of a bona fide alternative proposal under circumstances not otherwise involving a breach of the non-solicitation provisions of the merger agreement by DST and the Board of Directors determines in its good faith judgment, after consultation with its outside legal counsel and financial advisor, that such alternative proposal constitutes or would reasonably be expected to lead to a superior proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law:
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furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of DST and its subsidiaries to any person in response to such alternative proposal, pursuant to a confidentiality agreement that contains terms no less favorable (other than in any immaterial respect) to DST than the terms set forth in the confidentiality agreement entered into by DST and SS&C, dated November 9, 2017, provided that such confidentiality agreement need not contain a standstill or similar provision that prohibits the counterparty thereto or any of its affiliates or representatives from making any alternative proposal, acquiring DST or taking any other similar action, which we refer to as an acceptable confidentiality agreement; or

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enter into and maintain discussions or negotiations with such party regarding such alternative proposal.

In addition, following the receipt of a bona fide alternative proposal under circumstances not otherwise involving a breach of the non-solicitation provisions of the merger agreement by DST, DST may contact the person who had made such alternative proposal for the purpose of clarifying the terms and conditions of any such proposal to determine whether such alternative proposal constitutes or would reasonably be expected to lead to a superior proposal.
However, DST may not take any of the actions set forth in the preceding two bullets, unless (x) DST delivers to SS&C a prior written notice advising SS&C that it intends to take such action, and, after taking such action, DST must continue to advise SS&C on a reasonably current basis of the status and material terms of any discussions and negotiations, and (y) promptly (but in no event more than 24 hours) following receipt by DST or any of its subsidiaries or any of their respective representatives of any alternative proposal or any request for information relating to DST or any of its subsidiaries or for access to the business, properties, assets, books or records of DST or any of its subsidiaries by any third party that DST has reason to believe may be considering making, or has made, an alternative proposal, DST shall advise SS&C in writing of the receipt of such alternative proposal or request, and subject to the existing terms of confidentiality obligations of DST as in place as of the date of the merger agreement, the terms and conditions of any such alternative proposal (including, in each case, the identity of the person or group making any such alternative proposal), and DST shall as reasonably promptly as practicable provide to SS&C (i) a copy of any such alternative proposal, if in writing; or (ii) a summary of the material terms of any such alternative proposal if oral.
For purposes of the merger agreement, alternative proposal means any proposal or offer (whether or not in writing), with respect to any
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merger, consolidation, share exchange, other business combination or similar transaction involving DST that would result in any person or group beneficially owning twenty percent (20%) or more of the outstanding equity interests of DST or any successor or parent company thereto or any subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of DST and its subsidiaries, taken as a whole;

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sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary or otherwise) of any business or assets of DST or its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of DST and its subsidiaries, taken as a whole;

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issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of DST or any subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of DST and its subsidiaries, taken as a whole;

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transaction in which any person (or the stockholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of DST common stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of DST or any subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of DST and its subsidiaries, taken as a whole; or

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any combination of the foregoing.

For purposes of the merger agreement, superior proposal means any bona fide, unsolicited, written proposal or offer made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of DST common stock or consolidated assets of DST and its subsidiaries, taken as a whole; on terms which the Board of Directors determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel, to be more favorable to the holders of DST common stock than the merger, taking into account all the terms and conditions of such proposal (including any break-up fees, expense reimbursement provisions and conditions and timing to consummation) and the merger agreement (including any changes proposed by SS&C pursuant to the terms of the merger agreement) and all financial, regulatory, legal and other aspects of such proposal, and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors.
Change of Recommendation
As described under the section entitled “The Special Meeting — Board of Directors’ Recommendation” beginning on page 27, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of DST common stock vote “FOR” the merger proposal. The merger agreement provides that the Board of Directors may not fail to make, withdraw, qualify or modify, or propose publicly to fail to make, withdraw, qualify or modify, in a manner adverse to SS&C, the recommendation of the Board of Directors to DST’s stockholders that they vote “FOR” the merger and the adoption of the merger agreement, or take any action, or make any public statement, filing or release inconsistent with the recommendation of the Board of Directors to DST’s stockholders that they vote “FOR” the merger proposal, which we refer to as an “adverse recommendation change”, except as described below.
The merger agreement provides that prior to the special meeting, the Board of Directors may, in response to a bona fide, unsolicited alternative proposal in circumstances not otherwise involving a breach of the merger agreement by DST, make an adverse recommendation change and terminate the agreement to enter into a definitive written agreement with respect to a superior proposal if:
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the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law;

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the Board of Directors provides SS&C three (3) business days prior written notice of its intention to make an adverse recommendation change, which notice must include a copy of the alternative proposal and the identity of the person making the superior proposal;

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during the three (3) business days following such written notice, or such shorter period as described below, if desired by SS&C, DST and its representatives negotiate in good faith with SS&C regarding any revisions to the terms of the merger agreement proposed by SS&C in response to the superior proposal; and

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after the three (3) business day period described above (as extended, if applicable, as described below) the Board of Directors determines in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by SS&C, if any, and after consultation with DST’s financial advisor and outside legal counsel, that such superior proposal remains a superior proposal.

Under the merger agreement, any amendment to the financial terms or other material terms of any superior proposal will require a new written notice from DST, including a binding agreement reflecting such amendment, and the period during which DST and its representatives are required, if requested by SS&C, to negotiate with SS&C regarding any revisions to the terms of the merger agreement proposed by SS&C in response to such amended alternative proposal will be for the longer of  (x) 48 hours or (y) one (1) business day.
In addition to the foregoing, the Board of Directors is permitted to make an adverse recommendation change based on any fact, circumstance, occurrence, event, development, change or condition, or combination thereof, that was not known or reasonably foreseeable to DST as of or prior to the date of the merger agreement, if:

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the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law;

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the Board of Directors provides SS&C three (3) business days prior written notice of its intention to take such action, which notice must include a reasonably detailed description of the reasons for the adverse recommendation change;

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during the three (3) business days following such written notice, if desired by SS&C, DST and its representatives negotiate in good faith with SS&C regarding any revisions to the terms of the merger agreement proposed by SS&C so that the failure to make such adverse recommendation change (in the judgment of the Board of Directors after consultation with DST’s financial advisors and outside legal counsel) would no longer be inconsistent with the directors’ exercise of their fiduciary duties under applicable law; and

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after the three (3) business day period described above (as extended, if applicable, as described below) the Board of Directors determines in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by SS&C, if any, and after consultation with DST’s financial advisor and outside legal counsel, that the failure to make an adverse recommendation change would reasonably be expected to be inconsistent with the director’s exercise of their fiduciary duties under applicable law.

Notwithstanding any adverse recommendation change, until the termination of the merger agreement in accordance with its terms (x) in no event may DST (A) enter into any agreement, letter of intent, term sheet or other similar instrument relating to an alternative proposal (other than with respect to any advancement of DST’s termination fee), (B) other than as required by applicable law, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any an alternative proposal or (C) seek any third party consents in connection with the transactions contemplated by any alternative proposal, and (y) DST shall otherwise remain subject to all of its obligations under the merger agreement.
As described in further detail in the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination Fees” beginning on page 88, DST will be required to pay to SS&C a $165 million termination fee if:
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the merger agreement is terminated by DST to enter into a definitive agreement in connection with a superior proposal; or

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the merger agreement is terminated by SS&C due to an adverse recommendation change.

Efforts to Obtain Required Stockholder Approvals
Unless the merger agreement has been earlier terminated, including pursuant to DST’s right to terminate the merger agreement to enter into an agreement with respect to a superior proposal (see “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Change of Recommendation”), DST has agreed to hold a special meeting and to use its reasonable best efforts to secure the requisite approval of the DST stockholders for the merger proposal and the board of directors of DST will include its recommendation in this proxy statement.
Efforts to Complete the Merger
SS&C and DST have each agreed to use their reasonable best efforts to take, or cause to be taken, any and all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions thereof.
To the extent necessary in order to obtain the requisite consents of governmental entities and subject to the limitations described below, SS&C has agreed to, and has agreed to cause its subsidiaries to:
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defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by the merger agreement by the Federal Trade Commission, which we refer to as the FTC, the United States Department of Justice, which we refer to as the DOJ, the FCA, or any other applicable governmental entity under any regulatory law if any civil, criminal or administrative action, suit, litigation, arbitration, proceeding or investigation is instituted (or threatened to be instituted) challenging the consummation of the merger or any other transaction contemplated by the merger agreement as violative of any regulatory law; and
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with respect to obtaining FCA approval, make any capital contribution.

Notwithstanding SS&C’s obligations summarized in the immediately foregoing paragraph, with respect to obtaining FCA approval, SS&C is not required to contribute capital or take any other actions if such action would (i) have a material adverse effect on DST and its subsidiaries, taken as a whole, or SS&C and its subsidiaries, taken as a whole or (ii) involve a shutdown or divestiture of a material portion of SS&C’s United Kingdom business.
In addition, SS&C and DST each agreed to:
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no later than February 2, 2018, make appropriate filings pursuant to the HSR Act, which the parties filed on February 1, 2018;

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no later than February 9, 2018, make any required initial notifications to the FCA pursuant to section 178(1) of the FSMA (which the parties filed on January 29, 2018), to the CBI pursuant to section 39 of the Investment Intermediaries Act 1995 and the requirements of the CBI (which DST and SS&C filed on January 12, 2018 and January 29, 2018 respectively) and to the CSSF pursuant to Article 18 of the 1993 Law (which DST filed on January 12, 2018);

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as reasonably promptly as practicable, make all other required filings to governmental entities required by the merger agreement.

DST has agreed that DST will cause (i) each broker-dealer to file with FINRA as soon as practicable a substantially complete application seeking FINRA’s approval of the indirect change of ownership of such broker dealer, use its reasonable best efforts to obtain such approval and provide SS&C and its counsel with an opportunity to review any related filings and keep SS&C and its counsel reasonably informed of any developments and (ii) each broker dealer that is a member of the National Securities Clearing Corporation to file with the National Securities Clearing Corporation at least 90 days prior to closing, a written notification regarding the indirect change of ownership of such broker dealer.
SS&C has agreed that neither SS&C nor Merger Sub shall, nor shall they permit their respective subsidiaries to, acquire or agree to acquire any rights, assets, business, person or division thereof  (through acquisition, license, joint venture, collaboration or otherwise), with the actual intent of increasing the risk of not obtaining or the actual intent of increasing the risk of materially impeding or delaying the obtaining of, any governmental approvals with respect to the merger or the other transactions contemplated by the merger agreement.
In connection with the reasonable best efforts referenced above, the parties are obligated to, as applicable:
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promptly notify the others of, and if in writing, furnish the others with copies of  (or, in the case of oral communications, advise the others of the contents of) any communication to such person from a governmental entity (including any non-action, action, clearance, consent, approval or waiver, the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under any regulatory law);

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consult with each other in advance of any meeting or conference with the FTC, DOJ, the FCA or any other governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ, the FCA or such other governmental entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written communication to a governmental entity (except with respect to taxes);

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keep the others reasonably informed of any developments, requests for meetings or discussions with any governmental entity in respect of any filings, investigation or inquiry concerning the merger (including the nature and status of any objections raised or proposed or threatened to be raised under any regulatory law with respect to the merger agreement, the merger or the other transactions contemplated thereby); and

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permit the other party and/or its counsel to review in advance, with reasonable time and opportunity to comment, give reasonable consideration to the other party’s comments thereon, and consult with each other in advance of any proposed submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ, the FCA or any other governmental entity.

SS&C has the right to direct all matters with any governmental entity consistent with its obligations under the merger agreement and has the right to make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any governmental entity, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the merger and the other transactions contemplated by the merger agreement, in each case subject to good faith consultations with DST reasonably in advance and in consideration of DST’s views.
Employees and Employee Benefits
For the twelve (12) month period following completion of the merger, SS&C has agreed to provide, or cause the surviving corporation to provide, to the employees of DST and its subsidiaries who continue to be so employed following the completion of the merger, which we refer to as the continuing employees:
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compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements) provided to such employees immediately prior to the completion of the merger; and

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employee benefits which are substantially comparable in the aggregate to the employee benefits provided to such employees immediately prior to the completion of the merger.

Except to the extent necessary to avoid duplication of benefits, service with DST and its subsidiaries will be treated as service with SS&C and its subsidiaries for the purposes of determining eligibility to participate, vesting, accrual of and entitlement to benefits (except for pension benefits, post-employment or retiree welfare benefits, special or early retirement programs or window separation programs) for continuing non-union employees and continuing union employees, which we refer to collectively as the continuing employees, under benefit plans maintained by SS&C and its subsidiaries. If any covered employee becomes eligible to participate in any benefit plan, program, practice, policy, or arrangement of SS&C or the surviving corporation, which we refer to as a SS&C Plan, following the effective time of the merger, SS&C will or will cause the surviving corporation to (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any SS&C plan to the same extent such limitation would have been waived or satisfied under the corresponding DST plan; and (ii) use commercially reasonable efforts to provide each covered employee with credit for any deductibles, copayments and out-of-pocket maximums paid prior to the covered employee’s coverage under any SS&C plan during the calendar year in which such amount was paid, to the same extent such credit was given under a corresponding DST plan, in satisfying any applicable deductible, copayment or out-of-pocket requirements under the SS&C plan.
Effective as of immediately prior to the closing, unless otherwise directed in writing by SS&C at least ten (10) business days prior to the closing, DST shall take all actions reasonably necessary to terminate the DST 401(k) Profit Sharing Plan, which we refer to as the Savings Plan, or any other plan that is a qualified defined contribution plan and designated by SS&C at least ten (10) business days prior to the closing. In the event the Savings Plan is terminated, SS&C shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by SS&C or one of its subsidiaries, which we refer to as the SS&C 401(k) Plan, that will cover continuing employees effective as of the closing, and shall count service with DST as service with SS&C for purposes of eligibility and vesting under the SS&C 401(k) Plan.
For annual bonuses in respect of calendar year 2018, incentive plan participants will be eligible to receive a cash bonus based on the actual level of achievement of the applicable performance criteria for the fiscal year, as determined by DST’s Compensation Committee of the Board of Directors. The bonus will be prorated based on the number of completed days in the performance year through the closing date, and will be payable on or about the date DST would normally pay annual bonuses (or, if earlier, upon a qualifying termination of employment).
Directors’ and Officers’ Indemnification and Insurance
For six (6) years after the effective time of the merger, the surviving corporation will indemnify and hold harmless each individual who was prior to or is as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of DST or any of its subsidiaries or, at the request of DST, of any joint venture, which we collectively refer to as the DST Indemnified Parties, against all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) with respect to matters existing or occurring at or prior to the effective time of the merger (including the merger agreement and the transactions and actions contemplated by the merger agreement) or (ii) arising out of or pertaining to the fact that the DST Indemnified Party is or was a director or officer of DST or any of its subsidiaries or is or was serving at the request of DST or any of its subsidiaries as a director or officer of another person prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law.
For a period of six years from and after the effective time of the merger, the surviving corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by DST or provide substitute policies for DST and its current and former directors and officers of DST and its subsidiaries who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by DST, in either case, with limits not less than the existing coverage and having other terms not less favorable in the aggregate to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by DST with respect to claims arising from facts or events that occurred on or before the effective time of the merger (with insurance carriers having at least the same or better rating as DST’s current insurance carrier for such insurance policies), except that in no event shall the surviving corporation be required to pay with respect to such insurance policies an aggregate amount for such six year period that is more than 300% of the annual premium most recently paid by DST prior to the date of the merger agreement, which we refer to as the maximum amount, and if the surviving corporation is unable to obtain such insurance it shall obtain as much comparable insurance as possible within such six-year period for an aggregate amount equal to the maximum amount. However, in lieu of such insurance, prior to the closing date DST may, at its option (following reasonable consultation with SS&C), purchase a fully prepaid “tail” directors’ and officers’ liability insurance for DST and its current and former directors and officers who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by DST, such tail insurance to provide limits not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by DST with respect to claims arising from facts or events that occurred on or before the effective time of the merger; provided that in no event shall the aggregate cost of any such tail insurance exceed the maximum amount; provided, further, that DST’s procurement of such fully prepaid “tail” policy shall be deemed to satisfy in full the surviving corporation’s obligations.
Transaction Litigation
Subject to entry into a customary joint defense agreement, DST will give prompt notice to SS&C of litigation relating to the merger and the other transactions contemplated by the merger agreement, keep SS&C reasonably informed and give SS&C the opportunity to consult with DST and participate in the defense or settlement of any stockholder litigation against DST or any of its subsidiaries and/or any of their respective directors or officers. DST will not compromise, settle, offer to compromise or settle or come to an arrangement regarding any such stockholder litigation without SS&C’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Financing
In connection with the execution of the merger agreement, SS&C has delivered to DST a copy of the executed debt commitment letter, dated as of January 11, 2018, and as amended and restated as of January 23, 2018, providing for debt financing as described by such debt commitment letter, pursuant to which, upon the terms and subject to the conditions set forth therein, the financing sources party thereto have agreed to lend the amounts set forth therein, in an aggregate principal amount of senior secured loans equal to $7.123 billion. In addition, SS&C intends to finance the acquisition with $1.250 billion in aggregate gross proceeds from the issuance of senior unsecured senior notes in a public offering or private placement and/or the issuance of shares of SS&C’s common stock in a public offering, and to the extent that the aggregate gross proceeds from the issuance of such notes and/or equity securities is less than $1.250 billion, a senior unsecured bridge loan facility up to an aggregate principal amount of  $1.250 billion is available to SS&C pursuant to the terms of the debt commitment letter. SS&C will use reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and to obtain the proceeds of the debt financing on the terms and conditions described in the commitment documents. DST must use its reasonable best efforts to cooperate with SS&C, as reasonably requested by SS&C and at SS&C’s sole expense, in its efforts to consummate the financing of the transactions contemplated by the merger agreement.
Client Consents
DST has agreed to use reasonable best efforts to obtain as promptly as practicable following the date of the merger agreement, the approval by the governing board and stockholders of each DST-advised registered fund of a new investment advisory agreement to take effect immediately following the closing of the merger, including by preparing and filing proxy materials with the SEC, and containing material terms that are, taken as a whole, substantially similar to (and fee terms that are no less favorable to DST or its subsidiaries than) the terms of the applicable existing investment advisory agreement. The receipt of such approvals is not a condition to closing of the merger and any failure to obtain such approvals will not give rise to any failure of the conditions set forth under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 85.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:
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preparation by DST of this proxy statement;

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confidentiality and access by SS&C of certain information about DST;

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consultation between SS&C and DST in connection with public statements with respect to the transactions contemplated by the merger agreement;

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causing any dispositions of DST equity securities or acquisitions of SS&C equity securities pursuant to, or resulting from, the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to DST (or will become subject to the reporting requirements with respect to SS&C) to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

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DST cooperating with SS&C and using its reasonable best efforts to cause DST’s common stock to be delisted from the NYSE and deregistered under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and in any event no more than 10 days after the closing date.

Conditions to the Closing of the Merger
The respective obligations of SS&C, Merger Sub and DST to effect the merger are subject to the satisfaction or waiver on or prior to the closing of the following conditions:
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receipt of DST stockholder approval of the merger agreement and the transactions contemplated thereby;

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no applicable law and no judgment, preliminary, temporary or permanent, or other legal restraint or prohibition and no action, proceeding, binding order or determination by any governmental entity shall be in effect or pending that prevents or seeks to prevent, enjoins, makes illegal or prohibits the consummation of the merger and the other transactions contemplated by the merger agreement;

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the waiting period (and any extension thereof) applicable to the merger under the HSR Act has been terminated or has expired and any required filings, consents, approvals, authorizations, clearances or other actions under the antitrust laws applicable to the merger in Ireland shall have been made, obtained or taken, and any applicable waiting periods thereunder shall have expired or been terminated;

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all of the required financial regulatory approvals (described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Regulatory Approvals” beginning on page 65) shall have been obtained and be in full force and effect; and

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FINRA shall have approved each application filed by a Broker-Dealer pursuant to the terms of the merger agreement (described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Regulatory Approvals” beginning on page 65).

The obligations of SS&C and Merger Sub to consummate the merger will be further subject to the satisfaction or waiver at or prior to the closing date of the following conditions:
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the representations and warranties of DST relating to the organization and good standing of DST, the authority to conduct DST’s business, authority to enter into the merger agreement, inapplicability of anti-takeover statutes, broker’s fees and the opinion of DST’s financial advisor are true and correct in all material respects at and as of the closing date as if made at and as of such date (except to the extent that any such representation and warranty was made as of an earlier date, in which case as of such earlier date);

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the representations and warranties of DST relating to capitalization matters, the stockholder vote required for adoption of the merger agreement and the absence of a Company material adverse effect are true and correct in all respects (except for de minimis inaccuracies) at and as of the closing date as though made on and as of such date and time;

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each of the representations and warranties of DST, other than those specifically identified in the two immediately preceding bullets, is true and correct (without giving effect to any limitation as to “materiality” or “Company material adverse effect” set forth therein) at and as of the closing date as if made at and as of such date (except to the extent that any such representation and warranty was made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company material adverse effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company material adverse effect;

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DST has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and

•
SS&C has received a certificate of an executive officer of DST, certifying to the effect that the conditions set forth in the four preceding bullet points have been satisfied.

The obligation of DST to consummate the merger will be further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

•
the representations and warranties of SS&C and Merger Sub relating to certain organizational matters, authority and broker’s fees are true and correct in all material respects at and as of closing date as if made on and as of such date (except to the extent that any such representation and warranty was made as of an earlier date, in which case as of such earlier date);

•
the representations and warranties of SS&C and Merger Sub set forth in the merger agreement (other than those identified in the preceding bullet) are true and correct (without giving effect to any limitation as to “materiality” or “SS&C material adverse effect” set forth therein), in each case at and as of the closing date as if made on and as of such date (except to the extent that any such representation and warranty was made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “SS&C material adverse effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have an SS&C material adverse effect;

•
each of SS&C and Merger Sub has performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date; and

•
DST has received a certificate of an executive officer of SS&C, certifying to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

Termination of the Merger Agreement
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:
•
by the mutual written consent of SS&C and DST;

•
by either SS&C or DST:

•
if there is any applicable law, judgment, preliminary, temporary or permanent, or other legal restraint or prohibition or action, proceeding, binding order or determination by any governmental entity, in effect or pending, that prevents or seeks to prevent, enjoins, makes illegal or prohibits the consummation of the merger and the other transactions contemplated by the merger agreement and the legal restraint giving rise to such non-satisfaction shall have become final and non-appealable; except that the party seeking to terminate the merger agreement pursuant to the provision described in this bullet must have complied with its obligations to use reasonable best efforts to obtain antitrust and other regulatory approvals as described in “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Additional Agreements — Efforts to Complete the Merger,” which we refer to as the Legal Restraint Termination Right;

•
if the merger is not consummated on or before July 11, 2018, which we refer to as the end date; except, that if the closing shall not have occurred by the end date but on that date any of the conditions relating to the absence of legal restraints imposed by governmental entities and the receipt of certain regulatory approvals are not satisfied but all other conditions shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, which conditions would be capable of being satisfied at such time), then either party may elect by delivery of written notice to the other party on July 11, 2018 at or prior to 11:59 p.m. Eastern time on such date to extend the end date to November 11, 2018, in which case such extended date shall be the “end date” for all purposes under the merger agreement; provided, that the right to terminate the merger agreement shall not be available to a party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the merger agreement and such material breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the end date or (2) the failure of the closing to occur by the end date, which we refer to as the End Date Termination Right; or

•
if DST’s stockholders do not adopt the merger agreement and the transactions contemplated thereby at the stockholders meeting or at any adjournment or postponement of the stockholders meeting at which a vote on the adoption of the merger agreement was taken, which we refer to as the Stockholder Vote Termination Right.

•
by DST:

•
if there has been a breach of any representation, warranty, covenant or agreement by SS&C or Merger Sub, or if any such representation or warranty has become untrue, such that the closing conditions relating to the accuracy of the representations and warranties of SS&C and Merger Sub and performance of the obligations of SS&C and Merger Sub would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period, provided that this termination right shall not be available to DST if DST is then in breach of the merger agreement in any material respect; or

•
prior to obtaining the DST stockholder approval, (i) in order to enter into a definitive agreement in connection with a superior proposal in accordance with its non-solicitation obligations and (ii) DST pays to SS&C the termination fee under the merger agreement of $165 million; which we refer to as the DST Alternative Acquisition Termination Right;

•
by SS&C:

•
if there has been a breach of any representation, warranty, covenant or agreement by DST, or if any such representation or warranty has become inaccurate, such that the closing conditions relating to the accuracy of the representations and warranties of DST and performance of the obligations of DST would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period, provided that this termination right shall not be available to SS&C if SS&C is then in breach of the merger agreement in any material respect; or

•
if prior to obtaining stockholder approval of the merger agreement and the transactions contemplated thereby, the Board of Directors makes an adverse recommendation change, which we refer to as the SS&C Change of Recommendation Termination Right.

Effect of Termination
If the merger agreement is terminated as described above under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Termination of the Merger Agreement — Termination” section beginning on page 86, the merger agreement will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:
•
no termination will affect the obligations of the parties contained in the confidentiality agreement;

•
no termination will relieve any party from liability for damages if such termination resulted from fraud or intentional breach (as described below) or an intentional breach caused the closing not to occur, in which case the aggrieved party will be entitled to any and all damages, costs, expenses, liabilities or losses of any kind incurred or suffered by the other party, including, in the case of DST, the benefit of the bargain lost by the stockholders of DST (including “lost premium”); and

•
certain other provisions of the merger agreement, including provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive such termination.

For the purpose of the merger agreement, the term intentional breach means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of the merger agreement. In addition, any failure by any party to consummate the merger and the other transactions contemplated by the merger agreement after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, which conditions would be capable of being satisfied at such time), shall constitute an intentional breach of the merger agreement.
Termination Fees
Under the merger agreement, DST will be required to pay a termination fee of  $165 million in connection with a termination of the merger agreement under the following circumstances:
•
in the event the merger agreement is terminated by DST pursuant to the DST Alternative Acquisition Termination Right;

•
in the event the merger agreement is terminated by SS&C pursuant to the SS&C Change of Recommendation Termination Right;

•
in the event the merger agreement is terminated by DST or SS&C pursuant to the Stockholder Vote Termination Right or End Date Termination Right, and in either such case:

•
prior to such termination, an alternative proposal has been made by a third party to DST or publicly announced or has been made directly to DST’s stockholders and within nine (9) months after such termination, (i) DST or any of its subsidiaries enter into a definitive agreement to consummate such alternative proposal, (ii) DST recommends an alternative proposal or (iii) an alternative proposal is consummated, provided that for the purposes of this bullet, references to twenty percent (20%) in the definition of alternative proposal are deemed to be references to fifty percent (50%).

In no event will DST be required to pay the termination fees described above on more than one occasion.
Expense Reimbursement
If DST fails promptly to pay any amount due to SS&C in connection with a termination described above, it shall also pay any costs and expenses incurred by SS&C or Merger Sub in connection with a legal action to enforce the merger agreement that results in a judgment against DST for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date of such fee, cost or expense was required to be paid to (but excluding) the payment date.
Expenses
Except for the provisions described above under the section entitled “Proposal 1: Adoption of the Merger Agreement — Terms of the Merger Agreement — Expense Reimbursement” and as specifically provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated thereby.
Amendment and Waiver
Amendment
The parties may amend the merger agreement at any time by a written agreement signed on behalf of each of the parties to the merger agreement; provided, however, that after the DST stockholder approval has been obtained there will be no amendment of the merger agreement that by law would require further approval of the stockholders of DST and except as provided, no amendment of the merger agreement shall be submitted to be approved by DST’s stockholders unless required by law.
Waiver
At any time prior to the effective time of the merger, the parties to the merger agreement may:

•
extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•
waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

•
waive compliance with any of the covenants and agreements contained in the merger agreement; or

•
waive the satisfaction of any of the conditions contained in the merger agreement.

Governing Law
The merger agreement is governed by the laws of the state of Delaware (without giving effect to choice of law principles thereof).
Specific Performance
The parties are entitled to injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
The Merger-Related Compensation Proposal
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by DST to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger — Payments to Executives upon Termination Following Change-in-Control” beginning on page 58.
We are asking our stockholders to indicate their approval of the compensation that will or may become payable by DST to its named executive officers in connection with the merger. These payments are set forth in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger — Golden Parachutes Compensation” beginning on page 61 and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of DST’s overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. The Compensation Committee of the Board of Directors, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable and in line with marketplace norms.
The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board of Directors unanimously among those directors that were present recommends that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of DST Systems, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to DST’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Directors and Executive Officers of DST in the Merger — Golden Parachutes Compensation” in DST’s proxy statement for the special meeting.”
Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on DST, the Board of Directors or SS&C. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board of Directors Recommendation
Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting.
The Board of Directors unanimously recommends that you vote “FOR” the merger-related compensation proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.
DST does not intend to call a vote on this proposal if Proposal 1 is approved by the requisite number of shares of DST common stock at the special meeting.
Vote Required and Board of Directors Recommendation
Approval of the proposal to approve one or more adjournments of the special meeting requires the affirmative vote of a majority of the votes cast at the special meeting, even if a quorum is not present at the special meeting.
The Board of Directors believes that it is in the best interests of DST and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the merger agreement proposal if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The Board of Directors unanimously recommends that you vote “FOR” the adjournment proposal.

MARKET PRICES AND DIVIDEND DATA
DST’s common stock is listed on the NYSE under the symbol “DST.” As of the close of business on the record date, there were 59,319,166 shares of our common stock outstanding, held by approximately 7,798 stockholders of record.
The following table sets forth, for the indicated periods, quarterly high and low prices of, and quarterly cash dividends paid on shares of, DST’s common stock for the periods shown as reported by the NYSE:
	Dividend	High	Low
FY 2018 – Quarter Ended
March 31 (through February 22, 2018)	$—	$84.00	$61.96
FY 2017 – Quarter Ended
December 31	$0.18	$62.63	$54.50
September 30	$0.18	$61.67	$50.27
June 30	$0.18	$61.81	$58.14
March 31	$0.18	$60.48	$53.36
FY 2016 – Quarter Ended
December 31	$0.16	$57.28	$46.30
September 30	$0.17	$61.03	$56.47
June 30	$0.17	$58.91	$51.80
March 31	$0.16	$54.40	$47.50
The closing price of DST’s common stock on the NYSE on January 9, 2018, the last trading day prior to market rumors of a potential transaction, was $65.15 per share. On February 22, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $83.04 per share. You are encouraged to obtain current market quotations for our common stock. No assurance can be given concerning the market price for DST common stock before the date on which the merger will be completed. The market price for DST common stock will fluctuate between the date of this proxy statement and the date on which the merger is completed.
Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger, DST may not declare, set aside or pay any dividends without the prior written consent of SS&C.
Following the merger, there will be no further market for shares of DST common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 21, 2018 (except as otherwise noted), certain information concerning the beneficial ownership of  (i) each of our directors, (ii) each of our “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (iii) each holder known to us to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group (based on 59,319,166 shares of DST common stock outstanding as of February 21, 2018).
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o DST, 333 W. 11th, 5th Floor, Kansas City, MO 64105. We have determined beneficial ownership in accordance with the rules of the SEC, which provide that beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2018. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of DST common stock that they beneficially own.
Beneficial Owners	Number of Common Stock Beneficially Owned(1)	Percentage of Class(1)
Named Executive Officers and Directors
Joseph C. Antonellis(4)	7,055	*
Jerome H. Bailey(4)	6,992	*
Lynn Dorsey Bleil(4)	15,988	*
Lowell L. Bryan(4)	49,154	*
Gary D. Forsee(4)	12,606	*
Charles E. Haldeman, Jr.(4)	33,191	*
Stephen C. Hooley(4)	286,904	*
Samuel G. Liss(4)	18,492	*
Jonathan J. Boehm(4)	89,730	*
Gregg Wm. Givens(4)	63,059	*
Vercie L. Lark(4)	101,607	*
Randall D. Young(4)	49,323	*
All directors and executive officers as a group (16 persons)	793,907	1.33%
Greater than 5% Stockholders:
BlackRock Fund Advisors(2)	5,107,149	8.61%
The Vanguard Group(3)	5,242,165	8.84%

*
Less than 1% of the aggregate as of February 21, 2018 of DST stock and the Beneficially Owned Equity Awards described in note (4).

(1)
The percentage for each person or group is based on the numbers of shares outstanding as of February 21, 2018 and includes shares for which beneficial ownership is disclaimed, as described in the notes to this table. Except as otherwise stated in these notes, the holders have sole power to vote or direct the vote and dispose or direct the disposition of the shares.

(2)
A Schedule 13G/A was filed on January 29, 2018 by BlackRock, Inc. 55 East 52nd Street, New York, NY 10022. BlackRock is a parent holding company with the following subsidiaries that are also beneficial owners: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; FutureAdvisor, Inc.; BlackRock Investment Management

(UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd. This Schedule 13G/A reports that Blackrock has sole voting power with respect to 4,828,400 shares and sole dispositive power with respect to 5,107,149 shares.
(3)
A Schedule 13G/A was filed on February 9, 2018 by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355. Vanguard is a parent holding company with the following subsidiaries that are also beneficial owners: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Schedule 13G/A reports that Vanguard has (i) sole voting power with respect to 32,230 shares of common stock; (ii) shared voting power with respect to 7,568 shares of common stock, (iii) sole dispositive power with respect to 5,206,165 shares of common stock, and (iv) shared dispositive power with respect to 36,000 shares of common stock.

(4)
The total number of shares shown consists of the following:

	Directly Held Shares (#)	Miscellaneous Indirect Holdings(a) (#)	Other Beneficially Owned Equity Awards(b) (#)
Joseph C. Antonellis	3,340	—	3,715
Jerome H. Bailey	6,992	—	—
Lynn Dorsey Bleil	8,316	—	7,672
Lowell L. Bryan	49,154	—	—
Gary D. Forsee	—	—	12,606
Charles E. Haldeman, Jr.	21,376	—	11,815
Stephen C. Hooley	129,624	—	157,280
Samuel G. Liss	18,492	—	—
Jonathan J. Boehm	75,556	—	21,653
Gregg Wm. Givens	54,961	—	13,993
Vercie L. Lark	56,207	—	45,400
Randall D. Young	8,129	41,194	4,106
Current Executive Officers and Directors as a Group (16 Persons)	491,953	41,194	282,662
(a)
The indirectly held shares are held in individual retirement accounts, trusts, through spouses, or otherwise. Mr. Young’s shares are held in a trust that holds the voting and dispositive power.

(b)
Includes exercisable options and deferred shares earned by directors under the 2015 Directors' Deferred Fee Plan and the 2005 Directors’ Deferred Fee Plan, which we refer to, collectively, as “Beneficially Owned Equity Awards.” For Messrs. Boehm, Givens and Young includes time-based restricted stock units that a retirement-eligible person would acquire if he terminated employment.

APPRAISAL RIGHTS
If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of DST common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of DST common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of DST common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of shares of DST common stock who (1) do not vote in favor of the merger proposal; (2) continuously are the record holders of such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of DST common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving corporation pursuant to subsection (h) of Section 262 of the DGCL). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $84.00 per share consideration payable pursuant to the merger agreement.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes DST’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of DST’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all DST stockholders who assert appraisal rights unless (x) the total number of shares of DST common stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of DST common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the merger consideration in respect of the shares of DST common stock for which appraisal rights have been pursued and perfected exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of DST common stock, DST believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel. A stockholder who loses his, her, or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement.
Stockholders wishing to exercise the right to seek an appraisal of their shares of DST common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•
the stockholder must not vote in favor of the merger proposal;

•
the stockholder must deliver to DST a written demand for appraisal before the vote on the merger proposal at the special meeting;

•
the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•
the stockholder or the surviving corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand
Any holder of shares of DST common stock wishing to exercise appraisal rights must deliver to DST, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of DST common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However, neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A proxy or vote against the merger proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.
Only a holder of record of shares of DST common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of DST common stock should be executed by or on behalf of the holder of record and must reasonably inform DST of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
DST Systems, Inc.
Attn: Secretary
333 W. 11th, 5th Floor
Kansas City, MO 64105
(816) 435-4925
Any holder of shares of DST common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to DST a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.
Notice by the surviving corporation
If the merger is completed, within ten days after the effective time of the merger, the surviving corporation will notify each holder of shares of DST common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of DST common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair values of shares of DST common stock. Accordingly, any holders of shares of DST common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of DST common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the effective time of the merger, any holder of shares of DST common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which DST received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a holder of shares of DST common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.
Determination of Fair Value
After determining the holders of DST common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the “fair value” of the shares of DST common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery of the State of Delaware will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although DST believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither DST nor SS&C anticipates offering more than the per share merger consideration to any stockholder of DST exercising appraisal rights. Each of DST and SS&C reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of DST common stock is less than the $84.00 per share consideration.
Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery of the State of Delaware deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery of the State of Delaware may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of DST’ common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of DST common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration, less applicable withholding taxes. From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of DST common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of DST common stock, if any, payable to stockholders as of a time prior to the effective time of the merger. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.
From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote DST common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of DST common stock, if any, payable to stockholders of DST of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery of the State of Delaware, however, the appraisal proceeding may not be dismissed as to any stockholder of DST without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of DST wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. DST does not expect to hold an annual meeting of stockholders in 2018 if the merger is completed. However, if the merger is not completed, DST’s stockholders will continue to be entitled to attend and participate in future Annual Meetings of Stockholders when held. If the 2018 Annual Meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and the proxy for our 2018 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
Any stockholder who intends to present a proposal at the 2018 Annual Meeting must have sent the proposal to the Secretary of DST at 333 W. 11th Street, Kansas City, Missouri 64105, by the following dates:
•
Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for the 2018 Annual Meeting were due on or prior to November 24, 2017, unless the date of the 2018 Annual Meeting is changed by more than thirty (30) days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before DST begins to print and send its annual proxy materials. In addition, all such proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored annual proxy materials. Nothing in this paragraph shall be deemed to require DST to include in its proxy statement and proxy relating to the 2018 Annual Meeting any stockholder proposal that may be omitted from the proxy materials of DST under applicable regulations of the Exchange Act in effect at the time such proposal is received.

•
For a stockholders’ proposal or nomination that is not intended to be included in our proxy statement for the 2018 Annual Meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary not earlier than the close of business on January 8, 2018; and no later than the close of business on February 8, 2018. If the date of the annual meeting is advanced by 30 days or delayed by 60 days or more from the anniversary of the 2017 Annual Meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

HOUSEHOLDING INFORMATION
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholder sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless stockholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact DST at the address identified below. DST will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to DST at its address below.
DST Systems, Inc.
Attn: Secretary
333 W. 11th, 5th Floor
Kansas City, MO 64105
(816) 435-4925

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by DST through the Investor Relations section of our website. The information on our website is not, and shall not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following DST filings with the SEC are incorporated by reference:
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DST’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

•
DST’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 10, 2017, for the fiscal quarter ended June 30, 2017, filed with the SEC on August 8, 2017 and for the fiscal quarter ended September 30, 2017, filed with the SEC on November 3, 2017;

•
DST’s Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on March 24, 2017; and

•
DST’s Current Reports on Form 8-K filed with the SEC on January 11, 2018; November 14, 2017; May 10, 2017; May 9, 2017; and March 27, 2017 (other than Item 7.01).

We also incorporate by reference into this proxy statement each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
You may obtain any of the documents we file with the SEC, by requesting them in writing or by telephone from us at the following address:
DST Systems, Inc.
Attn: Secretary
333 W. 11th, 5th Floor
Kansas City, MO 64105
(816) 435-4925

If you would like to request documents from us, please do so by March 21, 2018, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.
If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll-free: (888) 750-5835
Banks & Brokers may call collect: (212) 750-5833

MISCELLANEOUS
SS&C has supplied, and DST has not independently verified, all of the information relating to SS&C and Merger Sub in this proxy statement exclusively concerning SS&C and Merger Sub.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 27, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER
Dated as of January 11, 2018
among
DST SYSTEMS, INC.
SS&C TECHNOLOGIES HOLDINGS, INC.
and
DIAMOND MERGER SUB, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 11, 2018, among DST Systems, Inc., a Delaware corporation (the “Company”), SS&C Technologies Holdings, Inc., a Delaware corporation (“Parent”), and Diamond Merger Sub, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”).
WHEREAS, the Company, Parent and Merger Sub desire to effect the Merger, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), and each share of Common Stock issued and outstanding shall be converted into the right to receive $84.00 in cash;
WHEREAS, the Company Board has (i) determined that the terms of this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) recommended that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated by this Agreement, including the Merger, at the Company Stockholders Meeting;
WHEREAS, the Parent Board and the Merger Sub Board have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, the Merger Sub Board has recommended adoption and approval of this Agreement by its sole stockholder;
WHEREAS, the sole stockholder of Merger Sub has adopted and approved this Agreement;
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and
WHEREAS, certain capitalized terms used herein are defined in Section 9.03.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:
Article I
The Merger
Section 1.01   The Merger.    On the terms and subject to the conditions set forth herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), on the Closing Date, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation.
Section 1.02   Closing.    The closing (the “Closing”) of the Merger shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 10 a.m., Eastern time, on a date to be specified by the Company and Parent, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions by the party entitled to the benefit of such condition), or at such other place, time and date as shall be agreed in writing between the Company and Parent; provided, that if the Marketing Period has not ended at the time of the satisfaction or, to the extent permissible, waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing by the party entitled to the benefit of such condition), the Closing shall occur (i) on the date following the satisfaction or, to the extent permissible, waiver of such conditions that is the earliest to occur of  (A) a date during the Marketing Period to be specified by Parent on no less than two (2) Business Days’ notice to the Company and (B) the final day of the Marketing Period, or (ii) at such other place, at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section    1.03   Effective Time.    Subject to the provisions of this Agreement, at the Closing, the parties shall file with the Delaware Secretary of State the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Delaware Secretary of State, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
Section 1.04   Effects.    The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.
Section 1.05   Certificate of Incorporation and Bylaws.    Each of the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation and bylaws of Merger Sub, respectively, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law, except that, in each case, (i) references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation, (ii) Merger Sub shall, or Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to, make any modifications necessary to comply with Section 6.05, and (iii) the provisions of the certificate of incorporation of Merger Sub relating to the incorporator of Merger Sub shall be omitted.
Section 1.06   Directors and Officers of Surviving Corporation.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Article II
Effect on the Capital Stock of the Constituent
Entities; Exchange of Certificates
Section 2.01   Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) or any shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):
(a)   Conversion of Merger Sub Common Stock.    Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(b)   Cancellation of Parent-Owned and Treasury Stock; Conversion of Subsidiary-Owned Stock.
(i)   Each share of Common Stock held by the Company as treasury stock or that is owned directly by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(ii)   Each share of Common Stock that is owned by any direct or indirect wholly owned Subsidiary of the Company or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub shall be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Company Subsidiary immediately prior to the Effective Time.

(c)   Conversion of Common Stock.    Subject to Section 2.02 and Section 2.03, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Corporation in accordance with Section 2.01(b), Company Options, shares of Company RSUs, and Company Performance Stock Units treated in accordance with Section 6.04 and, except as provided in Section 2.03, any shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock pursuant to Section 262 of the DGCL and, as of the Effective Time, has neither failed to perfect, nor effectively withdrawn or lost rights to appraisal under the DGCL (the “Dissenting Shares”)) shall be converted into the right to receive $84.00 in cash, without interest (the “Merger Consideration”). All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form (such shares, “Book-Entry Shares”)) that immediately prior to the Effective Time represented any such shares of Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, including by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, readjustment or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Common Stock will be appropriately adjusted to provide to the holders of Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 2.02   Exchange of Certificates; Payment Fund.
(a)   Paying Agent.    No later than ten (10) days prior to the Effective Time, Parent shall, at its sole cost and expense, appoint a bank or trust company reasonably acceptable to the Company that is organized and doing business under the laws of the United States to act as paying agent (the “Paying Agent”) for the payment and delivery of the Merger Consideration pursuant to this Article II. On the Closing Date, Parent shall deposit, or cause to be deposited, with the Paying Agent, as needed, for payment in accordance with this Article II through the Paying Agent, cash to pay the Merger Consideration due pursuant to Section 2.01(c). All such cash deposited with the Paying Agent is hereinafter referred to as the “Payment Fund.” Any portion of the Merger Consideration made available to the Paying Agent pursuant to this Section 2.02(a) to pay for shares of Common Stock for which appraisal rights have been properly perfected and not withdrawn or lost shall be returned to Parent, upon demand.
(b)   Letter of Transmittal.    As reasonably promptly as practicable after the Effective Time (and in any event within five Business Days after the Effective Time), Parent shall cause the Paying Agent to mail, or otherwise provide in the case of Book-Entry Shares, to each holder of record of Common Stock (i) a form of letter of transmittal (the “Letter of Transmittal”) which shall specify that delivery shall be effected and risk of loss and title shall pass (A) with respect to shares of Common Stock evidenced by Certificates, only upon the proper delivery of the Certificates (or affidavits in lieu thereof pursuant to Section 2.02(i), if applicable) and a validly executed Letter of Transmittal to the Paying Agent (and such other documents as the Paying Agent may reasonably request) and (B) with respect to Book-Entry Shares, only upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (ii) instructions for effecting the surrender of Book-Entry Shares or Certificates in exchange for the applicable Merger Consideration.
(c)   Merger Consideration Received in Connection with Exchange.    Upon (i) in the case of shares of Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto (or affidavits in lieu thereof pursuant to Section 2.02(i), if applicable) or (ii) in the case of shares of Common Stock held as Book-Entry Shares, the receipt of an “agent’s message” by the Paying Agent, in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Common Stock have been converted pursuant to Section 2.01. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, the

Merger Consideration may be paid to a transferee if the Certificate or Book-Entry Share representing such Common Stock is presented to the Paying Agent (or, in the case of Book-Entry Shares, proper evidence of such transfer) accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.02(c), each share of Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of shares of Common Stock are entitled to receive in respect of such shares pursuant to Section 2.01(c). No interest will be paid or accrued on the cash payable upon surrender of the Certificates (or shares of Common Stock held as Book-Entry Shares).
(d)   No Further Ownership Rights in Common Stock.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates (or evidence of Book-Entry Shares) that evidenced ownership of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, any Certificates formerly representing shares of Common Stock (or shares of Common Stock held as Book-Entry Shares) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.
(e)   Termination of Payment Fund.    Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Common Stock nine months after the Effective Time shall be delivered to Parent (or its designee) upon demand, and any holder of Common Stock who has not theretofor complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration without any interest thereon (subject to abandoned property, escheat or similar Law).
(f)   No Liability.    None of the Company, Parent, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration and any other amounts remaining unclaimed by holders of shares of Common Stock shall become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Investment of Payment Fund.    The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided, however, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of domestic commercial banks with capital exceeding $10 billion, or in mutual or money market funds investing in such assets, and in any case, no such instrument shall have a maturity that may prevent or delay payments to be made pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s stockholders to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make the payments required to be paid pursuant to the terms hereof, Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments when due.
(h)   Withholding Rights.    Each of the Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement (including the consideration otherwise payable to any holder of Company Options, Company RSUs or Company Performance Stock Units), such amounts as are required to be withheld under the Code, or any applicable provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Entity, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Each of the Company, Parent, Merger Sub and the Surviving Corporation, as the case may be, shall use reasonable best efforts to reduce or eliminate any such withholding by requesting any appropriate Tax forms, including Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, or any similar information, from the Company’s stockholders.
(i)   Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement.
Section 2.03   Dissenter’s Rights.
(a)   Notwithstanding anything to the contrary herein, no Dissenting Shares shall be converted into or represent the right to receive the Merger Consideration as provided in Section 2.01, and instead the holders of such Dissenting Shares shall be entitled to such rights as are granted by Section 262 of the DGCL (unless and until such stockholder shall have failed to timely perfect, or shall have effectively withdrawn or lost, such stockholder’s right to dissent from the Merger under the DGCL, in which case such stockholder shall be entitled to receive the Merger Consideration in accordance with Section 2.01, without interest thereon, in exchange for such shares of Common Stock, and such shares of Common Stock shall no longer be deemed to be Dissenting Shares) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL (the “Dissenter’s Rights”). In such case, at the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except with respect to Dissenter’s Rights and as provided in this Section 2.03. Notwithstanding the foregoing, if any such holder shall have failed to timely perfect or shall have otherwise waived, or effectively withdrawn or lost such holder’s right to appraisal under the Dissenter’s Rights, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the Dissenter’s Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under the Dissenter’s Rights shall cease, such shares shall no longer be considered Dissenting Shares for purposes hereof, and such holder’s shares of Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, as provided in Sections 2.01 and 2.02.
(b)   The Company shall provide prompt written notice to Parent of any demands for appraisal by any holder of shares of Common Stock, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to the Dissenter’s Rights, and, to the extent permitted by applicable Law, Parent shall have the right to direct all negotiations and proceedings with respect to all such demands. The Company shall not, without the prior written consent of Parent or unless otherwise required by a final non-appealable order of a Governmental Entity of competent jurisdiction, voluntarily make any payment with respect to, settle or offer to settle, or otherwise negotiate, any such demands or agree to do any of the foregoing.

Article III
Representations and Warranties of Parent and Merger Sub
Except as set forth in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”) (it being understood that the Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section or subsection shall be deemed to qualify any other section in this Article III to the extent that it is reasonably apparent that such disclosure also qualifies or applies to such other section or subsection), Parent and Merger Sub, jointly and severally, hereby represent and warrant, to the Company as follows:
Section 3.01   Organization, Standing and Power.    Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all corporate power and authority required to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement and to perform each of its obligations under this Agreement. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent the concept is recognized by such jurisdiction) where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have, a Parent Material Adverse Effect.
Section 3.02    Authority; Execution and Delivery; Enforceability.    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the Merger and the other transactions contemplated by this Agreement. The Parent Board has adopted resolutions, by unanimous vote of the directors present at a meeting duly called at which a quorum of directors of Parent was present, approving the execution, delivery and performance of this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The Merger Sub Board has unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement; (ii) determining that the terms of this Agreement are in the best interests of Merger Sub and its sole stockholder; (iii) declaring this Agreement advisable; and (iv) recommending that the sole stockholder of Merger Sub adopt this Agreement and directing that this Agreement be submitted to the sole stockholder of Merger Sub for adoption. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The sole stockholder of Merger Sub, has adopted and approved this Agreement. No other corporate proceedings (including, for the avoidance of doubt, any stockholder approval) on the part of Parent, Merger Sub or their respective Subsidiaries are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Certificate of Merger in accordance with the relevant provisions of the DGCL). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 3.03   No Conflicts; Consents.
(a)   The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations under this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, the governing or organizational documents of Parent or Merger Sub; (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent or any other action by any Person under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or any loss of a benefit under, any provision of any contract, lease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise, obligation, commitment, arrangement or other instrument (a “Contract”) to which any of Parent, Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets is bound or any Permit (subject to the filings and other matters referred to in Section 3.03(b)); (iii) subject to the filings and other matters referred to in Section 3.03(b), conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any judgment, order, injunction, ruling or decree (“Judgment”) or transnational, domestic or foreign federal, state or local statute, law (including statutory, common and other law), constitution, treaty, convention, code, ordinance, rule, regulation (including of self-regulatory organizations), interpretation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity (“Law”), in each case, applicable to Parent, Merger Sub or any of their respective Subsidiaries or their respective properties or assets, or (iv) result in the creation of any Lien upon any of the properties or assets of Parent, Merger Sub or any of their respective Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   No governmental franchises, licenses, permits, registrations, waivers, authorizations, variances, exemptions, orders and approvals (each a “Permit” and collectively, the “Permits”), consent, approval, clearance, waiver or order (collectively, with the Permits, the “Consents” and each, a “Consent”) of or from, or registration, declaration, notice or filing made to or with, or action by, any federal, national, state, provincial or local, whether transnational, domestic, foreign or supranational, government or any court of competent jurisdiction, administrative agency, applicable self-regulatory organization, tribunal or commission or other governmental or regulatory authority, department, agency or instrumentality, including any political subdivision thereof, whether transnational, domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or taken or made by or with respect to Parent, Merger Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or Parent’s or Merger Sub’s performance of its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) the requirement of Parent and any Additional Controller to obtain the FCA Approval, the CBI Approval and the CSSF Approval and (C) such other Consents, registrations, declarations, notices, filings or actions as are required to be made or obtained under the foreign Antitrust Laws as set forth on Section 4.05(b)(ii) of the Company Disclosure Letter in order to complete the Merger and the other transactions contemplated by this Agreement; (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which Parent, the Company or any of their respective Affiliates are qualified to do business; (iv) compliance with the NASDAQ Stock Market LLC rules and regulations; (v) such filing of notices, updated applications and/or change of ownership application as may be required with the FCA, the CSSF and the CBI and the receipt of required licenses, permits, certificates, approvals and/or certifications from such regulatory agencies, when applicable; (vi) approval by FINRA under NASD Rule 1017 with respect to the indirect change of ownership of each Broker-Dealer; (vii) written notification to the NSCC regarding the indirect acquisition of any Broker-Dealer that is a member of the NSCC and (viii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 3.04   Litigation.    There is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent, Merger Sub or any of their respective Subsidiaries or any of their respective former or current directors, officers or employees in such capacity or properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of Parent, investigation or inquiry in each case that is threatened or pending by any Governmental Entity involving Parent, Merger Sub or any of their respective Subsidiaries or any of their respective former or current directors, officers or employees or properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
Section 3.05   Brokers’ Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 3.06   Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated under this Agreement. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations under this Agreement and matters ancillary hereto.
Section 3.07   Ownership of Common Stock.    None of Parent, Merger Sub or any of their respective Affiliates has been, at any time during the three years prior to the date of this Agreement, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. As of the date of this Agreement, none of Parent, Merger Sub or their respective Subsidiaries owns any shares of capital stock of the Company or has any rights to acquire any shares of capital stock of the Company (except pursuant to this Agreement or any shares of capital stock of the Company held by any employee benefit plan of Parent or any of its Subsidiaries or any trustee or other fiduciary in such capacity under any such employee benefit plan).
Section 3.08   Financing.
(a)   Parent will have available to it upon the consummation of the Merger and the Effective Time sufficient funds (i) to make the payments required pursuant to this Agreement with respect to the Merger and the transactions contemplated hereby, (ii) to pay any indebtedness of the Company required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, including the Company Credit Agreement and any fees related thereto and (iii) to pay all fees, costs and expenses required to be paid by Parent related to the transactions contemplated hereby.
(b)   Parent has delivered to the Company true, accurate and complete copies of the fully executed debt commitment letter, together with all schedules and exhibits thereto, from Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. (collectively, the “Lenders”), dated as of the date hereof  (including all exhibits, schedules, annexes and amendments thereto (and together with any Fee Letter) as of the date of this Agreement, collectively, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to lend the amounts set forth therein to Parent for the purpose of funding the transactions contemplated by this Agreement (the “Financing”); provided, however, that solely in the case of the Fee Letter, true, accurate and complete copies have been delivered to the Company with only the fee amounts redacted. The Debt Commitment Letter is in full force and effect and is the legal, valid and binding obligation of SS&C Technologies, Inc. and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the date of this Agreement, neither Parent nor, to the Knowledge of Parent, any other counterparty thereto has committed any material breach of any of its covenants or other obligations set forth in, or is in material default under, the Debt Commitment Letter, and to the Knowledge of Parent no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a material breach or material default on the part of Parent or Merger Sub, or to the Knowledge of Parent, of any other party under the Debt Commitment Letter, (ii) constitute or result in a failure to satisfy in any material respect any of the terms or conditions set forth in the Debt Commitment Letter, (iii) make any of the assumptions or any of the statements set forth in the Debt Commitment Letter inaccurate in any material respect, (iv) result in any of the conditions in the Debt Commitment Letter not being satisfied, or (v) otherwise result in any portion of the Financing not being available. As of the date of this Agreement, Parent has no reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) that it will be unable to satisfy, on a timely basis, any term or condition to be satisfied by it contained in the Debt Commitment Letter or that the full amounts committed pursuant to the Debt Commitment Letter will not be available as of the Closing if the terms or conditions to be satisfied by it contained in the Debt Commitment Letter are satisfied. There are no conditions precedent or other conditions related to the Financing, or any contracts, agreements, arrangements or understandings, whether written or oral, related to the Financing, other than the terms thereof set forth in the Debt Commitment Letter. As of the date of this Agreement, Parent has fully paid any and all commitment fees or other fees or deposits required by the Debt Commitment Letter to be paid on or before the date of this Agreement. Assuming the Financing is funded in accordance with the terms and conditions of the Debt Commitment Letter, the aggregate proceeds from the Financing, together with the available cash, available lines of credit or other sources of immediately available funds that Parent has or will have prior to the Closing that will not be used for other purposes, are sufficient in amount to provide Parent with the funds necessary for it to consummate the transactions contemplated hereby and to satisfy its obligations under this Agreement, including for Parent to pay the aggregate amounts payable pursuant to Article II and Section 6.04 and to pay any Indebtedness of the Company required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and any premiums and fees incurred in connection therewith, including the Company Credit Agreement and any fees related thereto and the payment of all fees, costs and expenses required to be paid by Parent related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Financing.
Section 3.09   Solvency of the Surviving Corporation Following the Merger.    Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any Company Subsidiary. Assuming the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by this Agreement and the accuracy of the representations and warranties in Article IV, Parent and the Surviving Corporation will, immediately after giving effect to all of the transactions contemplated by this Agreement (including the Financing, the payment of the aggregate amounts payable pursuant to Article II and Section 6.04 and the payment of all fees, costs and expenses required to be paid by Parent or the Company related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Financing), be Solvent at and after the consummation of the Closing. For the purposes of this Section 3.09, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” (determined on a going concern basis) of the assets of such Person will, as of such date, exceed the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors; (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date; and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or lines of credit, or a combination thereof, to meet its obligations as they become due.
Section 3.10   No Other Representations or Warranties.
(a)   Except for the representations and warranties expressly set forth in this Article III, neither Parent or Merger Sub nor any other Person on behalf of Parent or Merger Sub makes, or has made (and Parent, on behalf of itself, its Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) and the Company has not relied on, any express or implied representation or warranty with respect to Parent, Merger Sub, any of their respective Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the transactions contemplated hereby, including as to the accuracy or completeness of any information.
(b)   Except for the representations and warranties contained in Article IV or in any certificate delivered by the Company to Parent and Merger Sub, each of Parent and Merger Sub acknowledges and agrees that (x) none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes, or has made, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Merger Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Merger Sub and their respective Representatives are not relying on any representation, warranty or other information of the Company or any Person except for those expressly set forth in Article IV or (y) no person has been authorized by the Company, the Company Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to the Company or its business or otherwise in connection with this Agreement and the Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge and agree that, except for the representations and warranties set forth in Section 4.06(b), Section 4.06(c) and Section 4.06(d), neither the Company nor any Company Subsidiary or any other Person has made a representation or warranty (including as to completeness or accuracy) to Parent or Merger Sub with respect to, and neither the Company nor any Company Subsidiary or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from, the Company or any Company Subsidiary or their respective Representatives providing, or making available, to Parent, Merger Sub or any of their Subsidiaries or their respective Representatives, or resulting from the omission of, any financial estimate, financial projection, financial prediction, financial data, financial information or any memorandum, presentation or any other materials or information relating to the foregoing, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management or information made available on any “data sites”. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations and business of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and representations and warranties set forth in Article IV and has not relied directly or indirectly on any materials or information made available to Parent and/or its Representatives by or on behalf of the Company.
(c)   Nothing in this Section 3.10 shall be deemed to preclude Parent or Merger Sub from using information made available to Parent or Merger Sub in connection with any presentations by the Company’s management or information made available (or omitted to be made available) to Parent or Merger Sub for purposes of making any claims of Fraud with respect to any breach of the representations and warranties contained in Article IV.
Article IV
Representations and Warranties of the Company
Except (i) as set forth in the Company SEC Documents furnished to or filed with the SEC after January 1, 2015 and prior to the date of this Agreement and publicly available (and excluding any supplement, modification or amendment made thereto after the date hereof) (the “Filed Company SEC Documents”), excluding for this purpose the representations and warranties contained in Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.05(a)(i), Section 4.05(c), Section 4.16, Section 4.17 and Section 4.19, provided, that in no event shall any information contained in any part of any Company SEC Document entitled “Risk Factors” or containing a description or explanation of  “Forward-Looking Statements” be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement; or (ii) as set forth in the disclosure letter delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”) (it being understood that the Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section or subsection shall be deemed to qualify any other section in this Article IV to the extent that it is reasonably apparent that such disclosure also qualifies or applies to such other section or subsection), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 4.01   Organization, Standing and Power.    Each of the Company and each of the Company Subsidiaries is a duly organized, validly existing corporation or other legal entity and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority required to conduct its businesses as presently conducted, except, in the case of the Company Subsidiaries, where the failure to have such power or authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (in the case of good standing, to the extent such jurisdiction recognizes such concept) where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has prior to the date hereof made available to Parent true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws (and all amendments thereto) as currently in full force and effect.
Section 4.02   Company Subsidiaries.
(a)   Section 4.02(a) of the Company Disclosure Letter lists all the Company Subsidiaries and their respective jurisdictions of organization.
(b)   Except as set forth on Section 4.02(b) of the Company Disclosure Letter, all of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of all Liens and free from any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities law.
(c)   Except as set forth on Section 4.02(c) of the Company Disclosure Letter and except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person.
(d)   Section 4.02(d) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of  (i) each entity (A) in which the Company or a Company Subsidiary has an equity interest and (B) that is not consolidated with the Company in the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended 2016 filed with the SEC (such entities, the “Joint Ventures”), (ii) (A) the number and type of outstanding capital stock or voting securities of, or other equity interests in, each Joint Venture (the “Joint Venture Securities”), and (B) the direct ownership percentage in each Joint Venture of the Company or the Company Subsidiary that has a direct ownership interest in such Joint Venture and (iii) any (A) put options, or any other similar rights of any Person to sell its Joint Venture Securities to a Joint Venture or any other equityholder of such Joint Venture, or (B) call options, or any other similar rights of the Joint Venture or any other Person to acquire Joint Venture Securities from an equityholder of such Joint Venture. Neither the Company nor any of its Subsidiaries is required to make any additional capital contributions to any Joint Venture. All of the Company’s and its Subsidiaries’ Joint Venture Securities are held by the Company or such Subsidiary free and clear of all Liens and any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities law.
Section 4.03   Capital Structure.
(a)   The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock,” together with the Common Stock, the “Capital Stock”). At the close of business on December 31, 2017 (i) 59,270,830 shares of Common Stock were issued and outstanding; (ii) 5,119,947 shares of Common Stock were held by the Company in its treasury; (iii) an aggregate of 1,957,423 shares of Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Stock Plans, of which 590,557 shares of Common Stock were underlying outstanding and unexercised options to purchase shares of Common Stock (collectively, “Company Options”), 508,257 shares of Common Stock were underlying outstanding and unvested restricted stock units (including any additional restricted stock units issued or issuable pursuant to the Company Stock Plans in connection with the payment by the Company of a dividend, “Company RSUs”), and 835,677 shares of Common Stock were underlying outstanding performance stock units (including any additional performance stock units issued or issuable pursuant to the Company Stock Plans based on actual performance in connection with the payment by the Company of a dividend, “Company Performance Stock Units”) and 22,932 shares of Common Stock underlying additional restricted stock units issued or issuable pursuant to the Company Stock Plans in connection with the payment by the Company of a dividend in respect of the Company RSUs and the Company Performance Stock Units, and (iv) no shares of Preferred Stock were issued and outstanding. Except as set forth in this Section 4.03(a), at the close of business on December 31, 2017, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. Since December 31, 2017, the Company has not granted any Company Stock Awards. Section 4.03(a) of the Company Disclosure Letter contains a true, correct and complete list, as of December 31, 2017, of all outstanding Company Options, Company RSUs and Company Performance Stock Units, including with respect to each such award, as applicable, the holder, date of grant, exercise price, vesting schedule, expiration date and number of shares of Common Stock subject thereto (the “Equity Award Schedule”).
(b)   All of the outstanding shares of Common Stock are, and, at the time of issuance, all such shares that may be issued upon the vesting, settlement or exercise, as applicable, of Company Stock Awards will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All grants of equity awards or other rights with respect to shares of Common Stock to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder and any policy of the Company or the Board of Directors of the Company (the “Company Board”) (including any committee thereof) relating to the grant of such awards or rights. Except as set forth above in this Section 4.03, in Section 4.02(b) or for changes since December 31, 2017 resulting from (x) the exercise of Company Options outstanding on such date, and (y) vesting and settlement of Company RSUs and Company Performance Stock Units, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (iii) any restricted shares or any rights issued by, or other obligations of, the Company or any Company Subsidiary that are linked in any way to the price of any shares of capital stock of the Company or any Company Subsidiary, the value of the Company or any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”). Except for acquisitions, or deemed acquisitions, of Common Stock or other equity securities of the Company in connection with (x) the withholding of Taxes in connection with the exercise, vesting or settlement of Company Stock Awards in accordance with the terms thereof, and (y) forfeitures of Company Stock Awards in accordance with the terms thereof, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clauses (i), (ii) or (iii) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s stockholders may vote (“Company Voting Debt”). None of the Company or any of the Company Subsidiaries is a party to any voting agreement with respect to the voting of any Company

Securities. None of the Company or any of the Company Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries. Except as set forth on Section 4.03(b) of the Company Disclosure Letter, none of the Company Securities is owned by any of the Company Subsidiaries.
Section 4.04   Authority; Execution and Delivery; Enforceability.    The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Company Stockholders Meeting (the “Company Stockholder Approval”). The Company Board has adopted resolutions, by unanimous vote of the directors present at a meeting duly called at which a quorum of directors of the Company was present, (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approving and declaring advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) recommending that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated by this Agreement, including the Merger, at a duly held meeting of such stockholders for such purpose (the “Company Stockholders Meeting”). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the Certificate of Merger in accordance with the relevant provisions of the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 4.05   No Conflicts; Consents.
(a)   The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations under this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement will not (i) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, the charter or organizational documents of the Company or any Company Subsidiary (assuming that the Company Stockholder Approval is obtained), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, require any consent or other action by any Person under, or give rise to a right of termination, cancellation, acceleration or other change of any right or obligation or any loss of a benefit under, any provision of any Material Contract or Real Property Lease to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or any Permit (subject to the filings and other matters referred to in Section 4.05(b)), (iii) subject to the filings and other matters referred to in Section 4.05(b), conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any Judgment or Law, in each case applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   No Consent of or from, or registration, declaration, notice or filing made to or with, or action by, any Governmental Entity is required to be obtained or taken or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or the Company’s performance of its obligations under this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including the requirement under the Exchange Act for the stockholders of the Company to approve or disapprove, on an advisory basis, certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger); (ii) (A) compliance with and filings under the HSR Act and (B) such other Consents, registrations, declarations, notices, filings or actions as are required to be made or obtained under the foreign Antitrust Laws as set forth on Section 4.05(b)(ii) of the Company Disclosure Letter in order to complete the Merger and the other transactions contemplated by this Agreement; (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business; (iv) compliance with the NYSE rules and regulations; (v) such filing of notices, updated applications and/or change of ownership application as may be required with the FCA, CSSF and the CBI and the receipt of required licenses, permits, certificates, approvals and/or certifications from such regulatory agencies, when applicable; (vi) approval by FINRA under NASD Rule 1017 with respect to the indirect change of ownership of each Broker-Dealer; (vii) written notification to the NSCC regarding the indirect acquisition of any Broker-Dealer that is a member of the NSCC and (viii) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(c)   The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary for the adoption of this Agreement.
Section 4.06   SEC Documents; Undisclosed Liabilities.
(a)   The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2016 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K including any amendments or supplements thereto, but excluding the Proxy Statement, being collectively referred to as the “Company SEC Documents”).
(b)   Each Company SEC Document (i) at the time filed, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto (or in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), complied in all material respects with all applicable requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or became effective in the case of registration statements) or if amended, modified or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited and unaudited consolidated financial statements (including the related notes and schedules thereto) of the Company included (or incorporated by reference) in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, as permitted by Form 10-Q or 8-K, and except that the unaudited financial statements may not contain footnotes and are subject to normal year-end adjustments that are not expected to be material) applied on a consistent basis during the periods involved and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated income, results of their operations, changes in financial position and cash flows and, except in the case of the Company’s quarterly report filings with the SEC on Form 10-Q, stockholders’ equity, for the periods shown (subject, in the case of the unaudited financial statements, as permitted by Form 10-Q to the absence of footnote disclosure and to normal year-end audit adjustments).
(c)   The forecasted projections of the Company included in Section 4.06(c) of the Company Disclosure Letter is the most recent financial information made available, as of the date of this Agreement, to the Chief Executive Officer of the Company with respect to the consolidated income, consolidated cash balance and consolidated debt balance of the Company and its consolidated subsidiaries as of, and for the period ending, December 31, 2017 and, to the Knowledge of the Company, was prepared from the books and records of the Company; provided, however, the Company makes no other representation as to the accuracy or completeness of the forecasted projections of the Company included in Section 4.06(c) of the Company Disclosure Letter.
(d)   Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2016 (or the notes thereto) included in the Company SEC Documents (the “Company Balance Sheet”), (ii) for contractual liabilities and contractual obligations incurred in connection with this Agreement, (iii) for liabilities and obligations that have been incurred in the ordinary course of business consistent with past practice since December 31, 2016 and (iv) for liabilities and obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). There are no (A) unconsolidated Subsidiaries of the Company except as set forth in Section 4.06(d) of the Company Disclosure Letter, or (B) off-balance sheet arrangements to which the Company or any of the Company Subsidiaries is a party of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents or any obligations of the Company or any of the Company Subsidiaries to enter into any such arrangements.
(e)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act, Sections 302 and 906 of SOX and the NYSE, and the statements contained in any such certifications are true, correct and complete.
(f)   Since January 1, 2016, the Company has established and maintains a system of  “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. To the Knowledge of the Company, since January 1, 2016, neither the Company nor the Company’s independent registered accountant has identified or been aware of, and the Company has disclosed based on its most recent evaluation of internal controls prior to the date hereof to its auditors and audit committee, (i) any “significant deficiencies” or “material weaknesses” (both terms as defined by the Public Company Accounting Oversight Board Interim Standard AU 325 parts 2 and 3) in the design or operation of internal controls over financial reporting utilized by the Company that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(g)   The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by the Company are reasonably designed to ensure that material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(h)   None of the Company Subsidiaries are, or have at any time since January 1, 2016 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.
Section 4.07   Absence of Certain Changes or Events.
(a)   Since December 31, 2016, there has not occurred any event, change or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. From December 31, 2016 to the date of this Agreement, each of the Company and the Company

Subsidiaries has conducted and operated its respective business in all material respects in the ordinary course of business consistent with past practice, except for the execution and delivery of this Agreement.
(b)   From December 31, 2016 until the date hereof, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.01 (a)-(d), (k), (o) and (p).
Section 4.08   Taxes.
(a)   Each of the Company and each Company Subsidiary has timely filed or has caused to be timely filed all material Tax Returns required to be filed by or with respect to it and/or any of its Subsidiaries (taking into account any valid extension of time within which to file), and all such material Tax Returns are in a form that is in accordance with applicable Tax Law and are true and correct in all material respects.
(b)   Each of the Company and each Company Subsidiary has either fully and timely paid or caused to be fully and timely paid all material Taxes due and owing by the Company and its Subsidiaries (including any Taxes required to be withheld from amounts owing to any employee, creditor or other Person), other than Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.
(c)   (i) There is not pending or, to the Knowledge of the Company, threatened any audit, examination, claim, or notice of deficiency in respect of any material Taxes or material Tax assets of the Company or any Company Subsidiary, (ii) there are no Liens for material Taxes on any of the assets, rights or properties of the Company or any Company Subsidiary other than Permitted Liens, (iii) none of the Company or any Company Subsidiary has waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, (iv) none of the Company or any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law), (v) none of the Company or any Company Subsidiary has any material liability for the Taxes of another Person (pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law)) or otherwise by reason of  (A) being a member of an affiliated, consolidated, combined or unitary group (other than a group of which the Company is or was the common parent) or otherwise as a transferee or successor or (B) being party to any Tax sharing or Tax indemnification agreement or other similar agreement (other than an agreement entered into in the ordinary course of business the principal purpose of which is not the sharing, assumption or indemnification of Tax), (vi) no claim has been made by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary, as applicable, does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (vii) none of the Company or its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deductions from, taxable income from any taxable period (or portion thereof) ending after the Closing as a result of any (A) change in method of accounting, (B) closing agreement, (C) intercompany transaction, intercompany account, or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law), (D) installment sale or open transaction disposition made on or prior to the Closing, (E) prepaid amount received on or prior to the Closing or (F) election under Section 108(i) of the Code, and (viii) to the Knowledge of the Company, with respect to all material transactions between the Company and its Subsidiaries, the Company has prepared or caused to have been prepared sufficient documentation to provide a level of comfort to the Company of at least a “more likely than not” standard that the transfer prices for such transactions (x) comply with applicable Law and (y) satisfy the requirements necessary to mitigate potential penalties under Section 6662 of the Code for all fiscal years ended December 31, 2013 and thereafter.
(d)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
Section 4.09   Employee Benefits; Labor Matters.
(a)   Section 4.09(a) of the Company Disclosure Letter contains a true, correct and complete list identifying each material Plan. For each such Plan, the Company has provided to Parent a true, correct and complete copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable, (i) all trust agreements, insurance contracts or other funding arrangements and amendments thereto, (ii) the current prospectus or summary plan description and all summaries of material modifications, (iii) the most recent favorable determination or opinion letter from the IRS, (iv) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (v) the most recently prepared actuarial report and financial statements and (vi) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in applicable Law and practices) to the documents required to be provided in clauses (i) through (v).
(b)   The Company has provided to Parent (i) a schedule that sets forth, for each Key Employee, director and independent contractor of the Company or any of its Subsidiaries, his or her name, title, annual base salary, most recent annual bonus received, current annual bonus opportunity, hire date, location, whether full- or part-time, and whether active or on leave, and (B) and (ii) a schedule that sets forth, for all other employees of the Company or any of its Subsidiaries, an anonymized list indicating his or her title, annual base salary, hire date, location, whether full- or part-time, and whether active or on leave (collectively, the “Employee Census”). As of the date of this Agreement, no Key Employee has indicated to the Company or any of its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one (1) year after the Closing Date.
(c)   (i) Each Plan has been maintained, operated, and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (ii) except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, individually or in the aggregate, no nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or, to the Knowledge of the Company, is reasonably expected to occur with respect to any Plan.
(d)   Each Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to adversely affect the qualification of such Plan.
(e)   Except as could not be reasonably expected to result in material liability to the Company or any Company Subsidiary, each Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Sections 409A or 457A of the Code has been maintained, in form and operation, in compliance with all applicable requirements of Sections 409A and 457A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code.
(f)   Other than routine claims for benefits, there are no suits, claims, proceedings, actions, governmental audits or investigations that are pending or, to the Knowledge of the Company, threatened, against or involving any Plan.
(g)   Neither the Company nor any ERISA Affiliate currently has, or within the six-year period immediately prior to the date of this Agreement, had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, no condition exists that would reasonably be expected to present a material risk to the Company or any of its Subsidiaries of incurring any such liability.
(h)   Except as set forth in Section 4.09(h) of the Company Disclosure Letter, no Plan provides for post-retirement or other post-employment welfare benefits (other than health care continuation coverage (i) as required by Section 4980B of the Code or similar state or local Law or (ii) health care coverage through the end of the calendar month in which a termination of employment occurs).
(i)   Except as set forth in Section 4.09(i) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will

(either alone or in combination with a subsequent termination of employment or other event) result in the payment of any amount, that would, individually or in combination with any other payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.
(j)   Except as set forth in Section 4.09(j) of the Company Disclosure Letter or as provided for in this Agreement, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or together with the occurrence of any additional or subsequent events) (i) entitle any current or former employee, director, or individual independent contractor of the Company or any Company Subsidiary to any payment of compensation or benefits from the Company or any Company Subsidiary; (ii) increase the amount of compensation or benefits due to any such individual; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.
(k)   Each International Plan (i) has been maintained in all material respects in accordance with its terms and applicable Laws, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.
(l)   None of the Company or any Company Subsidiary is or has been within the past three (3) years a party to, bound by, or in the process of negotiating, any labor or collective bargaining agreement with any labor union or other labor organization. There are no labor unions or other labor organizations representing, or, to the Knowledge of the Company, purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries in their capacities as such, nor has any such action or attempt occurred within the past three (3) years. There is no pending or, to the Knowledge of the Company, threatened in writing labor strike, dispute, walkout, work stoppage, picketing, hand billing, slowdown or lockout against the Company or any of its Subsidiaries, and no such strike, dispute, walkout, work stoppage, picketing, hand billing, slowdown or lockout has occurred within the past three (3) years. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.
(m)   Except as has not and would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and has been since January 1, 2013, in compliance with WARN and has no liabilities or other obligations thereunder.
(n)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) there are no unfair labor practice charges, arbitrations, suits, claims, actions, charges, litigations or other proceedings or grievances currently pending relating to any current or former employee or individual independent contractor of the Company or any Company Subsidiary and (ii) each of the Company and each Company Subsidiary is in compliance with all applicable Laws and Company policies relating to employment, including Laws relating to discrimination, hours of work, the payment of wages or overtime wages, payment and withholding of Taxes, health and safety, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance.
(o)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) each individual who performs services for the Company or any Company Subsidiary has been properly classified as an employee or an independent contractor, (ii) none of the Company or any Company Subsidiary has any liability by reason of an individual who performs or performed services for the Company or any Company Subsidiary in any capacity being improperly excluded from participating in a Plan, and (iii) each employee of the Company or any Company Subsidiary has been properly classified as “exempt” or “nonexempt” under applicable Law.
(p)   The Company and each Company Subsidiary are not delinquent in material payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.
(q)   To the Knowledge of the Company, no Key Employee is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant, Company policy or other obligation to any third party as related to their employment with the Company. To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to the Company or its Subsidiaries.
Section 4.10   Litigation.    There is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any Public Fund or any of their respective former or current officers, directors or employees or properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of the Company, investigation or inquiry in each case that is threatened or pending by any Governmental Entity involving the Company, any Company Subsidiary, any Public Fund or any of their respective former or current officers, directors or employees or properties or assets that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
Section 4.11   Compliance with Applicable Laws.
(a)   Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2015, the business of the Company, the Company Subsidiaries and the Public Funds has been conducted in accordance with all Laws applicable thereto and, to the Knowledge of the Company, none of the Company, any Company Subsidiary or any Public Fund is under any investigation with respect to or has been threatened to be charged with or given notice of any violation of any applicable Law. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2015, (i) the Company, the Company Subsidiaries and the Public Funds have each at all times maintained and been in compliance with all Permits required by all Laws applicable thereto (and a true, correct and complete list of all such material Permits is set forth in Section 4.11(a)(i) of the Company Disclosure Letter), (ii) all such Permits are in full force and effect and are not limited in duration or subject to conditions and (iii) no suspension or cancellation of any such Permit of the Company, the Company Subsidiaries or the Public Funds is pending or threatened. No event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company, any of the Company Subsidiaries or any Public Fund under, or variation, suspension, revocation or non-renewal or non-variation by request of, any Permit (in each case, with or without notice or lapse of time or both), except as has not had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Each of the Company and each Company Subsidiary (i) is, and at all times required since January 1, 2015 has been, registered as an investment adviser or community trading advisor with (A) the SEC if such registration is required and (B) with each other Governmental Entity in each jurisdiction in which such registration is required, (ii) is and has been in compliance with the Investment Advisers Act of 1940, as amended, and the Investment Company Act if such compliance is required, and (iii) is, and at all times required since January 1, 2013 has been, a member in good standing of all self-regulatory organizations in which its membership is required in order to conduct its business as now conducted, except, in the case of clauses (i), (ii) and (iii), where the failure to be so registered, in compliance, or in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Public Funds is, and at all times required since January 1, 2015 has been, (x) registered as an investment company under the Investment Company Act and (y) in compliance with the Investment Company Act in all material respects. All interests in the Public Funds have been offered and sold in accordance with the Securities Act, the Investment Company Act and all other applicable Law in all material respects.
(c)   Each Broker-Dealer is, and since January 1, 2015 has been, duly registered as a broker-dealer with the SEC, admitted to membership in FINRA, and duly registered, licensed or qualified as a broker-dealer in each jurisdiction where the conduct of such Broker-Dealer’s business requires such registration, licensing or qualification, and admitted to membership in such clearing agencies as the conduct of its business requires, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect. All natural persons associated with each Broker-Dealer are duly registered with FINRA and each jurisdiction where the association of such persons with such Broker-Dealer requires such registration.
(d)   Each Transfer Agent is, and since January 1, 2015 has been, duly registered as a transfer agent with the SEC, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect. The business of each Transfer Agent has been conducted in compliance with all material requirements of the Exchange Act and the rules and regulations of the SEC. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Transfer Agent has filed all required reports, registrations, statements, certifications and other filings, together with any amendments required to be made thereto prior to the date hereof with the SEC and such reports, registrations, statements or other filings (and any amendments thereto) were true, correct and complete in all material respects when made.
(e)   To the Knowledge of the Company, as of the date hereof, DST Financial Services Europe Limited has regulatory capital resources in excess of the regulatory capital requirements set out in the applicable FCA rules and has not been given notice of any intention or demand by the FCA to materially increase the regulatory capital requirements applicable to DST Financial Services Europe Limited or take any other material action or impose other material requirements in respect of such firm’s systems and controls or conduct of business, in each case in the next 12 months.
(f)   Prior to the date hereof, the Company has made available to Parent copies of all material correspondence to the Company or any Company Subsidiary from any Governmental Entity with jurisdiction over the Company or any Company Subsidiary since January 1, 2015 (other than routine audits).
Section 4.12   Environmental Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries (and their respective predecessors) are, and since January 1, 2015 have been, in compliance with applicable Laws governing pollution, the protection of human health or safety, the environment or any pollutant, contaminant, chemical or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material (“Environmental Law”), which compliance includes possession of required Permits under Environmental Laws; (ii) since January 1, 2015, (A) none of the Company or any Company Subsidiary (or any of their respective predecessors) has received any notice, demand, request for information or complaint from a Governmental Entity that alleges that the Company or any Company Subsidiary is in violation of applicable Environmental Law, and (B) no Judgment is outstanding or otherwise in effect, no penalty has been assessed and no action, suit, investigation or proceeding is pending or, to the Knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries (or any of their respective predecessors) that relates to or arises out of any Environmental Law or Hazardous Substance; (iii) there are no unresolved legal or administrative proceedings pending alleging that the Company or any Company Subsidiary is liable for response actions to address a “release” as such term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., of any pollutant, contaminant, chemical or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material (a “Hazardous Substance”); and (iv) no Hazardous Substance has been Released at, on, under, to or from (A) any property or facility currently owned, leased or operated by the Company or any of its Subsidiaries (or any of their respective predecessors), (B) any property previously owned, leased, or operated by the Company or any of its Subsidiaries (or any of their respective predecessors), to the extent such Release occurred during the time of the Company or any of its Subsidiaries’ (or any of their respective predecessors’) ownership, lease or operation or (C) any property or facility to which any Hazardous Substance has been transported for disposal or treatment by or on behalf of the Company or any of its Subsidiaries (or any of their respective predecessors), in the case of clauses (A), (B) and (C), which would reasonably be expected to require investigation, remediation or other response action under Environmental Law by the Company or any of its Subsidiaries.
(b)   Neither the Company nor any of its Subsidiaries own, lease or operate any properties in New Jersey or Connecticut.

Section 4.13   Contracts.
(a)   As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.
(b)   Except for this Agreement, Section 4.13(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list, and the Company has, subject to applicable Law, made available prior to the date hereof  (it being acknowledged by Parent and Merger Sub that each Contract filed by the Company with the SEC in unredacted form shall be deemed to have been available to Parent and Merger Sub) to Parent true, correct and complete (in all material respects) copies, of:
(i)   each Contract to which the Company or any of the Company Subsidiaries is a party that restricts in any material respect the ability of the Company or any Company Subsidiaries (or would, after the Closing, restrict in any material respect the ability of Parent or any of its Subsidiaries) to compete in any line of business or geographic area;
(ii)   each Contract relating to Indebtedness of the Company or any of the Company Subsidiaries with a principal amount in excess of  $15,000,000 (whether outstanding or that may be incurred by its terms) other than any such agreement solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;
(iii)   each material partnership, joint venture, strategic alliance, collaboration, or similar Contract to which the Company or any of the Company Subsidiaries is a party;
(iv)   each material Contract between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) Key Employee or director of either the Company or any of the Company Subsidiaries, (B) record or beneficial owner of more than 5% of the shares of Common Stock outstanding as of the date of this Agreement or (C) to the Knowledge of the Company, any affiliate of any such executive officer, director or owner (other than the Company or any of the Company Subsidiaries), in each case, other than any Contract with the Company’s executive officers or directors consisting of award agreements entered into pursuant to any Plan, in each case, entered into on the Company’s standard forms;
(v)   each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries, with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, of any business or any material amount of assets;
(vi)   each Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, a (x) top ten (10) customer in the Healthcare Services segment (as defined in the Company’s Quarterly Report for the quarter ended September 30, 2017), (y) top ten (10) customer in the Domestic Financial Services segment (as defined in the Company’s Quarterly Report for the quarter ended September 30, 2017) and (z) top ten (10) customer in the International Financial Services segment (as defined in the Company’s Quarterly Report for the quarter ended September 30, 2017), in each case, based on aggregate sales revenue of the Company and its Subsidiaries for the twelve-month period ended December 31, 2017;
(vii)   each Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, a top ten (10) vendor based on the aggregate amount expended by the Company and the Company Subsidiaries to purchase services during the year ended December 31, 2017;
(viii)   each Contract containing a grant of license, sublicense or any other right to the Company or any Company Subsidiary of any material Company Licensed IP (other than Contracts (A) in which grants of Intellectual Property Rights are incidental and not material to such Contracts and (B) concerning generally commercially available hardware or software pursuant to shrink-wrap, click-through or other standard licensing terms and non-discriminatory pricing terms);
(ix)   each Contract containing a grant of license, sublicense or any other right by the Company or any Company Subsidiary of any material Company Owned IP to any third party (other than as ancillary to the Company’s receipt of services or in conjunction with a sale of products or services to customers in the ordinary course of business consistent with past practice);

(x)   each Contract involving any settlement, conciliation or similar agreement that is with any Governmental Entity, (A) pursuant to which the Company or any Company Subsidiary is obligated after the date of this Agreement to make any payment to a Governmental Entity, (B) that would otherwise limit the operation of the Company or any Company Subsidiary (or Parent or any of its other Affiliates) in any material respect after the Closing or (C) that imposes any injunctive or other equitable relief;
(xi)   each Contract obligating the Company or any of its Subsidiaries to provide indemnification (other than arising out of ordinary course commercial agreements or pursuant to any Contract covered by Section 4.13(b)(v)) or a guarantee that would reasonably be expected to result in payments of more than $15,000,000;
(xii)   each Contract (A) entered into after September 30, 2017, and/or (B) that has not yet been consummated, and involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person or any material assets or properties;
(xiii)   any Contract that contains material exclusivity or “most favored nation” provisions binding the Company or any of its Affiliates in favor of the counterparty, or grants any right of first refusal or right of first offer to the counterparty to any Contract;
(xiv)   any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries, other than (A) Contracts solely among the Company and its wholly owned Subsidiaries and (B) accounts receivable in the ordinary course of business of the Company and its Subsidiaries consistent with past practice (including, in the case of this clause (B), any payment terms for commercial Contracts); and
(xv)   each Collective Bargaining Agreement;
provided that the following Contracts shall not be required to be listed on Section 4.13(b) of the Company Disclosure Letter, shall not be required to be made available to Parent pursuant to this Section 4.13(b), and shall not be deemed a “Material Contract” for any purposes under this Agreement (whether or not a Filed Company Contract): (1) any Plan, (2) any Contract between the Company, on the one hand, and one or more wholly owned Company Subsidiaries, on the other hand, or between one or more wholly owned Company Subsidiaries, (3) any Real Property Lease, which is the subject of Section 4.14 and (4) any Contracts to which Parent or any of Parent’s Subsidiaries is a party (any such Contract in clauses (1) through (4), an “Excluded Contract”). Each Contract described in this Section 4.13(b) and each Filed Company Contract, in each case, other than any Excluded Contract, is referred to herein as a “Material Contract.”
(c)   Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Material Contract is in full force and effect, (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, and (iv) neither the Company or any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract, except, in the case of clauses (i) or (ii), with respect to any Material Contract which expires by its terms (as in effect as of the date of this Agreement) or which is terminated in accordance with the terms thereof and this Agreement by the Company in the ordinary course of business consistent with past practice.
Section 4.14   Properties.
(a)   Except as has not had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid title to all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens). Section 4.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list of the Owned Real Property.
(b)   Section 4.14(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all material leases, subleases and other agreements to which the Company or any of its Subsidiaries is a party (as landlord or tenant) or under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the “Real Property Leases”). The Company has prior to the date hereof delivered to Parent true, correct and complete copies of all Real Property Leases (including all modifications, amendments, supplements, waivers and side letters thereto). Except for matters that have not had and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) each Real Property Lease is valid, binding and in full force and effect, (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any other party to any Real Property Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default or termination event or condition under any Real Property Lease, which has not heretofore been cured, and neither the Company nor any of its Subsidiaries has received written notice from any other party to a Real Property Lease alleging a default by the Company or any of its Subsidiaries under any Real Property Lease, which has not heretofore been cured, and (iii) the Company or a Company Subsidiary has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except for (A) those reflected or reserved against in the Company Balance Sheet and (B) Permitted Liens.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in or valid rights to use, all property and assets reflected on the Company Balance Sheet or that were thereafter acquired, except for properties and assets sold, consumed or otherwise disposed of since such date in the ordinary course of business.
Section 4.15   Intellectual Property.
(a)   Section 4.15(a) of the Company Disclosure Letter sets forth a true and complete list (in all material respects), as of the date hereof, of all registrations and applications for Intellectual Property Rights included in the Company Owned IP (“Company Registered IP”), including the applicable (i) jurisdiction of application/registration, (ii) application or registration number and (iii) date of filing or issuance; provided that, with respect to domain names, only such domain names as are material to the business of the Company and the Company Subsidiaries are set forth on Section 4.15(a) of the Company Disclosure Letter. The Company or one of its Subsidiaries is the sole and exclusive owner of all of the Company Registered IP, except for such exceptions as have not resulted in, or would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Except for such exceptions as have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, none of the Company Registered IP has been adjudged invalid or unenforceable in whole or part, and, to the Knowledge of the Company, all such Company Registered IP is valid and enforceable.
(c)   Except for such exceptions as have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Company Subsidiary owns or otherwise has the right to use all Intellectual Property Rights necessary for or otherwise material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and in each case, free and clear of all Liens (other than Permitted Liens); provided, however, that the foregoing representation and warranty shall not constitute a representation or warranty with respect to any actual or alleged infringement, misappropriation, or other violation of third party Intellectual Property Rights.
(d)   To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights owned by another Person, and there is no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries that alleges any such infringement, misappropriation or other violation, except, in each case, as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. This Section 4.15(d) is the sole representation and warranty herein with respect to any actual or alleged infringement, misappropriation, or other violation of Intellectual Property Rights by the Company or any of its Subsidiaries.
(e)   To the Knowledge of the Company as of the date hereof, no other Person is infringing, misappropriating or otherwise violating any Company Owned IP, and no such claims are pending or threatened in writing against any Person by the Company or any of its Subsidiaries, except, in each case, as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.
(f)   Except for such exceptions as have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Assets are functional in all material respects and operate and perform in a manner that permits the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted, (ii) the Company and the Company Subsidiaries have taken commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, (iii) to the Knowledge of the Company, there has been no unauthorized use, access, interruption, modification, corruption or material malfunction of any IT Assets (or any information or transactions stored or contained therein or transmitted thereby), and (iv) to the Knowledge of the Company, the Software included in the IT Assets is free of all viruses, worms, trojan horses and other malicious Software code designed or intended to disrupt, disable, harm or otherwise impair the functioning of such Software or IT Assets.
(g)   Each of the Company and the Company Subsidiaries has at all times since January 1, 2015 complied in all material respects with (i) the Company’s or such Company Subsidiary’s applicable written privacy policies, if any, and (ii) all applicable Laws relating to privacy, data protection, security breach notification and the collection, storage and use of personally identifiable information of its customers collected, stored, used, or held for use by the Company or the relevant Company Subsidiary, except where the failure to be in compliance has not had and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries takes or has taken reasonable measures in accordance with normal industry practice to ensure that such personally identifiable information is protected against unauthorized access, use or modification. Since January 1, 2015, no written claims have been asserted or threatened in writing against the Company or any Company Subsidiary alleging a violation of any Person’s privacy or personal information or data rights or privacy Laws or any applicable Company or Company Subsidiary privacy policies.
(h)   To the Knowledge of the Company, no Software products developed and owned by the Company or any Company Subsidiary incorporate any Open Source Software in a manner that requires material source code owned by the Company or any of its Subsidiaries to be disclosed, licensed, publicly distributed, or dedicated to the public, except as has not had and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is in compliance in all material respects with all terms and conditions applicable to any Open Source Software incorporated into any Software products developed and owned by the Company or any Company Subsidiary, except as has not and would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. Except for such exceptions as have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have not provided, released, disclosed or delivered any source code containing or embodying any material Software included in the Company Owned IP to any third party (nor will any third party have the right to receive such source code as a result of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby), except to employees of the Company or a Company Subsidiary, or under the terms of customary work-for-hire agreements with Software developers, in each case, subject to obligations to keep any source code for such Software confidential.

Section 4.16   Anti-Takeover Provisions.
(a)   Assuming the accuracy of the representation contained in Section 3.07, the Company has taken all actions necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL, and no further action is required by the Company Board or any committee thereof or the stockholders of the Company to render inapplicable the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.
(b)   Assuming the accuracy of the representation contained in Section 3.07, there is no other state anti-takeover statute or regulation, any takeover-related provision in the Company’s organizational documents, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger.
Section 4.17   Brokers’ Fees and Expenses.    No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner and Smith Incorporated (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
Section 4.18   Questionable Payments.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2013, none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any agent or Representative of the Company or any of its Subsidiaries, has, in the course of his actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of any of the U.S. Foreign Corrupt Practices Act of 1977 or any similar applicable Law of any other jurisdiction (collectively, the “Anti-Corruption Laws”) or (iv) directly or indirectly made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2013, neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company or any of its Subsidiaries, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and the matters referred to in this Section 4.18.
(b)   Neither the Companies or the Company Subsidiaries nor to the Knowledge of the Company any of their respective officers, directors, or employees is a target of U.S. economic sanctions or trade controls, including but not limited to the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (the “SDN List”). Without limitation to the foregoing, neither the Companies or the Company Subsidiaries nor to the Knowledge of the Company any of their respective officers, directors, or employees is (i) named on the SDN List, (ii) owned 50 percent or more or controlled by any Person named on the SDN List or (iii) acting for or on behalf of any Person on the SDN List.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2013, the Companies and its Subsidiaries have been and are in material compliance with all applicable export control and sanctions requirements, including sanctions administered by the Office of Foreign Assets Control of the Treasury Department, and any orders and licenses issued thereunder, which requirements include obtaining all proper authorizations or licenses from the Department of Commerce or the Department of State for the export or re-export of any item, product, article, commodity or technical data.

Section 4.19   Opinion of Financial Advisor.    The Company has received the oral opinion of the Company Financial Advisor, to be confirmed in writing, and subject to the assumptions, qualification, matters and limitations set forth therein that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Common Stock and such opinion has not been withdrawn or modified. Copies of such opinion will promptly be provided to Parent, solely for informational purposes, following receipt thereof by the Company.
Section 4.20   Insurance.    Prior to the date hereof, the Company has made available to Parent a true, correct and complete list of all material insurance policies and fidelity bonds for which the Company or any of its Subsidiaries is a policyholder or which covers the business, operations, employees, officers, directors or assets of the Company or any of its Subsidiaries (the “Company Insurance Policies”). Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company Insurance Policies (A) are sufficient for compliance by the Company and its Subsidiaries with all Material Contracts and (B) will not terminate or lapse by their terms by reason of the consummation of the transactions contemplated by this Agreement, and (ii) there is no claim by the Company or any of its Subsidiaries pending under any of the Company Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.
Section 4.21   No Other Representations or Warranties.
(a)   Except for the representations and warranties expressly set forth in this Article IV, neither the Company nor any other Person on behalf of the Company makes, or has made (and the Company, on behalf of itself, each Company Subsidiary, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Merger Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Merger Sub and their respective Representatives are not relying on any representation, warranty or other information of the Company or any Person except for those expressly set forth in Article IV. Except for the representations and warranties set forth in Section 4.06(b), Section 4.06(c) and Section 4.06(d), neither the Company nor any Company Subsidiary or any other Person makes (and the Company, on behalf of itself, each Company Subsidiary, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty (including as to completeness or accuracy) to Parent or Merger Sub with respect to, and neither the Company nor any of Company Subsidiary or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from, the Company or any Company Subsidiary or their respective Representatives providing, or making available, to Parent, Merger Sub or any of their Affiliates or their respective Representatives, or resulting from the omission of, any financial estimate, financial projection, financial prediction, financial data, financial information, or any memorandum, presentation or any other materials or information relating to the foregoing, including any materials or information made available to Parent and/or its Representatives in connection with presentations by the Company’s management or information made available on any “data sites”.
(b)   Except for the representations and warranties contained in Article III or in any certificate delivered by Parent or Merger Sub to the Company, the Company acknowledges and agrees that (x) none of Parent, Parent’s Subsidiaries (including Merger Sub) or any other Person on behalf of Parent makes, or has made, any express or implied representation or warranty with respect to Parent or Merger Sub or any of their Subsidiaries, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation, warranty or other information of any Person except for those expressly set forth in Article III and (y) no person has been authorized by Parent, Parent’s Subsidiaries (including Merger Sub) or any other Person on behalf of Parent to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and the Merger, and if made, such representation or warranty shall not be relied upon by the Company as having been authorized by such entity.
(c)   Nothing in this Section 4.21 shall be deemed to preclude the Company or any Company Subsidiary from using information provided (or omitted to be provided) to the Company by Parent or Merger Sub for purposes of making any claim of Fraud with respect to any breach of the representations and warranties contained in Article III.
Article V
Covenants Relating to Conduct of Business
Section 5.01    Conduct of Business by the Company.    Except (i) as expressly set forth in the Company Disclosure Letter; (ii) as expressly contemplated or required by this Agreement or as expressly required by the terms of any Plan in effect as of the date of this Agreement; (iii) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); or (iv) as required by applicable Law, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and each Company Subsidiary in all material respects in the ordinary course of business consistent with past practice, and use its reasonable best efforts to (A) preserve intact its present business organization, (B) maintain in effect all of its Permits, and (C) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with it. In addition, and without limiting the generality of the foregoing, except (1) as expressly set forth in the Company Disclosure Letter; (2) as expressly contemplated or required by this Agreement or as expressly required by the terms of any Plan in effect as of the date of this Agreement; (3) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); or (4) as required by applicable Law, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:
(a)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (A) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent and (B) dividends or distributions made by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company or by any joint venture of the Company or any Company Subsidiary, as required by the organizational documents of such Company Subsidiary or such joint venture; (ii) split, combine, subdivide or reclassify any of the Company Securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b); or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of the Company Securities, except for acquisitions, or deemed acquisitions, of Common Stock or other equity securities of the Company in connection with (A) the withholding of Taxes in connection with the exercise, vesting and settlement of Company Stock Awards and (B) the acquisition by the Company of Company Stock Awards in connection with the forfeiture or expiration of such awards;
(b)   (A) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Liens imposed by applicable securities Laws), or authorize any of the foregoing with respect to, (i) any Company Securities, in each case other than the issuance of Common Stock upon the exercise, vesting or settlement of Company Stock Awards in each case outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or permitted to be granted to employees in 2018 in accordance with Section 5.01(l) of the Company Disclosure Letter; or (ii) any Company Voting Debt; or (B) amend any term of any Company Security (in each case, whether by merger, consolidation or otherwise);
(c)   amend its charter, bylaws or organizational documents (whether by merger, consolidation or otherwise);

(d)   make or adopt any change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law (or interpretations thereof);
(e)   directly or indirectly acquire or agree to acquire, whether by merger, consolidation, acquisition of stock or assets or otherwise, in any transaction any equity interest in or business of any Person or division thereof or any properties or assets, except (i) acquisitions pursuant to Contracts in existence on the date of this Agreement in accordance with their terms thereof; or (ii) acquisitions in an amount (including assumed Indebtedness) not to exceed $200,000 individually and $700,000 in the aggregate;
(f)   (i) enter into, terminate or materially amend or modify any Material Contract or Real Property Lease or Contract that, if in effect on the date hereof, would have been a Material Contract or Real Property Lease or (ii) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim by or against the Company or any of its Subsidiaries or material liability or obligation owing to the Company or any of its Subsidiaries under, any Material Contract or Real Property Lease;
(g)   incur any capital expenditure or any obligations or liabilities in respect thereof in excess of $2,000,000 in the aggregate, except for those contemplated by the capital expenditure budget set forth in Section 5.01(g) of the Company Disclosure Letter;
(h)   except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred under Section 5.01(i), sell, lease, license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets or any interests therein other than (i) pursuant to Contracts in existence on the date of this Agreement in accordance with their terms thereof; (ii) in an amount not to exceed $1,000,000 in the aggregate; (iii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries; or (iv) with respect to Intellectual Property Rights, as permitted under Section 5.01(m);
(i)   create, incur, assume, suffer to exist or otherwise be liable with respect to any additional Indebtedness for borrowed money or guarantees thereof, except for (i) Indebtedness incurred in the ordinary course of business consistent with past practice under the Company Credit Agreement, the Company’s existing letter of credit facilities or other lines of credit existing as of the date of this Agreement to be used for ordinary course business and corporate activities; and (ii) the 4.02% Series 2017A Tranche C Senior Notes due August 6, 2025 issuable under the Master Note Purchase Agreement;
(j)   settle or compromise, or offer or propose to settle or compromise, any (A) material litigation, investigation, arbitration, proceeding or other claim or dispute, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than (i) settlements, compromises, releases, dismissals or dispositions that involve the payment of monetary damages (net of insurance proceeds actually received) in an amount not in excess of the amount set forth on Section 5.01(j) of the Company Disclosure Letter by the Company or any Company Subsidiary and do not impose injunctive or other equitable relief on the Company or any of its Subsidiaries or any material restrictions on the business or operations of the Company and the Company Subsidiaries, or (ii) claims and litigation with respect to which an insurer (but neither the Company nor any Company Subsidiary) has the right to control the decision to settle, or (B) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby, in each case, without limiting Section 6.06;
(k)   make, change or revoke any Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended income Tax Return or other material Tax Return or claim for a Tax refund with respect to any income Taxes or other material Taxes, settle or compromise any material Tax liability or material Tax refund, enter into any material closing agreement with respect to any Tax or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, in each case other than in the ordinary course of business with respect to client service activities;
(l)   other than as required by the terms of any Plan as in effect on the date of this Agreement, (i) increase the compensation or benefits payable or to become payable to any current or former employees, directors, officers or individual independent contractors of the Company or any of its Subsidiaries (except, with respect to any employee who is not a director or Key Employee, an increase in base compensation in the ordinary course of business consistent with past practice in connection with annual compensation reviews or ordinary course promotions, which increases in the aggregate shall not exceed $18 million); (ii) accelerate the time of payment or vesting of any compensation, award or benefits or the funding of any payment, award or benefit payable or to become payable to any current or former director, officer, employee or individual independent contractor of the Company or any Company Subsidiary; (iii) materially amend any Plan or adopt or enter into any plan, agreement or arrangement that would be a Plan if in effect on the date of this Agreement; (iv) grant or increase any severance, retention or termination pay to, or enter into or amend any retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former employee, director, officer, or individual independent contractor of the Company or any Company Subsidiary; (v) grant any equity, equity-based or other incentive award to, or discretionarily accelerate the vesting or payment of any such award held by, any current or former employee, director, officer or individual independent contractor of the Company or any Company Subsidiary; (vi) establish, adopt, enter into or amend any Collective Bargaining Agreement; (vii) hire any (A) Key Employees or (B) any employee who is not a Key Employee other than in the ordinary course of business consistent with past practice; or (viii) terminate the employment of any Key Employees other than for cause;
(m)   sell, license, sublicense, or otherwise transfer or dispose of, abandon or permit to lapse, or create or incur any Lien (other than Permitted Liens) on any Company Owned IP or material Company Licensed IP, except (i) as ancillary to the Company’s receipt of services or in conjunction with a sale of products or services to customers in the ordinary course of business consistent with past practice, or (ii) otherwise in the ordinary course of business consistent with past practice (it being understood that any internal transfer or restructuring involving Company Owned IP will require Parent’s prior written consent);
(n)   other than in connection with actions permitted by Section 5.01(e) or Section 5.01(g), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice or as required by a Governmental Entity;
(o)   fail to maintain existing material insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and its Subsidiaries as is currently in effect;
(p)   adopt a plan of, or otherwise effect a, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or
(q)   agree to take any of the foregoing actions.
Section 5.02   Conduct of Business by Parent.    From the date of this Agreement to the Effective Time, each of Parent and Merger Sub shall not, and shall cause each of their respective Affiliates not to, take any actions or omit to take any actions that would reasonably be likely to materially impair, interfere with, hinder or delay the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.
Section 5.03   No Control.    Nothing contained herein shall give Parent, Merger Sub or any of their respective Affiliates, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained herein shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.04   No Solicitation by the Company; Company Board Recommendation.
(a)   Except as permitted by Section 5.04(c) or Section 5.04(d), the Company shall, and shall cause each of the Company Subsidiaries, and its and their officers, directors, managers or employees, and shall instruct, and use reasonable best efforts to cause, the accountants, consultants, legal counsel, financial advisors and other agents and advisors (collectively, “Representatives”) of the Company or the Company Subsidiaries, to: (i) immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any Alternative Proposal or any proposal that would be reasonably expected to result in an Alternative Proposal; and (ii) subject to the other provisions of this Section 5.04, not, and not to publicly announce any intention to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or knowingly encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Alternative Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.04 (such as answering unsolicited phone calls, but not proceeding to engage in a substantive conversation) shall not be deemed to “facilitate” for purposes of, or otherwise constitute a violation of, this Section 5.04), (B) furnish non-public information regarding the Company or any of the Company Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person in connection with an Alternative Proposal, (C) enter into or participate in any discussions or negotiations with any Person with respect to an Alternative Proposal, (D) approve, agree to, accept, endorse or recommend any Alternative Proposal, (E) effect any Adverse Recommendation Change, (F) enter into any agreement, letter of intent, term sheet or other similar instrument providing for any Alternative Proposal (except for Acceptable Confidentiality Agreements), (G) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (H) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the DGCL.
(b)   Notwithstanding anything to the contrary in Section 5.04(a), but subject to compliance with Section 5.04(c) and Section 5.04(d), if the Company or any of its Subsidiaries or any of its or their respective Representatives receives a bona fide Alternative Proposal by any Person or Group that was not solicited in violation of Section 5.04(a) at any time prior to the Company Stockholders Meeting, the Company and its Representatives may, prior to the Company Stockholders Meeting, take the actions set forth in subsections (i) and/or (ii) of this Section 5.04(b) if the Company Board (or any committee thereof) has determined, in its good faith judgment (after consultation with the Company’s financial advisors and outside legal counsel), that such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (provided that the Company and its Representatives may contact such Person or Group prior to such conclusion to clarify the terms and conditions thereof to determine whether such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal) and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law: (i) furnish non-public information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of the Company and the Company Subsidiaries to any Person in response to such Alternative Proposal, pursuant to the prior execution of  (and the Company and/or Company Subsidiaries may enter into) an Acceptable Confidentiality Agreement (a copy of which shall be provided to Parent); and (ii) enter into and maintain discussions or negotiations with any Person with respect to such Alternative Proposal.
(c)   Notwithstanding anything to the contrary in this Agreement, the Company may not take any of the actions set forth in Section 5.04(b), unless (x) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and, after taking such action, the Company shall continue to advise Parent on a reasonably current basis of the status and material terms of any discussions and negotiations, and (y) promptly (but in no event more than 24 hours) following receipt by the Company or any of its Subsidiaries or any of their respective Representatives of any Alternative Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party that the Company has reason to believe may be considering making, or has made, an Alternative Proposal, the Company shall advise Parent in writing of the receipt of such Alternative Proposal or request, and subject to the existing terms of confidentiality obligations of the Company as in place as of the date of this Agreement, the terms and conditions of any such Alternative Proposal (including, in each case, the identity of the Person or Group making any such Alternative Proposal), and the Company shall as reasonably promptly as practicable provide to Parent (i) a copy of any such Alternative Proposal, if in writing; or (ii) a summary of the material terms of any such Alternative Proposal if oral. The Company agrees that it shall substantially concurrently provide to Parent any non-public information concerning the Company or any of its Subsidiaries that may be provided (pursuant to Section 5.04(b)) to any other Person or Group in connection with any such Alternative Proposal that has not previously been provided to Parent. In addition, the Company shall keep Parent reasonably informed on a prompt basis of any material developments regarding any such Alternative Proposal or request or any material change to the terms or status of any such Alternative Proposal or request (in each case in a manner that is not unduly disruptive of the Company’s ability to conduct good faith discussions in accordance with this Section 5.04 with the party making such Alternative Proposal and its Representatives).
(d)   Notwithstanding anything herein to the contrary, subject to compliance with Section 5.04(c), at any time prior to the Company Stockholders Meeting, the Company Board may (x) fail to make, withdraw, qualify or modify, or propose publicly to fail to make, withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation (any of the foregoing being an “Adverse Recommendation Change”) (including, for the avoidance of doubt, recommending against the Merger or approving, endorsing or recommending any Alternative Proposal) (A) following receipt of a Superior Proposal or (B) in response to any fact, circumstance, occurrence, event, development, change or condition, or combination thereof, that was not known or reasonably foreseeable to the Company as of or prior to the date hereof  (an “Intervening Event”) and (y) if the Company has received a Superior Proposal (after taking into account the terms of any revised offer by Parent pursuant to this Section 5.04(d)), terminate this Agreement pursuant to Section 8.01(d) to enter into a definitive written agreement providing for such Superior Proposal simultaneously with the termination of this Agreement, if, in the case of clauses (x) and (y), the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided that the Company Board may not make an Adverse Recommendation Change, or terminate this Agreement pursuant to Section 8.01(d), unless:
(i)   the Company has provided prior written notice to Parent at least three Business Days in advance (the “Notice Period”) of taking such action, which notice shall advise Parent of the circumstances giving rise to the Adverse Recommendation Change, and (A) in the case of a Superior Proposal, that the Company Board has received a Superior Proposal and shall include a copy of the most current version of the agreement under which such Superior Proposal is proposed to be consummated and the identity of the Person making the Superior Proposal, or where no such copy is available, a description of the material items and conditions of such Superior Proposal, and (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, a reasonably detailed description of the reasons for making such Adverse Recommendation Change;
(ii)   during the Notice Period, the Company has negotiated with Parent in good faith (to the extent Parent desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute (in the judgment of the Company Board) a Superior Proposal (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company attaching a binding agreement reflecting such amendment and a new period of the longer of  (x) 48 hours or (y) one (1) Business Day under this Section 5.04(d)), or in the case of an Intervening Event, the failure to make such Adverse Recommendation Change (in the judgment of the Company Board after consultation with the Company’s financial advisors and outside legal counsel) would no longer be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; and
(iii)   the Company Board has determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, and after consultation with the Company’s financial advisors and outside legal counsel, that, in the case of a Superior Proposal, such Superior Proposal remains a Superior Proposal or that, in the case of an Intervening Event, the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law;
provided, that, for the avoidance of doubt, notwithstanding any Adverse Recommendation Change, until the termination of this Agreement in accordance with its terms (x) in no event may the Company (A) enter into any agreement, letter of intent, term sheet or other similar instrument relating to an Alternative Proposal (other than with respect to any advancement of the Company Termination Fee), (B) other than as required by applicable Law, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Alternative Proposal or (B) seek any third party Consents in connection with the transactions contemplated by any Alternative Proposal, and (y) the Company shall otherwise remain subject to all of its obligations under this Agreement.
(e)   Nothing contained herein shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal or from making any legally required (based upon advice of outside counsel) disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Alternative Proposal; provided, that no such action taken or statement made that would amount to an Adverse Recommendation Change shall be permitted, made or taken other than in compliance with this Section 5.04. For the avoidance of doubt, a factually accurate public statement that describes the Company’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.
(f)   For purposes of this Agreement:
(i)   “Alternative Proposal” means any proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company that would result in any Person or Group beneficially owning twenty percent (20%) or more of the outstanding equity interests of the Company or any successor or parent company thereto or any Company Subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (B) sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or Group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company or any Company Subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; (D) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the Common Stock or securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company or any Company Subsidiary whose assets constitute 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement).
(ii)   “Superior Proposal” means any bona fide, unsolicited, written proposal or offer made by a third party or Group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or Group would acquire, directly or indirectly, more than 50% of the Common Stock or consolidated assets of the Company and the Company Subsidiaries, taken as a whole; on terms which the Company Board determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and outside legal counsel, to be more favorable to the holders of Common Stock than the Merger, taking into account all the terms and conditions of such proposal (including any break-up fees, expense reimbursement provisions and conditions and timing to consummation) and this Agreement (including any changes proposed by Parent to the terms of this Agreement) and all financial, regulatory, legal and other aspects of such proposal, and for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Company Board.
(iii)   “Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less favorable (other than in any immaterial respect) to the Company than the terms set forth in the Confidentiality Agreement (it being understood and hereby agreed that such confidentiality agreement need not contain a “standstill” or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from making any Alternative Proposal, acquiring the Company or taking any other similar action); provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of this Section 5.04.
Article VI
Additional Agreements
Section 6.01   Preparation of the Proxy Statement; Company Stockholders Meeting.
(a)   As reasonably promptly as practicable following the date of this Agreement (and in no event later than fifteen (15) Business Days following the date of this Agreement), the Company shall prepare and cause to be filed with the SEC a proxy statement to be sent to the Company’s stockholders relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Parent shall cooperate with the Company in the preparation of the Proxy Statement upon the reasonable request of the Company and furnish all information concerning Parent and its Affiliates to the Company as reasonably requested by the Company to be included in the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the SEC with respect to the Proxy Statement, and Parent will cooperate to provide any information reasonably requested by the Company in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response) and (ii) shall consider in good faith all comments reasonably proposed by Parent.
(b)   If prior to the Effective Time any change occurs with respect to information supplied by Parent or its Affiliates for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall reasonably promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, and as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders.
(c)   If prior to the Effective Time any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall reasonably promptly notify Parent of such event, and the Company shall as reasonably promptly as practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s stockholders.
(d)   The Company shall, as reasonably promptly as practicable (but in no event later than thirty-five (35) days) after the resolution of any comments of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comment to, or further review of, the preliminary Proxy Statement by the SEC or, absent such confirmation or further review by the SEC, the fifteenth (15th) day after the preliminary Proxy Statement has been filed with the SEC) (the “Clearance Date”), duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of  (i) seeking the Company Stockholder Approval; and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger. In connection with the foregoing, the Company shall (x) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Clearance Date; and (y) subject to Section 5.04(d), use its reasonable best efforts to obtain the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (the “Company Recommendation”) and shall include such recommendation in the Proxy Statement, in each case, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 5.04(d). The Company agrees that, unless this Agreement is terminated in accordance with its terms prior thereto, its obligations to hold the Company Stockholders Meeting pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Proposal or by the making of any Adverse Recommendation Change by the Company Board, provided, however, that if the public announcement of an Adverse Recommendation Change or the delivery of notice by the Company to Parent pursuant to Section 5.04(d)(i) occurs less than 10 Business Days prior to the Company Stockholders Meeting, the Company shall be entitled to adjourn or postpone the Company Stockholders Meeting to a date not more than 10 Business Days after the later of such event. Notwithstanding the foregoing, if on a date preceding the date on which the Company Stockholders Meeting is scheduled, the Company reasonably believes that (i) it will not receive proxies representing the holders of a majority of the outstanding Common Stock entitled to vote on such matters, voting together as a single class, at a meeting duly called and held for such purpose, whether or not a quorum is present, or (ii) it will not have enough shares of Common Stock represented to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, the Company may postpone or adjourn, or make one or more successive postponements or adjournments of, the Company Stockholders Meeting for the purpose of obtaining sufficient proxies or constituting a quorum. In addition, the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Company Stockholders Meeting.
(e)   Each of Parent and Merger Sub shall cause the information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements or omissions made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.
(f)   The Company shall cause the Proxy Statement to (i), at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation is made by the Company with respect to statements or omissions made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference therein.
Section 6.02   Access to Information; Confidentiality.    Subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the Representatives of Parent reasonable access, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to Parent (a) to the extent not publicly available, a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws or commission actions and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (in each case, in a manner so as to not unduly interfere in any material respect with the normal business operations of the Company or any Company Subsidiary; provided, that the Company will, in good faith, consider Parent’s requests for access to information described in clauses (a) and (b) of this Section 6.02); provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines, after consultation with outside counsel, that such disclosure or access would reasonably be likely to (i) violate the terms of any confidentiality agreement or other Contract with a third party (provided that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure); (ii) result in the loss of any attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege); or (iii) violate any Law (provided that the Company shall use its reasonable best efforts to provide such access or make such disclosure in a manner that does not violate Law). Notwithstanding anything contained herein to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.02 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of November 9, 2017, between Parent and the Company (the “Confidentiality Agreement”), and if this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms prior to giving effect to the execution of this Agreement. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.
Section 6.03   Efforts to Consummate.
(a)   Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub, shall, and shall cause its Subsidiaries to, use its reasonable best efforts to cooperate with each other party hereto to take, or cause to be taken, any and all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions hereof, including taking, or causing to be taken, all actions, and doing, or causing to be done, all things necessary, proper or advisable under applicable Laws to satisfy the conditions set forth in Article VII and consummate and make effective the Merger and the transactions contemplated by this Agreement as promptly as practicable, including to obtain, or cause to be obtained, any requisite approvals, consents, authorizations, orders, exemptions or waivers by any third Person, including preparing and filing with a Governmental Entity as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”), provided, however, that with respect to obtaining FCA Approval, such actions shall include making any capital contribution or taking any other actions, in each case so long as taking those actions would not (i) have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole or (ii) involve a shutdown or divestiture of a material portion of Parent’s United Kingdom business. Notwithstanding anything herein to the contrary, if any civil, criminal or administrative action, suit, litigation, arbitration, proceeding or investigation is instituted (or threatened to be instituted) challenging the consummation of the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, it is expressly understood and agreed that Parent will defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by this Agreement by the FTC, the DOJ, the FCA or any other applicable Governmental Entity under any Regulatory Law.
(b)   Without limiting the foregoing, to the extent applicable and as required, each of the Company, Parent and Merger Sub shall, and shall cause its Subsidiaries to, (i) file within fifteen (15) Business Days (unless otherwise mutually agreed by Parent and the Company) an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (ii) make any required initial notifications to the FCA pursuant to section 178(1) of the FSMA, to the CBI pursuant to section 39 of the Investment Intermediaries Act 1995 and the requirements of the CBI and to the CSSF pursuant to Article 18 of the 1993 Law, as soon as practicable and in any event within 20 Business Days (unless otherwise mutually agreed by Parent and the Company) after the date hereof, (iii) as reasonably promptly as practicable, make all other required filings to Governmental Entities required by this Agreement (clauses (i) through (iii) of this Section 6.03(b), collectively the “Merger Notification Filing”), (iv) (A) to furnish as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act (including responding to any “second request” for additional information or documentary material under the HSR Act as promptly as reasonably practicable), the FSMA, or any other Regulatory Law, (B) subject to Section 6.03(a), to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as possible and in any event no later than the End Date, and (C) subject to Section 6.03(a), take or cause to be taken all other actions necessary, proper or advisable to satisfy the FCA Approval, the CBI Approval and the CSSF Approval as soon as practicable. Subject to applicable Law, the parties hereto shall promptly supply one another with any information that may be required in order to make such filings or obtain such consents and approvals. Information shared among the Company, Parent and Merger Sub pursuant to this Section 6.03 shall be subject to such confidentiality restrictions as may be reasonably requested, including limiting information to outside counsel only or redacting commercially or competitively sensitive information.
(c)   The Company, Parent and Merger Sub shall, and shall cause their respective Affiliates to: (i) promptly notify the others of, and if in writing, furnish the others with copies of  (or, in the case of oral communications, advise the others of the contents of) any communication to such Person from a Governmental Entity (including any non-action, action, clearance, consent, approval or waiver, the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under any Regulatory Law), (ii) consult with each other in advance of any meeting or conference with the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”), the FCA or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ, the FCA or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written communication to a Governmental Entity (except with respect to Taxes), (iii) keep the others reasonably informed of any developments, requests for meetings or discussions with any Governmental Entity in respect of any filings, investigation or inquiry concerning the Merger (including the nature and status of any objections raised or proposed or threatened to be raised under any Regulatory Law with respect to this Agreement, the Merger or the other transactions contemplated hereby) and (iv) permit the other party and/or its counsel to review in advance, with reasonable time and opportunity to comment, give reasonable consideration to the other party’s comments thereon, and consult with each other in advance of any proposed submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ, the FCA or any other Governmental Entity; provided, in each case, that with respect to any such appearances, presentations, memoranda, briefs, arguments, opinions or proposals or such filings, presentations or submissions, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any applicable Law requires such party or its subsidiaries to restrict or prohibit access to any such information, in which case, the information may be redacted (i) as necessary to comply with applicable Law and (ii) to remove references concerning the valuation of the businesses of Parent, the Company or their respective Subsidiaries. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.03(c) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Whenever any event occurs that is required to be set forth in an amendment or supplement to any Merger Notification Filing made pursuant to Section 6.03(b), each party hereto will promptly inform the other parties of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.
(d)   Each party hereto shall keep the other parties hereto reasonably informed, but only to the extent that doing so would not, in the reasonable judgment of such party, jeopardize any privilege of the party with respect thereto regarding any such litigation, action or proceeding, it being agreed that each party will also cooperate with the other parties to permit such inspection of or to disclose such information on a basis that does not compromise or waive such privilege with respect thereto. Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder. It is agreed that Parent shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any Governmental Entity, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Merger and the other transactions contemplated by this Agreement, in each case subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views. Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), with the actual intent of increasing the risk of not obtaining, or the actual intent of increasing the risk of materially impeding or delaying the obtaining of, any Governmental Approvals with respect to the Merger or the other transactions contemplated by this Agreement.
(e)   In furtherance and not in limitation of Section 6.03(a) or Section 6.03(b), pursuant to NASD Rule 1017, the Company shall cause (i) each Broker-Dealer to file with FINRA, as soon as practicable after the date hereof, a substantially complete application seeking FINRA’s approval of the indirect change of ownership of such Broker-Dealer to be effected as a result of the transactions contemplated hereby, use its reasonable best efforts to obtain such approval, provide Parent and its counsel with an opportunity to review any related filings prior to their submission and keep Parent and its counsel reasonably informed of any developments in respect of such filings, and (ii) each Broker-Dealer that is a member of the NSCC to file with the NSCC, at least ninety (90) days prior to Closing, a written notification regarding the indirect change of ownership of such Broker-Dealer to be effected as a result of the transactions contemplated hereby. Parent shall provide reasonably promptly any information reasonably necessary for completion of such applications.
(f)   To the extent permitted by applicable Law, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of  (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Article VII, and such written notice shall specify the condition which has failed or will fail to be satisfied; (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement to the extent such consent is material to the Company and the Company Subsidiaries, taken as a whole; and (iii) any material written notice from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 6.03(f) shall not limit or otherwise affect the remedies available under this Agreement to Parent or the Company.
Section 6.04   Treatment of Company Awards.
(a)   At the Closing, each vested Company Option that is outstanding and unexercised as of immediately prior to the Closing (each, a “Vested Option”), shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, as soon as reasonably practicable after the Closing (but in any event no later than three (3) Business Days after the Closing), a cash payment equal to the product of  (x) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock of such Vested Option, multiplied by (y) the number of shares of Common Stock subject to such Vested Option (subject to applicable Tax withholding pursuant to Section 2.02(h)). Notwithstanding the foregoing, to the extent that the exercise price per share of Common Stock of any Vested Option is equal to or greater than the Merger Consideration (each, an “Underwater Option”), at the Closing, each such Underwater Option will be cancelled and extinguished and the holder of such Underwater Option will not receive any payment therefor.
(b)   At the Closing, each unvested Company Option that is outstanding as of immediately prior to the Closing (each, an “Unvested Option”), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Common Stock and shall be converted automatically into an option to purchase the number of shares of Parent Common Stock (each, an “Adjusted Stock Option”) equal to the product obtained by multiplying (x) the total number of shares of Common Stock subject to such Unvested Option immediately prior to the Closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each

Adjusted Stock Option shall have an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (1) the per share exercise price for the shares of Common Stock subject to such Unvested Option divided by (2) the Equity Award Exchange Ratio. Each Adjusted Stock Option shall otherwise be subject to the same terms and conditions applicable to the converted Unvested Option under the applicable Company Stock Plan and the agreements evidencing grants thereunder, including as to vesting. Notwithstanding anything to the contrary in the foregoing, in all cases, the exercise price of, and the number of shares subject to, each Adjusted Stock Option shall be determined as necessary to comply with Section 409A of the Code.
(c)   At the Closing, each vested Company RSU that is outstanding immediately prior to the Closing (each, a “Vested RSU”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled at the Closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the Closing (but in any event no later than three (3) Business Days after the Closing) equal to the product of  (A) the Merger Consideration and (B) the number of shares of Common Stock subject to the Vested RSU (subject to any required Tax withholding pursuant to Section 2.02(h)); provided, that to the extent that any such Vested RSU constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.
(d)   At the Closing, each unvested Company RSU that is outstanding immediately prior to the Closing (each, an “Unvested RSU”) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right with respect to shares of Common Stock and shall be converted automatically into a restricted stock unit with respect to a number of shares of Parent Common Stock (each, an “Adjusted RSU”) equal to the product obtained by multiplying (x) the total number of shares of Common Stock subject to the Unvested RSU immediately prior to the Closing by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the converted Unvested RSU under the applicable Company Stock Plan and the agreements evidencing grants thereunder, including as to vesting.
(e)   At the Closing, each vested Company Performance Stock Unit that is outstanding immediately prior to the Closing (each, a “Vested PSU”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled at the Closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the Closing (but in any event no later than three (3) Business Days after the Closing) equal to the product of  (A) the Merger Consideration and (B) the number of shares of Common Stock that would be delivered in respect of such Vested PSU based on actual performance through the Effective Time (subject to any required Tax withholding pursuant to Section 2.02(h)); provided, that to the extent that any such Vested PSU constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code;
(f)   At the Closing, each unvested Company Performance Stock Unit that is outstanding immediately prior to the Closing (each, an “Unvested PSU”) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a right with respect to shares of Common Stock and shall be converted automatically into a restricted stock unit with respect to a number of shares of Parent Common Stock (each, an “Adjusted PSU”) equal to the product obtained by multiplying (x) the number of shares of Common Stock that would be delivered in respect of such Unvested PSU based on actual performance through the Effective Time (which shall be equal to 124% of target for Company Performance Stock Units granted in 2016, and 200% of target for Company Performance Stock Units granted in 2017) by (y) the Equity Award Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. Each Adjusted PSU shall otherwise be subject to the same terms and conditions applicable to the converted Unvested PSU under the applicable Company Stock Plan and the agreements evidencing grants thereunder, including as to time-vesting requirements (but excluding any performance vesting criteria).

(g)   Each long-term cash award granted by the Company (each, a “Company Cash Award”) that is outstanding as of immediately prior to the Closing and that is vested (each, a “Vested Cash Award”), shall be cancelled at the Closing and the holder thereof shall be entitled to receive a cash payment payable as soon as practicable following the Closing (but in any event no later than three (3) Business Days after the Closing) in the amount set forth in the applicable notice of grant and award agreement; provided, that to the extent that any such Vested Cash Award constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code. Each unvested Company Cash Award that is outstanding as of immediately prior to the Closing shall remain outstanding and subject to the same terms and conditions as in effect immediately prior to the Closing.
(h)   At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take all actions that are reasonably necessary to effectuate the provisions of this Section 6.04 and Parent, the Parent Board and its compensation committee, as applicable, shall take such actions as are reasonably necessary for the assumption by Parent of the Adjusted Stock Options, Adjusted RSUs and Adjusted PSUs.
Section 6.05   Indemnification, Exculpation and Insurance.
(a)   For six (6) years after the Effective Time (the “Indemnity Period”), Parent agrees that all rights to indemnification, reimbursement, advancement of legal fees and expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) shall continue in full force and effect in accordance with their terms (it being agreed that, with respect to the advancement of expenses, after the Closing such rights shall be mandatory rather than permissive, if applicable). Parent shall cause the certificate of incorporation, bylaws or other organizational or governing documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and exculpation with respect to matters existing or occurring at or prior to the Effective Time that are no less favorable to the current or former directors and officers of the Company and the Company Subsidiaries than those set forth in the Company’s Certificate of Incorporation and Bylaws as of the date of this Agreement, which provisions thereafter until the end of the Indemnity Period shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any current or former directors or officers of the Company and the Company Subsidiaries. Without limiting the foregoing, from and after the Effective Time until the end of the Indemnity Period, the Surviving Corporation agrees that it will indemnify and hold harmless each individual who was prior to or is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries or, at the request of the Company, of any Joint Venture (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated by this Agreement) or (ii) arising out of or pertaining to the fact that the Company Indemnified Party is or was a director or officer of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. In the event of any such claim, action, suit or proceeding, each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation, subject to any limitation imposed from time to time under applicable Law, within 20 Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final non-appealable adjudication that such person is not entitled to indemnification.

(b)   For a period of six years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company or provide substitute policies for the Company and its current and former directors and officers of the Company and the Company Subsidiaries who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company, in either case, with limits not less than the existing coverage and having other terms not less favorable in the aggregate to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least the same or better rating as the Company’s current insurance carrier for such insurance policies), except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies an aggregate amount for such six year period that is more than 300% of the annual premium most recently paid by the Company prior to the date of this Agreement, which amount is set forth in Section 6.05(b) of the Company Disclosure Letter (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.05(b) it shall obtain as much comparable insurance as possible within such six-year period for an aggregate amount equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option (following reasonable consultation with Parent), purchase a fully prepaid “tail” directors’ and officers’ liability insurance for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company, such tail insurance to provide limits not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time; provided that in no event shall the aggregate cost of any such tail insurance exceed the Maximum Amount; provided, further, that the Company’s procurement of such fully prepaid “tail” policy in accordance with this sentence shall be deemed to satisfy in full the Surviving Corporation’s obligations pursuant to this Section 6.05(b). The Surviving Corporation shall maintain such policies in full force and effect in accordance with the terms of this Agreement.
(c)   The provisions of this Section 6.05 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each Company Indemnified Party, his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Law, this Section 6.05 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Company Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Company Indemnified Parties.
(d)   From and after the Effective Time, Parent shall guarantee the prompt payment of the obligations of the Surviving Corporation and the Company Subsidiaries under this Section 6.05.
(e)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.05.
(f)   If Parent, the Surviving Corporation or the Company is a party to any claim, action, suit or proceeding, as a condition to indemnification or advancement of expenses under this Section 6.05 with respect to such claim, action, suit or proceeding, each Company Indemnified Party shall cooperate with Parent and the Surviving Corporation in the defense of such action, suit or other proceeding for which indemnification may be sought pursuant to this Section 6.05, shall furnish or cause to be furnished records, documents, information and testimony and shall attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested by Parent in connection therewith. The provisions of this Section 6.05 are intended to be for the benefit of, and will be enforceable by, any of the Company Indemnified Parties, his or his heirs and his or her representatives.
Section 6.06   Transaction Litigation.    Subject to entry into a customary joint defense agreement, the Company shall (i) promptly notify Parent of litigation relating to the Merger and the other transactions contemplated by this Agreement, (ii) keep Parent reasonably informed with respect to the status thereof and (iii) give Parent the opportunity to consult with the Company and participate in the defense or settlement of any stockholder litigation against the Company, any Company Subsidiary and/or their respective directors or officers (the “Company Parties”). None of the Company, any Company Subsidiary or any Representative of the Company shall compromise, settle, offer to compromise or settle or come to an arrangement regarding any such stockholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.07   Section 16 Matters.    Prior to the Effective Time, each of the Company, Parent and Merger Sub shall take all such steps as may be required to cause any dispositions of Common Stock (including derivative securities with respect to Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time or will be subject to such requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.08   Public Announcements.    Except with respect to any Adverse Recommendation Change or announcement made pursuant to Section 5.04(e), or any dispute between the parties regarding this Agreement or the transactions contemplated by this Agreement, Parent and the Company shall provide an opportunity for the other party to review and comment upon any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to providing such opportunity to review and comment, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 6.08 shall limit the ability of any party hereto to make disclosures or announcements that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.
Section 6.09   Employment and Company Benefits.
(a)   Parent hereby agrees that for a period of twelve (12) months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee), it shall, or it shall cause the Surviving Corporation to provide to each employee of the Company or any of its Subsidiaries who continues as of the Effective Time to be employed by Parent, the Surviving Corporation or any Subsidiary of Parent (each, a “Continuing Employee”) compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits (other than equity compensation and other long-term incentives, change in control, retention, transition, stay or similar arrangements) that were provided to such Continuing Employee under the Plans immediately prior to the Effective Time; provided, however, that annual cash incentive bonuses for the fiscal year in which the Effective Time occurs shall, with respect to the portion of such year following the Closing Date, be determined by Parent under the terms of Parent’s annual cash incentive plans. In addition, Parent shall honor all contractual rights to severance in accordance with their terms.
(b) For purposes of eligibility, vesting, and benefit accruals (with respect to benefit accruals, solely for the purposes of determining accrual of vacation, paid time off, and severance benefits), under the employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation providing benefits to any Continuing Employee following the Effective Time (collectively, the “Parent Benefit Plans”), Parent shall, and shall cause the Surviving Corporation to, cause service rendered by each Continuing Employee to the Company prior to the Effective Time to be credited for such purposes to the same extent as such Continuing Employee was entitled, prior to the Effective Time, to credit for such service under any similar Plan; provided, however, that in no event shall Continuing Employees be entitled to service credit to the extent such service credit would result in a duplication of benefits for the same period of service.
(c)   In addition, and without limiting the generality of the foregoing: Parent shall use reasonable best efforts to (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Benefit Plans to the extent coverage under such Parent Benefit Plan replaces coverage under a comparable Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) for purposes of each Parent Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee from and after the Effective Time, (A) cause all pre-existing condition limitations, exclusions, waiting periods and actively-at-work requirements of such Parent Benefit Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such pre-existing condition limitations, exclusions, waiting periods or actively-at-work requirements were waived or satisfied under the comparable Plan and (B) recognize, or cause to be recognized, any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a comparable Plan during the portion of the plan year prior to the Effective Time to be taken into account under such Parent Benefit Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Benefit Plan.
(d)   Effective as of immediately prior to the Closing, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Closing, the Company shall take all actions reasonably necessary to terminate the Company’s 401(k) Profit Sharing Plan (the “Company Savings Plan”) or any other Plan that is a qualified defined contribution plan and designated by Parent at least ten (10) Business Days prior to the Closing. In the event the Company Savings Plan is terminated, Parent shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Parent or one of its Subsidiaries (the “Parent 401(k) Plan”) that will cover Continuing Employees effective as of the Closing, and shall count service with the Company as service with Parent for purposes of eligibility and vesting under the Parent 401(k) Plan. In connection with the termination of the Company Savings Plan, Parent shall permit each participating Continuing Employee to make rollover contributions of  “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in cash or notes (in the case of participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Continuing Employee from such plan to the Parent 401(k) Plan. The Company and Parent shall cooperate in good faith to take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under the Company Savings Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company Savings Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company Savings Plan to the Parent 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(e)   The parties hereto acknowledge and agree that all provisions contained in this Section 6.09 are included for the sole benefit of the parties hereto, and that nothing in this Section 6.09, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other Person, including any employees or former employees of the Company or any Affiliate of the Company, any Continuing Employee, or any dependent or beneficiary thereof, or (B) to continued employment with Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation), (ii) shall be treated as an amendment or other modification of any Plan or Parent Benefit Plan, or (iii) shall limit the right of Parent or its Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend, terminate or otherwise modify any Plan or Parent Benefit Plan.
(f)   For annual bonuses in respect of the calendar year 2018, each participant in a Plan that is an annual cash incentive plan (each, a “Company Incentive Plan”) shall be eligible to receive a cash bonus (the “Pre-Closing Bonus”) in respect of such year in an amount equal to the cash bonus amount payable under the applicable Company Incentive Plan based on the actual level of achievement of the applicable performance criteria for such fiscal year, with (i) such bonus prorated based on the number of completed days in the performance year through the Closing Date and (ii) such level of achievement (1) prorated based on the number of completed months in the performance year through and including the end of the calendar month immediately preceding the month in which the Effective Time occurs, (2) determined by the Compensation Committee of the Company Board in the ordinary course of business and consistent with past practice (including, without limitation, adjustments, if applicable, to account for non-recurring items pursuant to the terms of the applicable Company Incentive Plan). Such Pre-Closing Bonus amounts shall be paid, less any required withholding Taxes, on or about the date on which the Company would normally pay annual bonuses (or, if earlier, upon a qualifying termination of employment as set forth below). In the event of an involuntary termination of employment of a Continuing Employee (following the Effective Time and prior to the payment of the bonus amount) under circumstances that entitle such Continuing Employee to receive severance under the Company’s Employee Severance Plan (as in effect on the date hereof), such Continuing Employee shall receive his or her Pre-Closing Bonus (but no other bonus payment for the portion of the year of termination following the Closing Date unless otherwise determined by Parent in its sole discretion), which shall be paid, less any required withholding Taxes, as soon as reasonably practicable following the date of such Continuing Employee’s termination of employment.
(g)   By March 15, 2018, the Company shall provide Parent with the most recent annual bonus received and the current annual bonus opportunity with respect to the employees (other than the Key Employees) listed on the Employee Census. Five (5) Business Days prior to the Closing Date, the Company shall provide Parent with updated versions of each of the Equity Award Schedule and the Employee Census.
Section 6.10   Merger Sub.    Parent shall cause Merger Sub to comply with and perform all of its obligations under or relating to this Agreement, including to consummate the Merger on the terms and conditions set forth herein.
Section 6.11   Financing.
(a) Parent acknowledges and agrees that the Company, the Subsidiaries, and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that Parent may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to Section 6.11(g) and that Parent shall indemnify and hold harmless the Company, the Subsidiaries, and their respective Representatives from and against any and all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements suffered or incurred by any of them in connection with the Financing and any information utilized in connection therewith, except with respect to any information prepared or provided by the Company, its Subsidiaries or any of their respective Representatives or to the extent such claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Company, any of its Subsidiaries or their respective Representatives.
(b)   Parent shall use, and shall cause its Affiliates to use, their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on terms and conditions, taken as a whole (including any “flex” provisions), no less favorable in the aggregate to Parent (as determined by Parent in its sole reasonable discretion) than the terms and conditions described in the Debt Commitment Letter, including executing and delivering all such documents and instruments as may be reasonably required thereunder and using (and causing its Affiliates to use) their respective reasonable best efforts to:
(i)   comply with and maintain in effect the Financing and the Debt Commitment Letter, negotiate and enter into definitive financing agreements with respect to the Financing on the terms and conditions contained in the Debt Commitment Letter (the “Financing Agreements”) (and comply with and maintain in effect the Financing Agreements) so that the Financing Agreements are in effect as promptly as practicable but in any event no later than the Closing;
(ii)   satisfy, or cause their respective Representatives to satisfy, as promptly as practicable and on a timely basis all conditions to the Financing contemplated by the Debt Commitment Letter and Financing Agreements (including by paying any commitment fees or other fees or deposits required by the Debt Commitment Letter or the Financing Agreements);
(iii)   accept (and comply with) to the fullest extent all “flex” provisions contemplated by the Debt Commitment Letter and the Financing Agreements;
(iv)   enforce their rights (including through litigation) under the Debt Commitment Letter and Financing Agreements in the event of a material breach (or threatened material breach) by the Financing Sources under the Debt Commitment Letter or the Financing Agreements, including seeking specific performance of the parties thereunder; and

(v)   cause the Financing Sources and any other Persons providing Financing to fund the Financing no later than the Closing;
it being understood that Parent and Merger Sub may seek to obtain financing in a private placement of securities pursuant to available exemptions from the registration requirements of the Securities Act or in a public offering of securities pursuant to the Securities Act in lieu of all or a portion of the Financing (and references to the Financing in this Section 6.11 shall be deemed to include such private placement or public offering, as applicable).
(c)   Parent shall not agree to or permit any amendment, supplement, modification or replacement of, or grant any waiver of, any condition, remedy or other provision under any Debt Commitment Letter or Financing Agreement without the prior written consent of the Company if such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to (i) reduce the aggregate amount of the Financing from that contemplated by the Debt Commitment Letter delivered as of the date hereof, (ii) impose additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, in each case in a manner that would adversely impact in any material respect the ability of Parent to obtain the Financing, (iii) make it less likely that the Financing would be funded (including by making the conditions to obtaining the Financing less likely to occur) or otherwise prevent or delay or impair the ability or likelihood of Parent to timely consummate the transactions contemplated by this Agreement, or (iv) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter or the Financing Agreements. Parent shall not agree to the withdrawal, termination, repudiation or rescission of the Debt Commitment Letter or Financing Agreement without the prior written consent of the Company, and shall not release or consent to the termination of the obligations of the Lenders under the Debt Commitment Letter. Upon any amendment, supplement, modification or replacement of, or waiver of, the Debt Commitment Letter or Financing Agreement in accordance with this Section 6.11(c), Parent shall deliver a copy thereof to the Company and references herein to “Debt Commitment Letter” and “Financing Agreements” shall include and mean such documents as amended, supplemented, modified, replaced or waived in compliance with this Section 6.11(c), and references to “Financing” shall include and mean the financing contemplated by the Debt Commitment Letter or Financing Agreements as amended, supplemented, modified, replaced or waived in compliance with this Section 6.11(c), as applicable.
(d)   Notwithstanding Section 6.11(c) above, in the event that all or any portion of the Financing becomes or could become unavailable on the terms and conditions (including any “flex” provisions) or from the sources contemplated in the Debt Commitment Letter or the Financing Agreements for any reason or any of the Debt Commitment Letter or the Financing Agreements shall be withdrawn, terminated, repudiated or rescinded for any reason (but without limiting the obligations of Parent in the penultimate sentence of Section 6.11(c) and in Section 6.11(b)(iv)), (i) Parent shall promptly so notify the Company and (ii) Parent shall use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event (and in any event no later than the Closing), and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement (or replace any unavailable portion of the Financing), and to obtain a new financing commitment letter (including any associated engagement letter and related Fee Letter) with respect to such Alternative Financing (collectively, the “New Debt Commitment Letter”), true and complete copies of which shall be promptly provided to the Company (with only the fee amounts redacted in any related Fee Letter); provided, that Parent shall not be required to obtain Alternative Financing on terms and conditions that are materially less favorable, taken as a whole, to Parent than those in the Debt Commitment Letter that such Alternative Financing and New Debt Commitment Letter would replace. Notwithstanding the foregoing, no Alternative Financing or New Debt Commitment Letter may expand upon the conditions precedent or contingencies to the funding of the Financing at the Closing as set forth in the Debt Commitment Letter in effect on the date hereof or otherwise include terms (including any “flex” provisions) that would reasonably be expected to make the likelihood that the Alternative Financing would be funded less likely without the Company’s prior written consent. In the event any Alternative Financing is obtained and a New Debt Commitment Letter is entered into in accordance with this Section 6.11(d), Parent shall deliver a copy thereof to the Company and references herein to (A) “Debt Commitment Letter” shall be deemed to include and mean the Debt Commitment Letter to the extent not superseded by a New Debt

Commitment Letter, as the case may be, at the time in question and any New Debt Commitment Letter to the extent then in effect, and (B) “Financing” shall include and mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to the preceding clause (A).
(e)   Any material breach of the Debt Commitment Letter or the Financing Agreements by Parent shall be deemed a breach by Parent of this Section 6.11. Parent shall (i) furnish the Company drafts (when available) and thereafter true and complete and executed copies of the Financing Agreements promptly upon their execution, (ii) give the Company prompt written notice of any default, breach or threatened default or breach (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach) by any party to any of the Debt Commitment Letter or the Financing Agreements of which Parent or any of its Affiliates or their respective Representatives becomes aware or any withdrawal, termination, repudiation or rescission or threatened withdrawal, termination, repudiation or rescission thereof, and (iii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Financing (or any Alternative Financing), including by promptly informing the Company of any material dispute or disagreement between or among parties to any of the Debt Commitment Letter or Financing Agreements with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing; provided, that in no event shall Parent be under any obligation to disclose any information pursuant to clauses (i) or (ii) that would waive the protection of attorney-client or similar privilege if Parent shall have used reasonable best efforts to disclose such information in a way that would not waive such privilege.
(f)   Parent acknowledges and agrees that neither the obtaining of the Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Financing or any Alternative Financing, is a condition to the Closing, and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any Alternative Financing, or the completion of any such issuance, subject to the applicable conditions set forth in Article VII.
(g)   Prior to Closing, the Company shall use its reasonable best efforts to cooperate with Parent, as reasonably requested by Parent and at Parent’s sole expense, in its efforts to consummate the financing of the transactions contemplated by this Agreement, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any Subsidiary of the Company. Such reasonable best efforts shall include, to the extent reasonably requested by Parent, (i) using reasonable best efforts to, upon reasonable advance notice, provide direct contact between prospective lenders, investors and other Financing Sources and the senior officers of the Company and its Subsidiaries, during normal business hours and limited to a reasonable number of times, (ii) providing assistance in preparation of appropriate and customary information memoranda, preliminary and final offering memoranda or prospectuses, registration statements and other similar materials customarily required in connection with obtaining such financing, (iii) using reasonable best efforts to, upon reasonable advance notice, cause the Company’s senior management to cooperate with the marketing efforts of Parent and the Financing Sources for such financing, including participation in a reasonable number of management presentation sessions, due diligence sessions, drafting sessions, “road shows” and sessions with rating agencies at reasonable times, (iv) providing assistance in obtaining any consents of third parties necessary in connection with such financing or to extinguish existing Indebtedness of the Company and its Subsidiaries; provided that the Company shall not be required to deliver any notice of redemption with respect to the Company Notes prior to Closing unless the holders thereof have agreed to delivery of a conditional notice, (v) in obtaining customary payoff letters and lien terminations to the extent necessary to allow the extinguishing of existing Indebtedness of the Company and its Subsidiaries and the release of any Liens securing such Indebtedness, in each case to take effect at the Effective Time, (vi) cooperating with respect to matters relating to the provision of guarantees and pledges of collateral to take effect following the Effective Time in connection with such financing, (vii) assisting Parent in obtaining organizational documents and customary officer’s certificates to be delivered in connection with such financing (which certificates shall only be required to become effective at and following the Closing), (viii) using reasonable best efforts to assist Parent in securing the cooperation of the independent accountants of the Company and its Subsidiaries, including with respect to the delivery of customary accountants’ comfort letters and upon reasonable advance notice, participation in customary due diligence sessions, and (ix) providing customary financial statements of the Company necessary for the satisfaction of the conditions set forth in

Paragraph 6 of Exhibit D of the Debt Commitment Letter, and furnishing, as promptly as reasonably practicable after the date hereof, such other customary financial and other information of the Company as Parent shall reasonably request in order to consummate such Financing, including all historical financial statements and financial data of the Company of the type required in registration statements on Form S-3 by Regulation S-X and Regulation S-K promulgated by the SEC, including customary financial data, financial statements and, to the extent applicable with respect to such financial statements, the report of the Company’s auditors thereon and related management discussion and analysis of financial condition and results of operations that would be necessary in order to receive customary “comfort” from the Company’s auditors (such financial statements, the “Required Information”); provided, that in no event shall the Required Information be deemed to include or shall the Company otherwise be required to provide (A) pro forma statements or pro forma adjustments, any post-Closing or pro forma cost savings, capitalization and other post-Closing or pro forma adjustments (and the assumptions relating thereto) desired by Parent to be reflected in such pro forma and summary financial data or any other information concerning the assumptions underlying the post-Closing or pro forma adjustments to be made in such pro forma and summary financial data, which assumptions shall be the responsibility of Parent, (B) any description of Parent or all or any component of the Financing or (C) risk factors relating to all or any component of the Financing. The Company and its Subsidiaries shall use their reasonable best efforts to periodically update any Required Information provided to Parent as may be customary and reasonably necessary if any such information would be unusable under customary practices for such purposes. Notwithstanding anything in this Agreement to the contrary, except as set forth in Section 6.12(b), (A) neither the Company nor any Subsidiary of the Company shall be required to pay any commitment or other similar fee or, subject to Section 6.11(a), incur or assume any other actual or potential liability or obligation in connection with the Financing (or any Alternative Financing) prior to the Closing, (B) no director, manager, officer or employee of the Company or any Subsidiary of the Company shall be required to take any action pursuant to this Section 6.11(g) to the extent any such action would reasonably be expected to result in personal liability to such director, manager, officer or employee, (C) none of the Company, any of the Subsidiaries of the Company or any of their respective directors or officers shall be obligated to adopt resolutions or execute consents to approve or authorize the execution of the Financing (or any Alternative Financing), provided that this clause (C) shall not prohibit the adoption or execution of any resolutions or consents effective no earlier than the Closing Date by any persons that shall remain or will become officers or directors of the Company or any of the Subsidiaries of the Company as of the Effective Time, (D) neither the Company nor any Subsidiary of the Company shall be required to provide cooperation to the extent that it would cause any condition to the Closing set forth in Article VII to not be satisfied or cause any representation or warranty in this Agreement to be breached, (E) neither the Company, nor any of the Subsidiaries of the Company or their respective directors, officers or employees shall be obligated to execute, deliver or enter into, or perform any agreement, document or instrument, including any Financing Agreement, with respect to the Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (F) solely with respect to the Company’s obligations in this Section 6.11(g), neither the Company nor any Subsidiary of the Company shall be required to take any action that would reasonably be expected, in the reasonable judgment of the Company, to conflict with, or result in any violation or breach of, any applicable Law, any material contract or obligations of confidentiality (not created in contemplation hereof) binding on the Company or the Subsidiaries of the Company, (G) neither the Company nor any Subsidiary of the Company shall be required to cause its counsel to deliver any legal opinion and (H) neither the Company nor any Subsidiary of the Company shall provide any requested authorization letter to the Financing Sources with respect to the distribution of information provided by the Company, its Affiliates or their respective Representatives in any offering memorandum, banker’s book, lender presentation, prospectus or similar document prepared in connection with the Financing that does not contain customary disclaimers for the Company, its Affiliates and their respective Representatives with respect to responsibility for the use or misuse of the contents thereof.
(h)   In the event any Financing comprised of an issuance of securities is funded in advance of the Closing Date and such proceeds reduce the commitment of the Financing Sources under the Senior Bridge Facility (as defined in the Debt Commitment Letter), Parent, or its applicable Subsidiary, shall use reasonable best efforts to keep and maintain at all times prior to the Closing Date the proceeds of such Financing in a segregated account with such funds immediately available at all times for the purpose of making the payments required pursuant to this Agreement; provided that if the terms of such Financing require the proceeds of such Financing to be held in escrow (or similar arrangement) pending the consummation of the transactions contemplated under this Agreement, then such proceeds may be held in escrow, solely to the extent the conditions to the release of such funds are no more onerous than the conditions to funding the commitments under the Debt Commitment Letter.
Section 6.12   Certain Indebtedness.
(a)   Simultaneously with the Closing, Parent may elect to repay, or cause to be repaid, any outstanding Indebtedness of the Company and its Subsidiaries under the Company Credit Agreement, together with any accrued interest and cash collateral thereon and all fees and other obligations of the Company in connection with the Company Credit Agreement (including any prepayment premiums, penalties, breakage costs, termination payments and similar obligations) by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by the Company.
(b)   The Company shall perform all of its obligations under the 2010 Notes and 2017 Notes (collectively, the “Company Notes”) issued by the Company pursuant to the Note Purchase Agreement (in the case of the 2010 Notes) and the Master Note Purchase Agreement (in the case of the 2017 Notes) (the Note Purchase Agreement and the Master Note Purchase Agreement hereinafter collectively referred to as the “Company Notes Agreements”), including with respect to the consequences thereto of consummating the transactions contemplated by this Agreement, including the Merger (including any and all notice delivery requirements related to the Merger). In addition, and without limiting the foregoing, the Company shall:
(i)   on or prior to February 2, 2018, provide notice of a “Control Event” (as such term is defined in the Company Notes Agreements) to all holders and beneficial owners of the Company Notes (collectively, “Noteholders”);
(ii)   as promptly as practicable following the direction of Parent, and at Parent’s sole expense, seek the consent of, and thereafter use reasonable best efforts to obtain and consummate as promptly as practicable, the Noteholders and purchasers of the Tranche C Notes (as such term is defined in the Master Note Purchase Agreement) to the extent required to amend the Company Notes Agreements to (A) add defeasance and discharge provisions that would be customary for debt capital markets financing transactions and that will ensure the satisfaction and discharge of all obligations of the Company and its Subsidiaries under the Company Notes Agreements and Company Notes upon delivery of a Redemption Notice (as defined below) to such Noteholders on the Closing Date and the concurrent deposit with an escrow agent or other third party satisfactory to Parent and the Required Holders (the “Company Notes Escrow Agent”) of the Company Notes Redemption Amount (as defined below), (B) remove the Company’s obligation to issue the Tranche C Notes pursuant to the Master Note Purchase Agreement should the Closing Date occur on or before the date such Tranche C Notes are to be issued, (C) make any other amendments that, in the reasonable judgment of Parent, are necessary to effect the transactions contemplated by this Section 6.12(b) (collectively, the “Notes Agreement Amendments”) and (D) neither the Company nor any Subsidiary of the Company shall be required to cause its counsel to deliver any legal opinion. Any fee (a “Consent Fee”) to be paid to any Noteholders as consideration for the Notes Agreement Amendments shall be determined by Parent in its sole discretion and shall be payable by Parent. The Notes Agreement Amendments and the payment of any Consent Fee shall be conditioned upon the Closing and shall not become effective or occur until the Closing Date;
(iii)   on the Closing Date, send an irrevocable notice of redemption (the “Redemption Notice”) in accordance with the terms of the Company Notes Agreements to all Noteholders to redeem in full the entire principal amount of all outstanding Company Notes at the respective redemption prices calculated in accordance with the Company Notes Agreements (the “Company Notes Redemption Amount”). The Redemption Notice shall set a redemption date (the “Redemption Date”) that is fifteen (15) days from the Closing Date or, if such day is not a Business Day (or similar term under the Company Notes Agreements), the next succeeding Business Day. Upon delivery by the Company of the Redemption Notice to the Noteholders, Parent shall deposit the Company Notes Redemption Amount with the Company Notes Escrow Agent;

(iv)   take all action and prepare or cause to be prepared all documentation to effect the foregoing and to otherwise comply with the terms of the Company Notes Agreements, including, to the extent not waived by the Noteholders, providing other notices and offers that may be required as a result of a Change in Control (as such term is defined in the Company Notes Agreements); and
(v)   take all other action with respect to the Company Notes reasonably requested by Parent.
(c) If requested by Parent, at or immediately prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent copies of payoff letters (subject to delivery of funds as arranged by Parent), in commercially reasonable form, with respect to any indebtedness of the Company or any of its Subsidiaries, and shall use its reasonable best efforts to make arrangements for the release of all Liens and other security over the Company’s and its Subsidiaries’ properties and assets securing such obligations on or immediately prior to the Effective Time (subject to delivery of funds as arranged by Parent).
Section 6.13   Public Fund Consents; Other Client Consents.
(a)   The Company shall use its reasonable best efforts to obtain, or to cause to be obtained, (i) the necessary approval of each Public Fund Board and (ii) the approval of the shareholders of each such Public Fund, in each case in accordance with the provisions of Section 15 of the Investment Company Act applicable thereto and any applicable SEC exemptive orders, of a new Advisory Agreement relating to such Public Fund, with such agreement becoming effective immediately following the Closing and containing material terms that are, taken as a whole, substantially similar to (and fee terms that are no less favorable to the Company or the Company Subsidiaries than) the terms of the applicable existing Advisory Agreement with such Public Fund. In the event that the approval of the shareholders of a Public Fund (if such shareholder approval is required under the Investment Company Act and applicable SEC exemptive orders) of the applicable new Advisory Agreement described in the foregoing sentence is not obtained prior to the Closing, the Company may request the Public Fund Board of each such Public Fund to approve, in conformity with Rule 15a-4 under the Investment Company Act, an interim Advisory Agreement relating to such Public Fund, with such agreement becoming effective immediately following the Closing and containing material terms that are, taken as a whole, substantially similar to (and fee terms that are no less favorable to the Company or the Company Subsidiaries than) the terms of the applicable existing Advisory Agreement with such Public Fund (except for changes thereto to the extent necessary to comply with Rule 15a-4 under the Investment Company Act). Notwithstanding anything to the contrary contained herein, a failure to obtain the approvals contemplated by this Section 6.13(a) for any Public Fund prior to the Closing, in and of itself, shall not give rise to any failure of the conditions set forth in Section 7.03(b) to be satisfied.
(b)   With respect to each Client that is not a Public Fund, if any, the Company shall use its reasonable best efforts to obtain the Consent (including negative Consent to the extent permitted by applicable Law and the respective Advisory Agreement) of such Client, solely if and to the extent required by applicable Law or the respective Advisory Agreement, to the continuation of such Advisory Agreement following the Closing on terms that are substantially similar to (and fee terms that are no less favorable to the Company or the Company Subsidiaries than) in effect on the date hereof.
Section 6.14   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 6.15   Stock Exchange De-listing; Exchange Act Deregistration.    Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the NYSE to enable the de-listing by the Surviving Corporation of the Company Stock from the NYSE and the deregistration of the Company Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 6.16   Takeover Statutes.   If any “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the respective members of their boards of directors shall, to the extent permitted by applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.
Article VII
Conditions Precedent
Section 7.01   Conditions to Each Party’s Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a)   Stockholder Approval.    The Company Stockholder Approval shall have been obtained.
(b)   Antitrust Approvals.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any required filings, consents, approvals, authorizations, clearances or other actions under the Antitrust Laws applicable to the Merger in the jurisdictions set forth in Section 7.01(b) of the Company Disclosure Letter shall have been made, obtained or taken, and any applicable waiting periods thereunder shall have expired or been terminated.
(c)   European Regulatory Approvals.    Each of the FCA Approval, the CBI Approval and the CSSF Approval shall have been obtained and be in full force and effect.
(d)   FINRA Approval.    FINRA shall have approved each application filed by a Broker-Dealer pursuant to Section 6.03(e).
(e)   No Legal Restraints.    No applicable Law and no Judgment, preliminary, temporary or permanent, or other legal restraint or prohibition and no action, proceeding, binding order or determination by any Governmental Entity (collectively, the “Legal Restraints”) shall be in effect or pending that prevents or seeks to prevent, enjoins, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated by this Agreement.
Section 7.02   Conditions to Obligations of the Company.    The obligations of the Company to consummate the Merger are further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub contained herein (except for the representations and warranties contained in Section 3.01, Section 3.02 and Section 3.05) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Section 3.01, Section 3.02 and Section 3.05 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
(b)   Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c)   Parent Certificate.    Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 7.02(a) and 7.02(b) have been satisfied.

Section 7.03   Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.    (i) The representations and warranties of the Company contained herein (except for the representations and warranties contained in Section 4.01 (with respect to the Company only and excluding the third sentence of Section 4.01, Section 4.03, Section 4.04, Section 4.05(c), the first sentence of Section 4.07(a), Section 4.16, Section 4.17 and Section 4.19) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 4.01 (with respect to the Company only and excluding the third sentence of Section 4.01), Section 4.04, Section 4.16, Section 4.17 and Section 4.19 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) the representations and warranties of the Company contained in Section 4.03, Section 4.05(c) and the first sentence of Section 4.07(a) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date (other than any de minimis inaccuracies).
(b)   Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c)   Company Certificates.    The Company shall have delivered to Parent (i) a certificate dated as of the Closing Date and signed by an executive officer of the Company certifying to the effect that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Article VIII
Termination, Amendment and Waiver
Section 8.01   Termination.    This Agreement may be terminated at any time prior to the Effective Time (except with respect to Section 8.01(d) and Section 8.01(f), whether before or after receipt of the Company Stockholder Approval):
(a)   by mutual written consent of the Company and Parent;
(b)   by either the Company or Parent:
(i)   if the Merger is not consummated on or before the End Date. The “End Date” shall mean July 11, 2018; provided, that if the Closing shall not have occurred by the End Date but on that date any of the conditions set forth in Section 7.01(b), Section 7.01(c) or Section 7.01(d) shall not be satisfied but all other conditions shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time), then either Parent or the Company may elect by delivery of written notice to the other party on July 11, 2018 at or prior to 11:59 p.m. Eastern time on such date to extend the End Date to November 11, 2018, in which case such extended date shall be the “End Date” for all purposes under this Agreement; provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to a party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger prior to the End Date or (2) the failure of the Closing to occur by the End Date;
(ii)   if the condition set forth in Section 7.01(e) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall have complied with its obligations pursuant to Section 6.03; or

(iii)   if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholders Meeting or any adjournment or postponement thereof at which the vote was taken.
(c)   by the Company, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement contained herein, or if any representation or warranty of Parent or Merger Sub has become untrue, in each case, such that the conditions set forth in Section 7.02(a) or Section 7.02(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) unless any such breach or failure to be true has not been cured within 30 days after written notice by the Company to Parent informing Parent of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of this Agreement in any material respect;
(d)   by the Company prior to receipt of the Company Stockholder Approval, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance with Section 5.04(d); provided that the Company pays the Company Termination Fee prior to or simultaneously with such termination (it being understood that the Company may enter into such definitive written agreement simultaneously with such termination of this Agreement);
(e)   by Parent, if the Company has breached any representation, warranty, covenant or agreement contained herein, or if any representation or warranty of the Company has become untrue, in each case, such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as the case may be, could not be satisfied as of the Closing Date; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) unless any such breach or failure to be true has not been cured within 30 days after written notice by Parent to the Company informing the Company of such breach or failure to be true, except that no cure period shall be required for a breach which by its nature cannot be cured prior to the End Date; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) if Parent is then in breach of this Agreement in any material respect; or
(f)   by Parent prior to the Company Stockholders Meeting, in the event that an Adverse Recommendation Change shall have occurred.
Section 8.02   Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the final sentence of Section 6.02, this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination; provided, however, that, except as provided in the penultimate sentence of Section 8.03(b), if  (x) such termination resulted, directly or indirectly, from an intentional breach or Fraud (y) an intentional breach shall cause the Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all damages (including Derivative Damages), costs, expenses, liabilities or losses of any kind, in each case, incurred or suffered by the other party (collectively, “Damages”) as a result of such breach or Fraud. For purposes of this Agreement, “intentional breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement; it being acknowledged and agreed, without limitation, that any failure by any party to consummate the Merger and the other transactions contemplated by this Agreement after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time), shall constitute an intentional breach of this Agreement. Parent and Merger Sub acknowledge and agree that, without in any way limiting the Company’s rights under Section 9.10, recoverable damages of the Company under this Agreement shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the stockholders of the Company (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Company’s stockholders under this Agreement and the time value of money, which in each case shall be deemed in such event to be damages of the Company and shall be recoverable by the Company on behalf of its stockholders (“Derivative Damages”).

Section 8.03   Fees and Expenses.
(a)   Generally.    Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.
(b)   Company Termination Fee.    The Company shall pay to Parent a fee of  $165,000,000 (the “Company Termination Fee”) if:
(i)   the Company terminates this Agreement pursuant to Section 8.01(d) or Parent terminates this Agreement pursuant to Section 8.01(f); or
(ii)   (A) after the date of this Agreement, an Alternative Proposal shall have been made by a third party to the Company or publicly announced or shall have been made directly to the Company’s stockholders generally by a third party; (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i) or 8.01(b)(iii); and (C) within nine months of such termination, (x) the Company enters into a definitive Contract to consummate an Alternative Proposal, (y) the Company recommends an Alternative Proposal or (z) an Alternative Proposal is consummated, in each of clauses (x), (y) and (z) whether or not with the Person that announced the Alternative Proposal described in clause (A) above; provided, however, that for purposes of this Section 8.03(b)(ii), the references to 20% in the definition of  “Alternative Proposal” shall be deemed to be references to 50%.
Any Company Termination Fee due under this Section 8.03(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 8.01(d)) and (y) in the case of clause (ii) above, on the date of the earliest of the events set forth in clauses (x), (y) or (z). The Company acknowledges and agrees that the agreements contained in this Section 8.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Notwithstanding any other provision of this Agreement, the parties agree that the payment of the Company Termination Fee, as liquidated damages and not as a penalty, shall be the sole and exclusive remedy available to Parent, Merger Sub and their respective Affiliates with respect to this Agreement and the transactions contemplated by this Agreement in the event any such payment becomes due and payable, and, upon payment of the Company Termination Fee, the Company (and the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to Parent, Merger Sub and their respective Affiliates under this Agreement except that, to the extent any termination of this Agreement resulted from, directly or indirectly, fraud or an intentional breach of this Agreement by the Company, Parent shall be entitled to the payment of the Company Termination Fee (to the extent owed pursuant to this Section 8.03(b)) and to any Damages, to the extent proven, resulting from or arising out of such fraud or intentional breach (as reduced by any Company Termination Fee previously paid by the Company). In no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion. None of the Financing Sources will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, the Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder. The provisions of this Section 8.03(b) shall inure to the benefit of, and be enforceable by, each Financing Source, its Affiliates and their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 8.03(b).
(c)   Other Costs and Expenses.   If the Company fails promptly to pay any amount due to Parent pursuant to this Section 8.03, it shall also pay any costs and expenses incurred by Parent or Merger Sub in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.
Section 8.04   Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the Company’s stockholders without the further approval of such stockholders, and (ii) except as provided above, no amendment of this Agreement shall be submitted to be approved by the Company’s stockholders unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of either Parent, the Company or any of their Affiliates.
Section 8.05   Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained herein; or (d) waive the satisfaction of any of the conditions contained herein. No extension or waiver by the Company shall require the approval of the Company’s stockholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary contained herein, no amendment (including pursuant to Section 8.04), modification, waiver or termination of Section 9.07(c), Section 9.08, Section 9.09(iii), Section 9.11(b), Section 9.12, Section 9.13 and this sentence of Section 8.05 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) that is adverse to the interests of any Financing Source will be effective against a Lender or a Financing Source without the prior written consent of such adversely affected Financing Source.
Article IX
General Provisions
Section 9.01   Nonsurvival of Representations and Warranties.    None of the representations and warranties herein or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
Section 9.02   Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (provided, however, that notice given by facsimile or email shall not be effective unless either (i) a duplicate copy of such facsimile or email notice is promptly given by one of the other methods described in this Section 9.02 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by facsimile or email or any other method described in this Section 9.02); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices under this Agreement shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:
DST Systems, Inc. 333 West 11th Street, 5th Floor Kansas City, Missouri 64105 Facsimile: (816) 435-8630 Email: rdyoung@dstsystems.com Attention: Randall D. Young with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Email: eileen.nugent@skadden.com
maxim.mayercesiano@skadden.com
Attn: Eileen T. Nugent
Maxim O. Mayer-Cesiano
(b)	if to Parent or Merger Sub, to:
SS&C Technologies Holdings, Inc. 80 Lamberton Road Windsor, CT 06095 Facsimile: (860) 298-4962 Email: pigoe@sscinc.com Attn: General Counsel with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Facsimile: (212) 701-5800 Email: leonard.kreynin@davispolk.com Attn: Leonard Kreynin
Section 9.03   Definitions.    For purposes of this Agreement:
“1993 Law” shall mean the Luxembourg law of April 5, 1993 on the financial sector (as amended).
“2010 Notes” shall mean any outstanding senior notes issued pursuant to the Note Purchase Agreement.
“2017 Notes” shall mean any outstanding senior notes issued pursuant to the Master Note Purchase Agreement.
“Additional Controller” shall mean any other Person required to give notice to the FCA in accordance with section 178(1) of the FSMA (as supplemented by article 4 of the Controllers Exemption Order), to the CBI in accordance with section 39(1) of the Investment Intermediaries Act 1995 and the requirements of the CBI, or to the CSSF in accordance with the 1993 Law and the requirements of the CSSF, as applicable, before effecting the Merger.
“Advisory Agreement” shall mean any Contract under which the Company or any Company Subsidiary acts as general partner of, investment adviser or sub-adviser to, or manages any investment or trading account of, any Person.
An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Antitrust Laws” means the HSR Act and any other applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Broker-Dealer” means each Company Subsidiary that is registered or required to be registered as a broker or dealer with the SEC pursuant to the Exchange Act.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.
“CBI” means the Central Bank of Ireland.
“CBI Approval” means each required approval from the CBI, pursuant to section 39(5) of the Investment Intermediaries Act 1995 and the requirements of the CBI, of Parent and the Specified Additional Controller acquiring control of any CBI authorized firm as a result of the Merger, to the extent required by applicable Law, with such approvals being correct and in full force and effect, or, that the time period referred to in section 40 of the Investment Intermediaries Act 1995, during which the CBI has not refused to approve Parent and the Specified Additional Controller acquiring such control, has elapsed.
“Client” shall mean, as of any specified date, any Person (including any Public Fund) that is a party to an Advisory Agreement pursuant to which the Company or a Company Subsidiary provides investment management or investment advisory services, including any sub-advisory services, to such Person.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” shall mean any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative representing current or former employees of the Company or any of its Subsidiaries.
“Company Credit Agreement” shall mean that certain Credit Agreement dated as of October 1, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of June 5, 2015 and by that certain Second Amendment to Credit Agreement dated as of November 14, 2017) among the Company, the lenders identified therein and Bank of America, N.A., as administrative agent.
“Company Licensed IP” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to either the Company or any of the Company Subsidiaries.
“Company Material Adverse Effect” means any circumstance, effect or change that, individually or in the aggregate, (i) materially adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any circumstance, effect or change arising from or related to the following shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (except, in the case of clauses (a), (b), (c), (d), (e), or (f) below, to the extent disproportionately affecting the Company and its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (a) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world, declared or undeclared acts of war, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date of this Agreement; (c) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates; (d) changes required by GAAP or other accounting standards (or interpretations thereof); (e) changes in any Laws or other binding directives issued by any Governmental Entity (or interpretations thereof), including, to the extent relevant to the business of the Company and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment and not specifically relating to the Company or its Subsidiaries; (f) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate and not specifically relating to the Company or its Subsidiaries; (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement or any decline in the market price or trading volume of the Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (h) the negotiation, execution or delivery of this Agreement, the performance by any party hereto of its obligations under this Agreement or the public announcement (including as to the identity of the parties hereto) of the Merger or any of the other transactions contemplated by this Agreement including the impact thereof on relationships, contractual or otherwise (including the cessation of any such relationship) with customers, suppliers, landlords, tenants, lenders, investors, joint venture partners, partners or employees of the Company and its Subsidiaries (it being understood that this clause (h) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby); (i) changes in the Company’s credit rating (provided, however, that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (j) the occurrence of natural disasters, force majeure events or weather conditions adverse to the business being carried on by the Company and its Subsidiaries; (k) stockholder litigation arising from or relating to this Agreement or the Merger; (l) any action taken that is required by the terms of this Agreement, or with the prior written consent or at the written direction of Parent; (m) any damage or destruction of any Owned Real Property that is substantially paid for by insurance; (n) any cyber-attacks, data breaches, ransomware attacks or similar events affecting the Company, excluding any such breaches, attacks or events to the extent attributable to the negligence of the Company or any of its Subsidiaries or to the failure of the Company or any of its Subsidiaries to follow the best practices of the industries in which the Company and its Subsidiaries operate; or (p) the failure to obtain any approval contemplated by Section 6.13(a); or (ii) is or would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement by the Company.
“Company Owned IP” means any Intellectual Property Right that is owned or purported to be owned by the Company or any of the Company Subsidiaries.
“Company Related Parties” means the Company, its Affiliates and its and its Affiliates’ respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives.
“Company Stock Award” means any Company Options, Company RSUs and Company Performance Stock Units granted pursuant to the Company Stock Plans.
“Company Stock Plans” means, collectively, the 2015 Equity and Incentive Plan, the 2005 Equity Incentive Plan and the 2005 Non-Employees Directors’ Award Plan.
“Company Subsidiary” means any Subsidiary of the Company.
“Compliant” means, with respect to the Required Information, (i) that such Required Information does not contain any untrue statement of a material fact or omit to state any material fact, in each case with respect to the Company and its Subsidiaries, necessary in order to make the statements contained in such Required Information, in light of the circumstances under which they were made, not misleading, (ii) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for offerings of debt or equity securities on a registration statement on Form S-3, (iii) PricewaterhouseCoopers LLP shall not have withdrawn its audit opinion with respect to any audited financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to the forgoing financial statements for the applicable periods by PricewaterhouseCoopers LLP or another independent public accounting firm reasonably acceptable to Parent, and (iv)(A) the financial statements and other financial information included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters with respect to financial information contained in the Required Information (including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the Required Information) on any date during the Marketing Period, and (B) PricewaterhouseCoopers LLP have delivered drafts of customary comfort letters, including customary negative assurance comfort with respect to periods following the end of the latest fiscal year end or fiscal quarter for which historical financial statements are included in the Required Information, and such auditors have confirmed they are prepared to issue any such comfort letter upon each of any pricing date occurring during the Marketing Period and any corresponding closing date occurring during the Marketing Period.
“CSSF” shall mean the Luxembourg’s Commission de Surveillance du Secteur Financier.
“CSSF Approval” means each required approval or confirmation of non-objection from the CSSF, pursuant to Article 18 of the 1993 Law, of Parent and the Specified Additional Controller acquiring control of any CSSF authorized professional of the financial sector as a result of the Merger, to the extent required by applicable Law, with such approvals being correct and in full force and effect, or, in the absence of such approval or confirmation of non-objection from the CSSF, the CSSF being deemed as having approved Parent and the Specified Additional Controller to acquire such control.
“Delaware Secretary” means the Secretary of State of the State of Delaware.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” with respect to an entity shall mean any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Equity Award Exchange Ratio” means the quotient obtained by dividing (a) the Merger Consideration by (b) the average, rounded to the nearest one ten thousandth, of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the ten full trading days ending on (and including) the trading day preceding the Closing Date, rounded to the nearest one ten thousandth.
“FCA” shall mean the United Kingdom’s Financial Conduct Authority.
“FCA Approval” shall mean each required approval from the FCA, pursuant to Section 189(4)(a) and, if relevant, section 189(7) of the FSMA, of Parent, its Subsidiaries and the Specified Additional Controller, to the extent required by applicable Law, with such approvals being correct and in full force and effect, or, in the absence of such notice from the FCA, the FCA being deemed in accordance with section 189(6) of the FSMA as having approved Parent and the Specified Additional Controller to acquire such control.
“Fee Letter” means any fee letter entered into in connection with the Debt Commitment Letter.
“Financing Source” shall mean the Persons, including the agents, arrangers, lenders and other entities (other than the Company or any Company Subsidiary) that have committed to provide or arrange or have otherwise entered into agreements (including the Debt Commitment Letter or the Financing Agreements), in each case, in connection with the Financing or any Alternative Financing in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto, together with their respective Affiliates, and their and their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns; it being understood that Parent and Merger Sub shall not be Financing Sources for any purposes hereunder.
“FINRA” shall mean the Financial Industry Regulatory Authority.
“Fraud” means, with respect to any party hereto, actual fraud with the intent to deceive committed by such party with respect to making a representation and warranty in this Agreement.
“FSMA” shall mean the United Kingdom’s Financial Services and Markets Act (2000).

“Group” shall have the meaning ascribed to such term in Section 13(d) under the Exchange Act.
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person; or (iv) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.
“Intellectual Property Rights” shall mean any and all intellectual property rights and similar proprietary rights in any jurisdiction, whether registered or unregistered, including all: (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other indicators of origin and domain names, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iii) issued patents and pending patent applications, patent disclosures, and any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, (iv) copyrights, copyright registrations and applications for copyright registration, works of authorship, moral rights and all rights therein provided by international treaties or conventions law, (v) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common Law), and rights in confidential business information, know-how and databases and data collections, (vi) rights in computer Software (whether in source code, object code, or other form), algorithms, databases, compilations and data, and (vii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or, misappropriation, dilution or other violations of any of the foregoing.
“International Plan” shall mean any Plan that is not a US Plan.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
“IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology assets (including laptops and mobile devices) owned by, or licensed or leased to, the Company or any of the Company Subsidiaries.
“Key Employee” shall mean an employee of the Company or any of its Subsidiaries whose annual base salary is $275,000 or more (or the equivalent thereof in the local currency in which such employee is paid).
The “Knowledge” of any Person that is not an individual means, with respect to any matter in question, in the case of the Knowledge of the Company, the actual knowledge of the executive officers of the Company set forth in Section 9.03(i) of the Company Disclosure Letter, and, in the case of Parent and Merger Sub, the actual knowledge of the executive officers of Parent set forth in Section 9.03(i) of the Parent Disclosure Letter.
“Liens” means all pledges, liens, easements, rights-of-way, encroachments, restrictions, charges, mortgages, encumbrances, security interests and adverse claims of any kind.
“Marketing Period” means, with respect to the Financing, the first period of twelve (12) consecutive Business Days throughout which (a) Parent shall have all of the Required Information and during which period such information shall remain Compliant (for the avoidance of doubt, it being understood that if at any time during the Marketing Period the Required Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall not be deemed to have occurred), and (b) the conditions set forth in Section 7.01(a), Section 7.01(b), Section 7.01(c) and Section 7.01(d) have been satisfied; provided, however, if the Company shall in good faith reasonably believe it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case Parent shall be deemed to have such Required Information unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information, and within two (2) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered); provided, further, that July 5, 2018 and July 6, 2018 shall not be included in determining such twelve (12) consecutive Business Day period; provided, further, that the Marketing Period shall either end on or prior to August 17, 2018 or, if the Marketing Period has not ended on or prior to August 17, 2018, then the Marketing Period shall commence no earlier than September 4, 2018; provided, further, that the Marketing Period shall end on any earlier date that is the date on which the proceeds of the Financing are obtained (it being understood and acknowledged by Parent that, for purposes hereof, proceeds of the Financing shall be considered obtained whether or not such proceeds are held in escrow or pursuant to a similar arrangement where release of such proceeds is contingent upon the Closing Date occurring). Notwithstanding the foregoing, the Marketing Period shall not be deemed to have commenced if on or prior to the completion of such twelve (12) consecutive Business Day period, the Company shall have announced any intention to restate any financial statements or financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new consecutive twelve (12) consecutive Business Day period. With respect to any Required Information, the filing with the SEC of any public report of the Company by the Company shall be deemed to satisfy such requirement and (ii) no information shall be required to be delivered by the Company that is not required to be included in a public report filed by the Company with the SEC.
“Master Note Purchase Agreement” shall mean that certain Master Note Purchase Agreement, dated as of November 14, 2017, by and among the Company and the purchasers named therein.
“Merger Sub Board” means the Board of Directors of Merger Sub.
“NASD” means the National Association of Securities Dealers.
“Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated August 9, 2010, by and among the Company and the Purchasers named therein, as amended by that certain First Amendment to Note Purchase Agreement dated as of November 14, 2017 and by that certain Second Amendment to Note Purchase Agreement dated as of November 14, 2017.
“NSCC” means the National Securities Clearing Corporation.
“NYSE” means the New York Stock Exchange.
“Open Source Software” means any and all Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Eclipse Public License; (vii) the BSD License; and/or (viii) the Apache License.
“Parent Board” means the Board of Directors of Parent.
“Parent Common Stock” means the common stock, $0.01 par value, of Parent.
“Parent Material Adverse Effect” means any circumstance, effect or change that, individually or in the aggregate, is or would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement by Parent or Merger Sub.
“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, cashiers’, workers’, carriers’, workmen’s, legal hypothecs’, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business consistent with past practice, in each case for amounts not more than thirty (30) days overdue; (ii) Liens for Taxes that are not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves under GAAP have been established on the Company Balance Sheet; (iii) zoning, building and other similar applicable Laws and municipal bylaws and easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances or minor defects or imperfections of title (excluding any such encumbrances with respect to Intellectual Property), in each case that would not reasonably be expected to, individually or in the aggregate, materially impair the use and operation of the properties to which they relate in the business of the Company and its Subsidiaries as presently conducted or the value of such properties; (iv) licenses or other grants of rights in Intellectual Property Rights to the extent such grants of rights are ancillary to the Company’s receipt of services or in conjunction with a sale of products or services to customers in the ordinary course of business consistent with past practice, or are otherwise granted in the ordinary course of business consistent with past practice; (v) statutory or other Liens of landlords for amounts not due and payable; (vi) cash deposits made in the ordinary course of business to secure (A) payments of worker’s compensation, unemployment insurance or other types of social security benefits or (B) the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, arising in each case in the ordinary course of business consistent with past practice; (vii) Liens resulting from securities Laws; (viii) the rights of first offer or refusal, rights to purchase, and similar rights and options described in Section 9.03(ii) of the Company Disclosure Letter with respect to Company property; (ix) Liens that are disclosed on existing title reports or policies made available by or on behalf of the Company to Parent prior to the date of this Agreement; (x) Liens approved in writing by Parent or Merger Sub; and (xi) Liens that do not materially detract from the value of such property based upon its current use or interfere in any material respect with the current use or operation by the Company or any Company Subsidiary of such property.
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
“Plan” shall mean each (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) other benefit and compensation plan, contract, policy, program, practice, arrangement or agreement, including, but not limited to, pension, profit-sharing, savings, termination, executive compensation, phantom stock, change-in-control, retention, transaction bonus, salary continuation, vacation, sick leave, disability, death benefit, insurance (including any self-insurance arrangement), hospitalization, medical, dental, vision, prescription, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary, or both), employee loan, educational assistance, relocation, expatriate, fringe benefit, deferred compensation, retirement or post-retirement, severance, equity or equity-based, incentive and bonus plan, contract, policy, program, practice, arrangement or agreement, and (iii) other employment, consulting or other individual agreement, plan, practice, policy, contract, program, and arrangement, in each case, (x) which is sponsored or maintained by the Company or any of its Subsidiaries for the benefit of any current or former employees, directors, officers or individual independent contractors of the Company or any Company Subsidiary or (y) with respect to which the Company or any Company Subsidiary has any direct or indirect liability; provided, that in no event shall a Plan include any multiemployer plan within the meaning of Section 3(37) of ERISA or any arrangement operated by a Governmental Entity to which the Company or any Subsidiary is required to contribute under applicable Law.
“Public Fund” shall mean an investment company (or series thereof) registered under the Investment Company Act for which the Company or any Company Subsidiary provides investment advisory or sub-advisory services pursuant to an Advisory Agreement.
“Public Fund Boards” shall mean the boards of directors or trustees of the Public Funds.
“Regulatory Laws” means the HSR Act, the FSMA, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Specified Additional Controller” shall mean the Person set forth on Section 9.03(ii) of the Parent Disclosure Letter.
“Software” means any and all (i) computer programs, applications, systems and software, including any and all software implementations of algorithms, models and methodologies and any and all source code, object code, development and design tools, applets, compilers and assemblers, (ii) databases and compilations, including any and all libraries and collections of data whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) technology supporting, and the contents and audiovisual displays of, any internet site(s).
“SOX” means the Sarbanes-Oxley Act of 2002, as amended.
A “Subsidiary” of any Person means another Person, of which an amount of the voting securities or other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person. In the case of the Company, “Subsidiary” and “Affiliate” shall in all cases exclude the joint ventures set forth on Section 9.03(iii) of the Company Disclosure Letter and any Client.
“Tax” shall mean any federal, state, local or non-U.S. income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, unclaimed property, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum or estimated tax or other tax, duty, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), including any interest, penalty or addition thereto.
“Tax Return” shall mean any report, declaration, return, information return, claim for refund, or statement relating to Taxes, including any schedule, appendix, supplement or attachment thereto, and including any amendments thereof.
“Transfer Agent” shall mean each Company Subsidiary registered or required to be registered as a transfer agent with the SEC pursuant to the Exchange Act.
“US Plan” shall mean any Plan that covers any current or former employees, directors, officers or individual contractors of the Company or any Company Subsidiary located primarily in the United States.
“WARN” shall mean the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.
Section 9.04   Interpretation.    When a reference is made herein to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term herein. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained herein are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, except with respect to any agreement in the Company Disclosure Letter (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Unless otherwise specified, the words “made available to Parent” or “delivered to Parent” or words of similar import refer to documents posted to the virtual data room hosted by Intralinks under the title “Project Diamond”.
Section 9.05   Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 9.06   Counterparts.    This Agreement may be executed in multiple counterparts, including by facsimile or by email with .pdf attachments, all of which shall be deemed an original and considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 9.07   Entire Agreement; No Third-Party Beneficiaries.    This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter and the Confidentiality Agreement and, in each case, any exhibit, schedule or annex thereto, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except (a) for the provisions of Section 6.05 (which are intended to be for the benefit of the Company Indemnified Parties referred to therein, and may be enforced by any such Company Indemnified Parties), (b) for the right of the Company, on behalf of the holders of the shares of Common Stock to pursue Derivative Damages in accordance with the terms of this Agreement in the event of Parent’s, or Merger Sub’s breach of this Agreement, which right is hereby acknowledged and agreed by Parent and Merger Sub (provided that this clause is not intended, and under no circumstances shall be deemed, to create any right of the holders of the shares of Common Stock or the holders of awards under the Company Stock Plans to bring an action against Parent or Merger Sub pursuant to this Agreement or otherwise) or (c) that the Financing Sources shall be express third-party beneficiaries of the provisions of the final sentence of Section 8.05, Section 9.08, Section 9.09(iii), Section 9.11(b), Section 9.12, Section 9.13 and this Section 9.07(c), each of which shall expressly inure to the benefit of, and shall be enforceable and relied upon by, the Financing Sources).
Section 9.08   GOVERNING LAW.    THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE. NOTWITHSTANDING THE FOREGOING, EACH COMPANY RELATED PARTY AND EACH OF THE OTHER PARTIES HERETO AGREES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THE DEBT COMMITMENT LETTER, ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) AGAINST ANY OF THE FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT, THE FINANCING OR THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY, SHALL BE EXCLUSIVELY GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 9.09   Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that the rights, interests and obligations of Parent or Merger Sub may be assigned (i) to any of its Affiliates, (ii) after the Effective Time, to any Person and (iii) to the Financing Sources as collateral security, but no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement or enlarge or alter such obligations. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.
Section 9.10   Specific Enforcement.    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a party to cause the other parties to consummate the Merger and the other transactions contemplated by this Agreement. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In the event any party hereto brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the End Date shall automatically be extended by (i) the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus 20 Business Days, or (ii) such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding.
Section 9.11   Jurisdiction; Venue.
(a)   In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, however, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(b)   Notwithstanding anything to the contrary contained in this Agreement, each Company Related Party and each of the other parties hereto: (i) agrees that it will not bring or support any Person in any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in the Borough of Manhattan, New York County, State of New York, (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment of in any other manner provided by Law.
Section 9.12   WAIVER OF JURY TRIAL.    EACH COMPANY RELATED PARTY AND EACH OTHER PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER, THE FINANCING OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.
Section 9.13   No Recourse.    All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such parties as set forth herein with respect to such parties and no other Persons, including any Financing Source, shall have any liability for any obligations or liabilities based upon, arising out of, or related to this Agreement and the transactions contemplated thereby. No Person who is not a named party to this Agreement, including the Financing Sources, shall have any liability (whether in contract or in tort, in law or in equity) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation, execution or performance; and each Company Related Party and each other party hereto waives and releases all such liabilities, claims and obligations against the Financing Sources. Notwithstanding anything to the contrary herein, no Company Related Party shall have any rights or claims against any Financing Source in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any rights or claims against any Company Related Party (other than Parent and Merger Sub) in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary herein, no Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature. Notwithstanding anything to the contrary herein, nothing in this Section 9.13 will limit the rights of the parties to the Financing under the Debt Commitment Letter, the Financing Agreements and the transactions related thereto in accordance with the terms thereof.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.
DST SYSTEMS, INC.
By:	/s/ Stephen C. Hooley
	Name:	Stephen C. Hooley
	Title:	Chief Executive Officer, President and Chairman of the Board
SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ Patrick Pedonti
	Name:	Patrick Pedonti
	Title:	Senior Vice President and Chief Financial Officer
DIAMOND MERGER SUB, INC.
By:	/s/ Patrick Pedonti
	Name:	Patrick Pedonti
	Title:	Treasurer

INDEX OF DEFINED TERMS
1993 Law	Section 9.03
2010 Notes	Section 9.03
2017 Notes	Section 9.03
Acceptable Confidentiality Agreement	Section 5.04(f)(iii)
Additional Controller	Section 9.03
Adjusted PSU	Section 6.04(f)
Adjusted RSU	Section 6.04(d)
Adjusted Stock Option	Section 6.04(b)
Adverse Recommendation Change	Section 5.04(d)
Advisory Agreement	Section 9.03
Affiliate	Section 9.03
Agreement	Preamble
Alternative Financing	Section 6.11(d)
Alternative Proposal	Section 5.04(f)(i)
Anti-Corruption Laws	Section 4.18(a)
Antitrust Law	Section 9.03
Book-Entry Shares	Section 2.01(c)
Broker-Dealer	Section 9.03
Business Day	Section 9.03
Capital Stock	Section 4.03(a)
CBI	Section 9.03
CBI Approval	Section 9.03
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Clearance Date	Section 6.01(d)
Client	Section 9.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.03
Collective Bargaining Agreement	Section 9.03
Common Stock	Section 2.01
Company	Preamble
Company Balance Sheet	Section 4.06(b)
Company Board	Section 4.03(b)
Company Cash Award	Section 6.04(g)
Company Credit Agreement	Section 9.03
Company Disclosure Letter	Article IV
Company Financial Advisor	Section 4.17
Company Incentive Plan	Section 6.09(f)
Company Indemnified Parties	Section 6.05(a)
Company Insurance Policies	Section 4.20
Company Licensed IP	Section 9.03

Company Material Adverse Effect	Section 9.03
Company Notes	Section 6.12(b)
Company Notes Agreements	Section 6.12(b)
Company Notes Escrow Agent	Section 6.12(b)(ii)
Company Notes Redemption Amount	Section 6.12(b)(iii)
Company Options	Section 4.03(a)
Company Owned IP	Section 9.03
Company Parties	Section 6.06
Company Performance Stock Units	Section 4.03(a)
Company Recommendation	Section 6.01(d)
Company Registered IP	Section 4.15(a)
Company Related Parties	Section 9.03
Company RSUs	Section 4.03(a)
Company Savings Plan	Section 6.09(d)
Company SEC Documents	Section 4.06(a)
Company Securities	Section 4.03(b)
Company Stock Award	Section 9.03
Company Stock Plans	Section 9.03
Company Stockholder Approval	Section 4.04
Company Stockholders Meeting	Section 4.04
Company Subsidiary	Section 9.03
Company Termination Fee	Section 8.03(b)
Company Voting Debt	Section 4.03(b)
Compliant	Section 9.03
Confidentiality Agreement	Section 6.02
Consent	Section 3.03(b)
Consent Fee	Section 6.12(b)(ii)
Consents	Section 3.03(b)
Continuing Employee	Section 6.09(a)
Contract	Section 3.03(a)
CSSF	Section 9.03
CSSF Approval	Section 9.03
Damages	Section 8.02
Debt Commitment Letter	Section 3.08(b)
Delaware Secretary	Section 9.03
Derivative Damages	Section 8.02
DGCL	Section 1.01
Dissenter’s Rights	Section 2.03
Dissenting Shares	Section 2.01(c)
DOJ	Section 6.03(c)
Effective Time	Section 1.03
Employee Census	Section 4.09(b)
End Date	Section 8.01(b)(i)
Environmental Law	Section 4.12(a)

Equity Award Exchange Ratio	Section 9.03
Equity Award Schedule	Section 4.03(a)
ERISA	Section 9.03
ERISA Affiliate	Section 9.03
Exchange Act	Section 9.03
Excluded Contract	Section 4.13(b)
FCA	Section 9.03
FCA Approval	Section 9.03
Fee Letter	Section 9.03
Filed Company Contract	Section 4.13(a)
Filed Company SEC Documents	Article IV
Financing	Section 3.08(b)
Financing Agreements	Section 6.11(b)
Financing Source	Section 9.03
FINRA	Section 9.03
Fraud	Section 9.03
FSMA	Section 9.03
FTC	Section 6.03(c)
GAAP	Section 4.06(a)
Governmental Approvals	Section 6.03(a)
Governmental Entity	Section 3.03(b)
Group	Section 9.03
Hazardous Substance	Section 4.12(a)
HSR Act	Section 3.03(b)
Indebtedness	Section 9.03
Indemnity Period	6.05(a)
Intellectual Property Rights	Section 9.03
International Plan	Section 9.03
Intervening	Section 5.04(d)
Investment Company Act	Section 9.03
IRS	Section 2.02(h)
IT Assets	Section 9.03
Joint Venture Securities	Section 4.02(d)
Joint Ventures	Section 4.02(d)
Judgment	Section 3.03(a)
Key Employee	Section 9.03
Knowledge	Section 9.03
Law	Section 3.03(a)
Legal Restraints	Section 7.01(e)
Lenders	Section 3.08(b)
Letter of Transmittal	Section 2.02(b)
Liens	Section 9.03
Marketing Period	Section 9.03
Master Note Purchase Agreement	Section 9.03

Material Contract	Section 4.13(b)
Maximum Amount	Section 6.05(b)
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Merger Notification Filing	Section 6.03(b)
Merger Sub	Preamble
Merger Sub Board	Section 9.03
Merger Sub Common Stock	Section 2.01
NASD	Section 9.03
New Debt Commitment Letter	Section 6.11(d)
Note Purchase Agreement	Section 9.03
Noteholders	Section 6.12(b)(i)
Notes Agreement Amendments	Section 6.12(b)(ii)
Notice Period	Section 5.04(d)(i)
NSCC	Section 9.03
NYSE	Section 9.03
Open Source Software	Section 9.03
Owned Real Property	Section 4.14(a)
Parent	Preamble
Parent Benefit Plans	Section 6.09(b)
Parent Board	Section 9.03
Parent Common Stock	Section 9.03
Parent Disclosure Letter	Article III
Parent Material Adverse Effect	Section 9.03
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Permit	Section 3.03(b)
Permits	Section 3.03(b)
Permitted Liens	Section 9.03
Person	Section 9.03
Plan	Section 9.03
Pre-Closing Bonus	Section 6.09(f)
Preferred Stock	Section 4.03(a)
Proxy Statement	Section 6.01(a)
Public Fund	Section 9.03
Public Fund Boards	Section 9.03
Real Property Leases	Section 4.14(b)
Redemption Date	Section 6.12(b)(iii)
Redemption Notice	Section 6.12(b)(iii)
Regulatory Laws	Section 9.03
Representatives	Section 5.04(a)
Required Information	Section 6.11(g)
SDN List	Section 4.18(b)
SEC	Section 9.03

Securities Act	Section 9.03
Software	Section 9.03
Solvent	Section 3.09
SOX	Section 9.03
Specified Additional Controller	Section 9.03
Subsidiary	Section 9.03
Superior Proposal	Section 5.04(f)(ii)
Surviving Corporation	Recitals
Tax	Section 9.03
Tax Return	Section 9.03
Transfer Agent	Section 9.03
Underwater Option	Section 6.04(a)
Unvested Option	Section 6.04(b)
Unvested PSU	Section 6.04(f), 6.04(e)
Unvested RSU	Section 6.04(d)
US Plan	Section 9.03
Vested Cash Award	Section 6.04(g)
Vested Option	Section 6.04(a)
Vested PSU	6.04(e)
Vested RSU	Section 6.04(c)
WARN	Section 9.03

Annex B
January 10, 2018
The Board of Directors
DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105
Members of the Board of Directors:
We understand that DST Systems, Inc. (“DST”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among DST, SS&C Technologies Holdings, Inc. (“SS&C”) and Diamond Merger Sub, Inc., an indirect wholly owned subsidiary of SS&C (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into DST (the “Merger”) and each issued and outstanding share of the common stock, par value $0.01 per share, of DST (“DST Common Stock”) will be converted into the right to receive $84.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of DST Common Stock, of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to DST;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of DST furnished to or discussed with us by the management of DST, including certain financial forecasts relating to DST prepared by the management of DST (such forecasts, “DST Forecasts”);

(3)
reviewed certain analyses relating to the value of certain non-core assets of DST, including holdings of certain liquid and illiquid securities as well as non-operating and joint venture real estate assets, furnished to or discussed with us by the management of DST (such analyses, the “Non-Core Asset Valuations”);

(4)
discussed the past and current business, operations, financial condition and prospects of DST with members of senior management of DST;

(5)
reviewed the trading history for DST Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(6)
compared certain financial and stock market information of DST with similar information of other companies we deemed relevant;

(7)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(8)
considered the results of our efforts on behalf of DST to solicit, at the direction of DST, indications of interest from third parties with respect to a possible acquisition of DST;

(9)
reviewed a draft, dated January 9, 2018, of the Agreement (the “Draft Agreement”); and

(10)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

The Board of Directors
DST Systems, Inc.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of DST that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the DST Forecasts, we have been advised by DST, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DST as to the future financial performance of DST, including the expected impact thereon of the TCJA (as defined below). We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DST (other than the Non-Core Asset Valuations, which we have relied upon without independent verification), nor have we made any physical inspection of the properties or assets of DST. We have not evaluated the solvency or fair value of DST or SS&C under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of DST, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on DST. We have also assumed, at your direction, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no opinion or view as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of DST Common Stock, and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to DST or in which DST might engage or as to the underlying business decision of DST to proceed with or effect the Merger. We also are not expressing any opinion or view with respect to, and we have relied, at the direction of DST, upon the assessments of representatives of DST regarding, legal, regulatory, accounting, tax and similar matters relating to DST or the Merger, as to which matters we understand that DST obtained such advice as it deemed necessary from qualified professionals. In particular, we note that numerous details with respect to the implementation of the Tax Cuts and Jobs Act (“TCJA”) remain to be developed through the promulgation of related regulations and interpretations and possible technical corrections legislation. The precise effects of the TCJA on DST and the Merger cannot be ascertained with certainty, and we express no opinion or view with respect to such effects. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to DST in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, DST has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

The Board of Directors
DST Systems, Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DST, SS&C and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DST and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as financial advisor to DST on the sale of a business in 2016, (ii) having acted or acting as administrative agent, lead arranger and bookrunner for, and as a lender (including swing line lender and letter of credit lender) under, DST’s revolving credit facility, (iii) having provided or providing various foreign exchange, corporate derivatives and fixed income trading services and products to DST, and (iv) having provided or providing various treasury and trade management services and products to DST.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to SS&C and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as co-manager for, and as a lender under, SS&C’s credit facility and (ii) having provided or providing various treasury and trade management services and products to SS&C.
It is understood that this letter is for the benefit and use of the Board of Directors of DST (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of DST Common Stock is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith
Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

ANNEX C
APPRAISAL RIGHTS OF STOCKHOLDERS
DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.